Exhibit 10.28

LEASE

BETWEEN

ONE FREEDOM SQUARE, L.L.C.

(as Landlord)

AND

FIREEYE, INC.

(as Tenant)

One Freedom Square
11951 Freedom Drive
Reston, Virginia

i

RIDER NO. 1	Renewal
RIDER NO. 2	Right of First Offer
RIDER NO. 3	Expansion Option
RIDER NO. 4	Contraction or Termination Option
EXHIBIT A	Diagram of Premises
EXHIBIT B	Work Agreement
Schedule I Close-Out Requirements
Schedule II Rules for Contractors
Schedule III Form of Proposal Package
EXHIBIT C	Rules and Regulations
EXHIBIT D	Form of Declaration
EXHIBIT E	Janitorial Specifications
EXHIBIT F	Form of Acceptable Letter of Credit
EXHIBIT G	Current List of Additional Insureds
EXHIBIT H	Acceptable Forms of Certificates of Insurance
EXHIBIT I	Certain Building Specifications
EXHIBIT J	Top of Building Sign Location
EXHIBIT J-1	Alternate Façade Location

ii

LEASE

THIS LEASE (“Lease”) is made as of December 4, 2020 (the “Effective Date”) by and between ONE FREEDOM SQUARE, L.L.C., a Delaware limited liability company (“Landlord”) and FIREEYE, INC., a Delaware corporation (“Tenant”).

RECITALS

A.    Landlord developed a two-building complex in the Reston Town Center. The first building (“One Freedom Square” or the “Building”) is a building consisting of eighteen (18) stories above grade and one (1) story below grade located at 11951 Freedom Drive, Reston, Virginia, containing approximately 427,526 total square feet of office and retail space, and other related improvements. The second building (“Two Freedom Square”) is a sixteen (16) story building containing office and retail space. Two (2) structured parking facilities located adjacent to the Building serve the Building (such parking facilities and land on which they are located are collectively, the “Parking Garages”). The land on which the buildings are constructed (the “Land”), Two Freedom Square, One Freedom Square, the Parking Garages and all other improvements located on the Land are referred to herein interchangeably as “Freedom Square” or the “Complex”.

    B.    Tenant desires to lease space in the Building from Landlord, and Landlord is willing to lease space in the Building to Tenant, upon the terms, conditions, covenants and agreements set forth herein.

    C.    Landlord’s affiliate (the “Two Freedom Owner”), as landlord, and Tenant, as tenant, are parties to that certain Deed of Lease dated as of April 2, 2018 for certain premises (the “Two Freedom Premises”) located in Two Freedom Square (the “Two Freedom Lease”). Concurrently herewith, the Two Freedom Owner and Tenant are entering into an agreement (the “Two Freedom Early Termination Amendment”) to accelerate the scheduled expiration date of the Lease Term under the Two Freedom Lease to the date that is the day immediately preceding the Lease Commencement Date (as defined below) under this Lease, without payment by Tenant or Landlord of any termination fee or other compensation for such accelerated expiration.

NOW, THEREFORE, the parties hereto, intending legally to be bound, hereby covenant and agree as set forth below:

ARTICLE I
THE PREMISES

1.1    Landlord hereby demises and leases to Tenant and Tenant hereby leases from Landlord, for the term and upon the terms, conditions, covenants and agreements herein provided, 46,646 square feet of rentable area, located on and comprised of the entire rentable area of the fifth (5th) floor (23,323 rentable square feet) and sixth (6th) floor (23,323 rentable square feet) of the Building (“Premises”), such amount of rentable area having been conclusively determined and agreed-upon by the parties, it being expressly understood and agreed that Tenant shall have no right of remeasurement with respect to the Premises and/or Building (or any portion thereof). The location and configuration of the Premises are outlined on Exhibit A attached hereto and made a part hereof.

1.2    The lease of the Premises includes the right, together with other tenants of the Building and members of the public, to use the common and public areas within the Building,

but includes no other rights not specifically set forth herein. The lease of the Premises also is subject to any covenants, conditions and restrictions of record.

1.3    Landlord represents and warrants that the rentable square footage set forth in Section 1.1 has been calculated in accordance with the American National Standards Institute, Inc./Building Owners and Managers Association standard method of measuring floor area, ANSI/BOMA Z65.1-2010 (“BOMA”). Notwithstanding anything in this Lease to the contrary, both parties acknowledge and agree that the rentable square footage of the fitness facility referenced in Section 14.7 below has been included in calculating the “core area factor” for the Building.

1.4    Tenant shall have the right, upon written notice thereof received by Landlord not later than November 1, 2020 (the “Hold Space Election Deadline”), to increase the initial Premises set forth in Section 1.1 above by leasing all or a mutually agreed portion of: (a) 14,335 rentable square located on and comprising a portion of the rentable area of the fourth (4th) floor, (b) 16,374 rentable square feet located on and comprising a portion of the rentable area of the seventh (7th) floor, (c) 27,158 rentable square feet located on and comprising the entire rentable area of the second (2nd) floor, and (d) 6,711 rentable square feet located on the plaza level of the Building (as timely elected by Tenant, the “Hold Space”; and each of clauses (a), (b), (c) and (d) being referred to as a “component-part” of the Hold Space), and the exact location and configuration of any portion of a component-part of the Hold Space to be leased by Tenant hereunder shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, provided that the remaining space on any floor on which the Hold Space is located is commercially marketable on customary terms, including a reasonable amount of window-line and reasonable configuration. If Tenant, at its option, elects to exercise its right hereunder to lease Hold Space in accordance with the foregoing, such written notice shall constitute Tenant’s binding and irrevocable election with respect thereto (subject to Landlord’s approval of the location and configuration thereof). In the event that Tenant leases any such Hold Space hereunder, such lease shall be on all of the same terms and conditions as are set forth in this Lease with respect to the initial Premises. Promptly after Tenant’s written election, the parties shall execute an amendment to this Lease (reasonably acceptable to Landlord and Tenant) so modifying the Premises and confirming that any numbers or calculations based upon the rentable area included in the Premises shall be modified to correspond to such modified rentable area leased by Tenant hereunder. If Tenant does not timely notify Landlord that Tenant desires to lease Hold Space hereunder, then Tenant’s rights with respect thereto under this Section 1.4 automatically shall be void and without force or effect.

ARTICLE II
TERM

2.1    All of the provisions of this Lease shall be in full force and effect from and after the Effective Date. The term of this Lease (“Lease Term”) shall be for 129 full calendar months, commencing on the Lease Commencement Date, as determined pursuant to Section 2.2 hereof, and continuing for a period of 129 full calendar months thereafter, unless such Lease Term shall be terminated earlier in accordance with the provisions hereof or shall be extended in accordance with the provisions of Rider No. 1 to this Lease. Notwithstanding the foregoing, if the Lease Commencement Date shall occur on a day other than the first day of a month, the Lease Term shall commence on such date and continue for the balance of such month and for a period of 129 full calendar months thereafter. The term “Lease Term” shall include any and all renewals and extensions of the term of this Lease.

2.2    (a)    “Lease Commencement Date” shall mean the earlier of (i) the later of (A) the date Landlord substantially completes the Leasehold Work (as defined in Exhibit B attached hereto) in accordance with the provisions of Exhibit B and delivers vacant possession of the Premises to Tenant, or the date Landlord is deemed to have substantially completed the Leasehold Work in accordance with the provisions of Exhibit B, whichever is applicable, and (B) the date the Base Building Delivery Condition (as defined in Exhibit B) is satisfied, or (ii) the date Tenant commences beneficial use of the Premises. Tenant shall be deemed to have commenced beneficial use of the Premises when Tenant begins to conduct normal business operations in the Premises.

    (b)    Landlord presently anticipates that, provided Tenant timely complies with all of its obligations having bearing on the occurrence of the Lease Commencement Date in all material respects, including but not limited to those set forth in Exhibit B, the Lease Commencement Date will occur by June 1, 2021. In the event that substantial completion of the Leasehold Work or satisfaction of the Base Building Delivery Condition is delayed, regardless of the reasons or causes of such delay, this Lease shall not be rendered void or voidable as a result of such delay, and the Lease Term shall commence on the Lease Commencement Date as determined pursuant to Section 2.2(a) above. Furthermore, except as expressly provided in this Lease, Landlord shall not have any liability whatsoever to Tenant on account of any such delay.

2.3    Promptly after the Lease Commencement Date has occurred, Landlord and Tenant shall execute a written declaration setting forth the Lease Commencement Date, the date upon which the initial term of this Lease will expire, and the other information set forth therein. The form of such declaration is attached hereto as Exhibit D, and is made a part hereof. Any failure of the parties to execute such declaration shall not affect the validity of the Lease Commencement Date as determined in accordance with this Article.

2.4    For purposes of this Lease, the term “Lease Year” shall mean a period of twelve (12) consecutive calendar months, commencing on the Lease Commencement Date and each successive twelve (12) month period thereafter, except that if the Lease Commencement Date shall occur on a date other than the first day of a month, then the first Lease Year shall also include the period from the Lease Commencement Date to the first day of the following month.

2.5    Within thirty (30) days after the Effective Date of this Lease, Landlord shall pay to Tenant an amount equal to Five Hundred Twenty-Three Thousand Nine Hundred Forty-Four and 40/100 Dollars ($523,944.40) (the “Overlook Sublease Payment”), to be applied by Tenant against the rent payable by Tenant pursuant to Tenant’s sub-sublease with Bechtel for approximately 12,234 rentable square feet located on the fourth (4th) floor of the office building located at 12011 Sunset Hills Road in Reston, Virginia (the “Overlook Sublease”). Tenant hereby (a) represents and warrants to Landlord that the term of the Overlook Sublease is scheduled to expire on December 31, 2021, that Tenant has removed all furniture, furnishings, equipment and other personal property from the space demised under the Overlook Sublease and that no party is occupying the space demised under the Overlook Sublease by, through or under Tenant, and (b) covenants that Tenant shall not amend the Overlook Sublease or enter into any other agreement or knowingly take any action or fail to take any action with respect to the Overlook Sublease that could increase Landlord’s liability under this Section 2.5 from that existing as of the Effective Date hereof in any material respect (collectively, “Tenant’s Overlook Commitments”). Landlord shall indemnify and hold harmless Tenant from and against all direct costs incurred by Tenant under the Overlook Sublease during the period commencing on the Effective Date of this Lease and ending on the date on which the term of the Overlook Sublease expires or is earlier terminated, except if and to the extent (i) constituting any rent payable by Tenant under the Overlook Sublease that is part of the Overlook Sublease Payment paid to Tenant, (ii) caused by Tenant’s breach of Tenant’s Overlook Commitments, (iii) arising out of Tenant’s breach of the Overlook Sublease, or (iv) caused by the negligence or willful misconduct of Tenant, its employees or agents in connection with the Overlook Sublease;

provided, however, that in no event shall the aforesaid indemnity render Landlord responsible or liable for any indirect or consequential damages.

ARTICLE III
BASE RENT

3.1    (a)    During the Lease Term, Tenant shall pay to Landlord as annual base rent (used interchangeably as “Base Rent” or “base rent”) for the Premises, without set off, deduction or demand, except as expressly provided for in this Lease, an amount equal to the product of Forty-Eight and 00/100 Dollars ($48.00), multiplied by the total number of square feet of rentable area in the Premises as set forth in Section 1.1, which amount shall be increased as provided in Section 3.2 below. The annual base rent payable hereunder during each Lease Year shall be divided into equal monthly installments and such monthly installments shall be due and payable in advance on the first day of each month during such Lease Year. In addition, if the Lease Term begins on a date other than on the first day of a month, rent from such date until the first day of the following month shall be prorated on a per diem basis at the base rate payable during the first month, and such prorated rent shall be payable in advance on the Lease Commencement Date.

    (b)    (i)    Notwithstanding anything to the contrary contained in this Article III, Landlord hereby agrees to grant Tenant an abatement of one hundred percent (100%) of the annual base rent payable hereunder for the first nine (9) full calendar months of the Lease Term (the total amount of such abated base rent, the “Abatement” and the period of such Abatement, the “Abatement Period”); provided, however, if an Event of Default occurs during the Abatement Period, then the foregoing abatement (prorated on a per diem basis) applicable to any days during which such Event of Default continues, uncured, shall be suspended until such Event of Default is cured, whereupon Tenant’s entitlement to the abatement in base rent hereunder including, without limitation the portion applicable to the period of such suspension, shall resume from and thereafter. Thereafter Tenant shall pay the full amount of annual base rent due in accordance with the provisions of this Article III. Notwithstanding anything to the contrary in this Section 3.1(b), the rent escalation, as required by Section 3.2 below, shall be based on the full and unabated amount of rent payable for the first (1st) Lease Year as set forth in Section 3.1(a) above.

        (ii)    Tenant may elect to apply all or any portion of the Abatement provided above against the base rent payable pursuant to the Two Freedom Lease (the “Two Freedom Abatement”) in lieu of the application thereof against the base rent payable under this Lease, by written notice thereof to Landlord (the “Abatement Notice”) not later than thirty (30) days after the Effective Date of this Lease. If Tenant timely provides to Landlord the Abatement Notice then (A) the amount of the Abatement described in Section 3.1(b) above automatically shall be decreased by the equivalent amount of the Two Freedom Abatement elected by Tenant in the Abatement Notice, and (B) Landlord shall cause the Two Freedom Owner to apply such Two Freedom Abatement against the base rent next payable under the Two Freedom Lease following the Effective Date until applied in full; provided, however, if an Event of Default occurs under the Two Freedom Lease during any period in which Tenant otherwise is entitled to the Two Freedom Abatement, then such Two Freedom Abatement (prorated on a per diem basis) applicable to any days during which such Event of Default continues, uncured, shall be suspended until such Event of Default is cured, whereupon, provided that the Two Freedom Lease remains in full force and effect (and in all events prior to the early termination contemplated pursuant to Paragraph 2(a) of the Two Freedom Early Termination Amendment), Tenant’s entitlement to the Two Freedom Abatement that was denied shall resume from and thereafter.

        (iii)    If and to the extent that Tenant does not convert the Abatement provided under this Lease to Two Freedom Abatement pursuant to Section 3.1(b)(ii) above (the “Remaining Abatement”), Tenant shall have the right to elect to apply all or any portion of the Remaining Abatement to increase the amount of the Improvement Allowance provided pursuant to Exhibit B hereto (the amount of such increase, the “Additional Allowance”) to be applied pursuant to the terms and conditions of Exhibit B hereto, by written notice to Landlord of the amount so elected (the “Additional Allowance Notice”) not later than March 31, 2021. If Tenant timely provides to Landlord the Additional Allowance Notice, then (A) the amount of the Remaining Abatement automatically shall be decreased by an amount equal to the amount of the Additional Allowance elected by Tenant in the Additional Allowance Notice, and (B) the Improvement Allowance automatically shall be increased by an amount equal to the amount of the Additional Allowance so elected.

3.2    Commencing on the first (1st) day of the second (2nd) Lease Year and on the first day of each and every Lease Year thereafter during the Lease Term, the annual base rent shall be increased by two and one-half percent (2.5%) of the amount of annual base rent payable for the preceding Lease Year (without regard to any abatement or offset).

3.3    All rent shall be paid to Landlord in legal tender of the United States. Until notice of some other designation is given, all rent and all other charges for which provision is herein made shall be paid by remittance to or for the order of Boston Properties Limited Partnership, as agent of Landlord either (i) via the VersaPay ARC, Boston Properties on-line Tenant Portal for which an invite will be sent to Tenant from the VersaPay ARC platform from the email address {redacted} (please contact Landlord at {redacted} with any inquiries respecting VersaPay), (ii) by ACH transfer to Bank of America in Dallas, Texas, Bank Routing Number {redacted} referencing Account Number {redacted}, Account Name of Boston Properties, LP, Tenant’s name and the Property address, (iii) by mail to {redacted}, or (iv) to such other address as Landlord may designate from time to time by written notice to Tenant. Until notice of a different email address is provided to Landlord, Tenant’s email address for information regarding billings and statements is as follows: {redacted}. If Landlord shall at any time accept rent after it shall become due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute or be construed as a waiver of any of Landlord’s rights hereunder. If any sum payable by Tenant under this Lease is paid by check which is returned due to insufficient funds, stop payment order, or otherwise, then: (a) such event shall be treated as a failure to pay such sum when due; and (b) in addition to all other rights and remedies of Landlord hereunder, Landlord shall be entitled (i) to impose a returned check charge of Fifty Dollars ($50.00) to cover Landlord’s administrative expenses and overhead for processing, and (ii) after the second (2nd) occurrence of a returned check in any twelve (12) month period or after a third (3rd) occurrence over the Lease Term, to require that all future payments be remitted by wire transfer.

3.4    Landlord and Tenant agree that no rental or other payment for the use or occupancy of the Premises is or shall be based in whole or in part on the net income or profits derived by any person or entity from the Building or the Premises. Tenant further agrees that it will not enter into any sublease, license, concession or other agreement for any use or occupancy of the Premises which provides for a rental or other payment for such use or occupancy based in whole or in part on the net income or profits derived by any person or entity from the Premises so leased, used or occupied. Nothing in the foregoing sentence, however, shall be construed as permitting or constituting Landlord’s approval of any sublease, license, concession, or other use or occupancy agreement not otherwise approved by Landlord in accordance with the provisions of Article VII.

ARTICLE IV
ADDITIONAL RENT

4.1    Operating Expenses and Real Estate Taxes.

(a)    Commencing on the first anniversary of the Lease Commencement Date and continuing with each calendar year thereafter during the Lease Term, Tenant shall pay Landlord, as additional rent for the Premises, Tenant’s proportionate share of the amount by which operating expenses actually incurred by Landlord in connection with the management, operation and ownership of the Building including the Parking Garages (as defined in Article XXIV) (“Operating Expenses”) during any calendar year falling entirely or partly within the Lease Term exceed a base amount (“Base Year Operating Expenses”) equal to the actual Operating Expenses incurred by Landlord (subject to the adjustments thereto as are expressly provided for in this Article IV below) in connection with the management, operation and ownership of the Building during the twelve month period (“Base Year”) commencing January 1, 2021, and ending December 31, 2021. For purposes of this Article IV Tenant’s proportionate share of such increases in Operating Expenses shall be that percentage which is equal to a fraction, the numerator of which is the number of square feet of rentable area in the Premises from time to time and the denominator of which is the total number of square feet of rentable area in the Building from time to time, excluding the number of square feet devoted to storage space and parking. It is understood that the number comprising such denominator is subject to change because of changes in the use or configuration of space in the Building or the addition of space to the Building or the deletion of space from the Building or in the amount of space leased by tenants who pay by separate meter for their electrical and/or janitorial, cleaning, or other utilities or services so that Tenant actually pays its fair share of Operating Expenses. Any such change in rentable area shall be determined in accordance with the standard set forth in Section 1.3 of this Lease, and, in any event, that the denominator with respect to Real Estate Taxes (as defined in Section 4.1(c) below) shall be calculated based on the total number of square feet of rentable area in the Building, including portions of the Building occupied by retail tenants but exclusive of the garage and storage areas. Space leased by retail tenants is excluded from the denominator with respect to both (i) rubbish removal, water, electricity and janitorial service exclusively provided to their premises (and expenses for such services to their premises are excluded from Operating Expenses), and (ii) other costs and expenses determined by Landlord to have been incurred in connection with services related to the office portion of the Building (which as of the Effective Date, and subject to adjustment as set forth herein, consists of 427,526 square feet of rentable area). However, space leased by retail tenants is included in the denominator with respect to common area water, electricity and janitorial, and all other categories of expenses included in Operating Expenses that Landlord reasonably determines to have been incurred in connection with both the office portion and the retail portion of the Building. Tenant acknowledges and understands that with respect to certain of the Operating Expenses set forth herein (e.g., insurance) and Real Estate Taxes, Tenant will be paying its proportionate share of increases in Operating Expenses (or Real Estate Taxes) which are attributable to the Building’s proportionate share of such expenses or taxes relative to the Complex, with appropriate adjustments to the extent such increases are not attributable to circumstances or conditions present in the Building or otherwise applicable to the Complex as a whole. The specific obligations of Tenant with respect to such increases shall be governed by the remaining sections of this Article IV. Tenant’s proportionate share shall increase in the event Tenant expands the Premises. Notwithstanding anything contained herein to the contrary, Base Year Operating Expenses shall not include either (i) the cost of any capital expenditures (as set forth in paragraph 4.1(b)(1)(vi) below) incurred during the Base Year, or (ii) increases due to extraordinary circumstances, including but not limited to, a Force Majeure Event (as defined in Section 25.18), boycotts, conservation surcharges, security concerns, embargoes or shortages.

In addition, Base Year Operating Expenses and Operating Expenses for each subsequent calendar year during the Lease Term shall be adjusted in accordance with Section 4.2 below.

(b)    Operating Expenses shall be determined in accordance with generally accepted accounting principles consistently applied from year to year (as such principles are generally applied in the real estate industry), without duplication of any kind, and shall include, without limitation, the costs and expenses described in Subsection (1) below, but shall not include the costs and expenses described in Subsection (2) below. In the event there exists a conflict as to an expense that is specified to be included in Operating Expenses in Subsection (1) below, and is also specified to be excluded from Operating Expenses in Subsection (2) below, the exclusions listed in Subsection (2) below shall prevail and the expenses shall be deemed excluded.

(1)    Included costs and expenses (which shall in all cases be net of any discounts, credits, reimbursements and rebates received by Landlord):

(i)    Gas, water, sewer, electricity and other utility charges (including surcharges) of every type and nature.

(ii)    Insurance premiums paid by Landlord.

(iii)    Personnel costs of the Building, including, but not limited to, salaries, wages, fringe benefits and other direct and indirect costs of engineers, superintendents, watchmen, porters, property accountants and any other personnel related to the management, maintenance, repair and operation of the Building (“Personnel”) (it being expressly understood that to the extent such employees are not assigned exclusively to the Building, then Operating Expenses shall include only the portion of the foregoing costs that Landlord reasonably allocates to the Building).

(iv)    Costs of service and maintenance contracts, including, but not limited to, chillers, boilers, controls, elevators, mail chute, windows, access control service, landscaping, snow and ice removal, management fees (subject to Section 4.1(b)(2)(xxxi)), and air and water quality testing.

(v)    All other maintenance and repair expenses and supplies which are deducted by Landlord in computing its Federal income tax liability.

(vi)    Amortization over the Approved Period (as defined below), with interest at Landlord’s cost of financing, or, if the improvement is not financed, at the prime rate reported by the Bank of America on the date of such expenditure, for capital expenditures made by Landlord (A) to reduce operating expenses if and to the extent the annual reduction in Operating Expenses will be equal to or will exceed the annual amortization and financing costs therefor, or (B) to comply with all present and future laws, ordinances (including zoning ordinances and land use requirements), regulations and orders of Reston Town Center, the County of Fairfax, the Town of Reston, the Commonwealth of Virginia, the United States of America and any other governmental or quasi-governmental agency having jurisdiction over the Premises (collectively, “Legal Requirements”), which Legal Requirements are first applicable to the Building after the Lease Commencement Date; the “Approved Period” shall mean the time period equal to the longest allowable useful life of the improvement permitted under generally accepted accounting principles, except that with respect to an improvement made for the purpose of reducing Operating Expenses, Landlord may reduce such time period to the number of years that it will take to fully amortize the cost of the capital expenditure if the yearly amortization amount (including interest as aforesaid) is equal to the projected annual savings as reasonably estimated by Landlord.

(vii)    Any other costs and expenses reasonably incurred by Landlord in maintaining or operating the Building (including major repairs for maintenance purposes), except as provided in (2) below.

(viii)    Real Estate Taxes (as hereinafter defined).

(ix)    The costs of any additional services not provided to the Building at the Lease Commencement Date but thereafter provided by Landlord in the prudent management of the Building.

(x)    Charges for concierge (if any), access control, janitorial, and cleaning services (including supplies) for operation and maintenance of the Building (including the loading dock serving the Building), the fitness facility (if any) and the roof deck (if any).

(xi)    Personnel costs of the regional property manager and regional engineer, even if such persons work off-site, so long as such persons are not part of the corporate office and only if such person’s time is reasonably allocable to the Building.

(xii)    Costs of maintaining management or engineering offices serving the Building, including, without limitation, the costs of telephone services, office equipment, including upgrades and replacements thereof, and office supplies, but excluding any cost for the initial furnishing of such offices.

(xiii)    Accounting expenses reasonably incurred by Landlord in calculating Operating Expenses and legal fees and expenses reasonably incurred by Landlord in connection with proceedings undertaken to reduce Operating Expenses.

(xiv)    Complex Common Expenses, hereinafter defined.

(xv)    All costs of applying and reporting for the Building or any part thereof to seek or maintain certification under the U.S. EPA’s Energy Star® rating system, the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar system or standard.

(2)    Excluded costs and expenses:

            (i)    Principal or interest on indebtedness, debt amortization or ground rent paid by Landlord in connection with any mortgages, deeds of trust or other financing encumbrances, or ground leases of the Building.

            (ii)    Capital improvements to the Building other than those expressly permitted in subsection (1)(vi) above.

            (iii)    Legal, auditing, consulting and professional fees and other costs paid or incurred in connection with financings, refinancings or sales of any interest in Landlord or of Landlord’s interest in the Building, or in connection with any ground lease (including, without limitation, recording costs, mortgage recording taxes, title insurance premiums and other similar costs, but excluding those legal, auditing, consulting and professional fees and other costs incurred in connection with the normal and routine maintenance and operation of the Building).

            (iv)    Legal fees, space planner’s fees, architect’s fees, leasing and brokerage commissions, advertising and promotional expenditures and any other marketing expenses incurred in connection with the leasing of space in the Building (including new leases, lease amendments, lease terminations and lease renewals).

            (v)    The cost of any items to the extent to which such cost is reimbursed to Landlord by tenants of the Building (other than pursuant to this Section 4.1), other third parties, or is covered by a warranty to the extent of reimbursement for such coverage.

            (vi)    Expenditures for any leasehold improvements which are made in connection with the preparation of any portion of the Building for occupancy by any tenant or which are not made generally to or for the benefit of the Building.

            (vii)    The cost of performing work or furnishing service to or for any tenant other than Tenant, at Landlord’s expense, to the extent such work or service is in excess of any work or service Landlord is obligated to provide to Tenant or generally to other tenants in the Building at Landlord’s expense.

            (viii)    The cost of repairs or replacements incurred by reason of fire or other casualty, or condemnation (other than costs not in excess of the deductible on any insurance maintained by Landlord which provides a recovery for such repair or replacement), to the extent Landlord actually receives proceeds of property and casualty insurance policies or condemnation awards or would have received such proceeds had Landlord maintained the insurance required to be maintained by Landlord pursuant to this Lease.

            (ix)    The cost of acquiring sculptures, paintings or other objects of fine art in the Building.

            (x)    Bad debt loss, rent loss or reserves for bad debt or rent loss.

            (xi)    Unfunded contributions to operating expense reserves by other tenants.

            (xii)    Contributions to charitable or political organizations.

            (xiii)    Damage and repairs necessitated by the negligence or willful misconduct of Landlord Parties.

            (xiv)    Fees, costs and expenses incurred by Landlord in connection with or relating to claims against or disputes with tenants of the Building or the negotiations of leases with tenants or prospective tenants, including without limitation legal fees and disbursements.

            (xv)    Interest, fines or penalties for late payment or violations of Legal Requirements by Landlord, if any, except to the extent incurring such expense caused by a corresponding late payment or violation of a Legal Requirement by Tenant, in which event Tenant shall be responsible for the full amount of such expense.

            (xvi)    The cost of remediation and removal of “Hazardous Materials” (as defined in Section 6.3) in the Building required by “Environmental Law” (as defined in Section 6.3), provided, however, that the provisions of this clause xvi shall not preclude the inclusion of costs with respect to materials (whether existing at the Building as of the Effective Date or subsequently introduced to the Building) which are not as of the Effective

Date (or as of the date of introduction) deemed to be Hazardous Materials under applicable Environmental Laws but which are subsequently deemed to be Hazardous Materials under applicable Environmental Laws (it being understood and agreed that Tenant shall nonetheless be responsible under Article VI for all costs of remediation and removal of Hazardous Materials to the extent caused by Tenant Parties).

            (xvii)    Costs of replacements, alterations or improvements necessary to make the Building comply with Legal Requirements in effect and applicable to the Building prior to the Effective Date, except to the extent the need for such replacements, alterations or improvements is caused by Tenant Parties (in which case Tenant shall nonetheless be responsible for such costs in accordance with Section 13.1 of this Lease), provided, however, that the provisions of this clause xvii shall not preclude the inclusion of costs of compliance with Legal Requirements enacted prior to the Effective Date if such compliance is required for the first time by reason of any amendment, modification or reinterpretation of a Legal Requirement which is imposed after the Effective Date.

            (xviii)    Costs for the original construction and development of the Building (including any “tap fees” or one-time lump sum sewer or water connection fees) and nonrecurring costs for the repair or replacement of any structural portion of the Building made necessary as a result of defects in the original design, workmanship or materials.

            (xix)    Costs and expenses incurred for the administration of the entity which constitutes Landlord, as the same are distinguished from the costs of operation, management, maintenance and repair of the Building, including, without limitation, entity accounting and legal matters.

            (xx)    Salaries and all other compensation (including fringe benefits) of partners, officers and executives above the grade of regional property manager or regional engineer.

            (xxi)    The wages and benefits of any employee who does not devote substantially all of his or her employed time to the Building unless such wages and benefits are reasonably allocated to the Building.

            (xxii)    Except as may be otherwise expressly provided in this Lease with respect to specific items, the cost of any services or materials provided by any party related to Landlord, to the extent such cost exceeds the reasonable cost for such services or materials in Class A office buildings in the Market Area absent such relationship.

            (xxiii)    Depreciation for the Building.

            (xxiv) Costs incurred due to the intentional violation by Landlord of any Legal Requirement that would not have been incurred but for such violation by Landlord or costs incurred as a result of Landlord’s default of the terms or conditions of this Lease.

            (xxv)    Costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the late payments of taxes, utility bills and other costs incurred by Landlord’s failure to make such payments when due (unless Tenant shall have failed to timely pay to Landlord Tenant’s proportionate share thereof and such failure caused Landlord to be delinquent in the payment of the same).

            (xxvi)    Bad debt losses and reserves for such losses.

            (xxvii)    Expenses directly resulting from (a) defending any lawsuit with any prospective or actual purchaser, ground lessor or mortgagee; or (b) fees paid in connection with disputes with other tenants, except to the extent such expenses result from acts by or on behalf of Tenant.

            (xxviii)     Costs of overtime or other expense paid by Landlord due to Landlord’s defaults under any Legal Requirement or under any contract or incurred while performing work, the cost of which is expressly provided in this Lease to be borne at Landlord’s expense.

            (xxix)    After hours or overtime HVAC costs or electricity costs if chargeable or charged separately to other Building tenants.

            (xxx)    Costs or fees relating to the defense of Landlord’s title or interest in the real estate containing the Building, or any part thereof.

            (xxxi) Property management fees in excess of the actual property management fees stipulated between the Landlord and the property manager for the Building, provided that Landlord shall not be permitted to pass-through a management fee that exceeds three percent (3%) of gross rental receipts.

            (xxxii)    Costs directly resulting from the gross negligence or willful misconduct of any Landlord Parties.

(c)    “Real Estate Taxes” shall mean (i) all real estate taxes and other impositions, including general and special assessments, property owner association fees, Business, Professional and Occupational license fees and other similar taxes and assessments if any, which are imposed upon Landlord or assessed against the Building or the Land upon which the Building is situated; (ii) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Building or the Land, including, but not limited to, any tax levied on or measured by the rents payable by tenants of the Building, which are in the nature of, or in substitution for, real estate taxes; (iii) all taxes which are imposed upon Landlord, and which are assessed against the value of any improvements to the Premises made by Tenant or any machinery, equipment, fixtures or other personal property of Tenant used therein; (iv) expenses (including reasonable attorneys’ fees) incurred in reviewing, protesting, negotiating or seeking (whether formally or informally) a reduction or abatement of Real Estate Taxes; (v) all taxes, or similar charges, imposed upon Landlord or the Building, or the Land, in connection with the Washington DC region Metrorail system and/or as the result of any transportation district created by Fairfax County or any other governmental or quasi-governmental entity; and (vi) the Building’s share of all costs, expenses, charges or other assessments under any covenants, conditions, restrictions, easements or zoning conditions affecting the Land from the Reston Town Center Joint Committee or other authority or entity or any successor thereto, including, without limitation, the Urban Core assessment. Real Estate Taxes shall not include any income taxes, excess profits taxes, excise taxes, franchise taxes, estate taxes, succession taxes and transfer taxes, except to the extent any of such taxes are in the nature of or are in substitution for or recharacterization or replacement of Real Estate Taxes. If Landlord contests the Real Estate Taxes for any calendar year, and such contest results in an increase in Real Estate Taxes for such calendar year, then Landlord shall have the right to bill Tenant for prior underpayments of Real Estate Taxes thereby resulting or, if such increase relates to the Base Year, Real Estate Taxes for the Base Year shall be increased to reflect the same (and Landlord shall credit Tenant for any overpayment of Real Estate Taxes made prior to such increase in the Base Year Real Estate Taxes or if the Lease Term has expired, Landlord shall refund such amount to Tenant). If Landlord receives a refund of any portion of Real Estate Taxes that were included in the Real Estate Taxes paid by Tenant, then Landlord shall credit against the next estimated payment or payments due under this Article IV an amount equal to Tenant’s pro rata share of the refunded taxes, less any expenses that Landlord incurred to obtain the refund or if the Lease Term has expired, Landlord shall refund such amount to Tenant or, if such decrease relates to the Base Year, Real Estate Taxes for the Base Year shall be decreased to reflect the same (and Tenant shall pay to Landlord, within 30 days after receipt of an invoice therefor, any underpayment of Real Estate Taxes with respect to the period prior to such decrease in the Base Year Real Estate Taxes). If the Building is not fully assessed for purposes of Real Estate Taxes, then Real Estate Taxes for the applicable period (including without limitation the Base Year or any portion thereof) shall be deemed to include all additional amounts, as reasonably estimated by Landlord, that would have been applicable during such period if the Building had been fully assessed for purposes of Real Estate Taxes.

    (d)    “Complex Common Expenses” means the Building’s equitable share of common costs and expenses (as opposed to those costs and expenses related exclusively to the Building) reasonably allocable to two or more buildings (including parking facilities) operated and managed in conjunction with the Building by Landlord and/or its affiliates in the Reston Urban Core District, but only if and to the extent such costs and expenses are otherwise includable without duplication as Operating Expenses as that term is used herein. The methodologies for inclusion and exclusion in Complex Common Expenses shall by consistently applied from year to year.

    (e)    Notwithstanding anything to the contrary in this Article IV, for purposes of determining Tenant’s proportionate share of increases in Operating Expenses under this Article IV during the initial Lease Term only, the amount of any increases in Controllable Operating Expenses (as defined below) for each calendar year during the initial Lease Term, commencing with the calendar year immediately following the calendar year in which the Lease Commencement Date occurs (the “First Adjustment Year”), shall not exceed the Controllable Expenses Cap (as defined below). For purposes hereof, “Controllable Expenses Cap” shall mean the actual expenses for Controllable Expenses in calendar year 2021 (annualized and adjusted for a fully operational building without warranties), and, for each calendar year thereafter, such cap shall increase by six percent (6%) over the Controllable Expenses Cap applicable to the immediately preceding calendar year. For the purposes of this Section, “Controllable Operating Expenses” are all Operating Expenses other than Operating Expenses which are attributable to (i) Real Estate Taxes, (ii) utilities, (iii) snow removal, (iv) insurance, (v) janitorial services, (vi) security and access control services, (vii) labor and personnel costs, and (viii) any other costs and expenses that are outside Landlord’s reasonable control.

4.2    In the event the average occupancy rate for the entire Building shall be less than one hundred percent (100%) or if any tenant is paying separately for electricity or other utilities or services for any calendar year, including the Base Year, for purposes of calculating the additional rent payable by Tenant pursuant to this Article IV for each calendar year, the Operating Expenses for such calendar year shall be increased by the amount of additional costs and expenses that Landlord reasonably estimates would have been incurred if the average occupancy rate for the entire Building had been one hundred percent (100%) and as if no tenants had separately paid for electricity or other utilities and services for such calendar year, including the Base Year. It is the intent of this provision to permit Landlord to recover from Tenant its proportionate share of Operating Expenses attributable to occupied space in the Building even though the aggregate of such expenses shall have been reduced as a result of vacancies in the Building. Notwithstanding the foregoing, Landlord shall not recover more than one hundred percent (100%) of the Operating Expenses (including Real Estate Taxes) actually incurred by Landlord during any calendar year. Landlord shall use its best efforts in good faith to effect an equitable proration of bills for services rendered by Landlord or an affiliate of Landlord. If a new service is provided to the Building after the Base Year (which service should have been provided by Landlord during the Base Year in its reasonable operation of the Building), the first full year’s

Operating Expenses for such service shall be added to the Operating Expenses for the Base Year commencing with the first full calendar year such that Operating Expense is incurred, so that Tenant shall only be required to pay subsequent increases in the such Operating Expense.

4.3    Commencing in January 2022 and not more than ninety (90) days following the beginning of each calendar year thereafter during the Lease Term, Landlord shall submit to Tenant a statement setting forth Landlord’s reasonable estimate of (a) the amount by which the Operating Expenses that are expected to be incurred during such calendar year will exceed the Base Year, and (b) the computation of Tenant’s proportionate share of such anticipated increases in Operating Expenses. Except as otherwise provided herein, Tenant shall pay to Landlord on the first day of each month following receipt of such statement during such calendar year an amount equal to Tenant’s proportionate share of the anticipated increases in such Operating Expenses multiplied by a fraction, the numerator of which is 1, and the denominator of which is the number of months during such calendar year which fall entirely or partly within the Lease Term and follow the date of the foregoing statement. Within approximately 120 days after the expiration of each calendar year falling entirely or partly within the Lease Term, Landlord shall submit to Tenant a statement showing (i) the actual amount of Base Year Operating Expenses; (ii) the actual Operating Expenses paid or incurred by Landlord during the immediately preceding calendar year, (iii) a computation of Tenant’s proportionate share of the amount by which the Operating Expenses actually incurred during the preceding calendar year exceeded the Base Year Operating Expenses, and (iv) the aggregate amount of the estimated payments made by Tenant on account thereof. If the aggregate amount of such estimated payments exceeds Tenant’s actual liability for such increases, then Tenant shall deduct the net overpayment from its next estimated payment or payments due under this Article IV for the then current year, or, in the case of the reconciliation for the calendar year in which the Lease Term expires, Landlord shall pay Tenant the net overpayment (after deducting therefrom any amounts then due from Tenant to Landlord) within thirty (30) days following Landlord’s submission of the statement showing the actual Operating Expenses paid or incurred by Landlord. If Tenant’s actual liability for such amounts exceeds the estimated payments made by Tenant on account thereof, then Tenant shall pay to Landlord the total amount of such deficiency as additional rent due hereunder in accordance with Section 25.16 below.

4.4    In the event the Lease Term begins or expires on a day other than the first and last day of a calendar year, respectively, then Tenant’s obligation for increases in Operating Expenses for such partial calendar year shall be an amount equal to the product of (i) Tenant’s Proportionate Share of the increase in Operating Expenses for the full calendar year, multiplied by (ii) a fraction, the numerator of which is the number of days during such calendar year falling within the Lease Term, and the denominator of which is 365.

4.5    All payments required to be made by Tenant pursuant to this Article IV shall be paid to Landlord, without setoff or deduction, in the same manner as annual base rent is payable pursuant to Article III hereof.

4.6    Tenant’s liability for its proportionate share of Operating Expenses described in Section 4.1 hereof for the last calendar year falling entirely or partly within the Lease Term shall survive the expiration of the Lease Term; provided, however, that in the event Landlord shall fail to invoice Tenant for Tenant’s Proportionate Share of Operating Expenses within two (2) years immediately succeeding the calendar year to which the invoice relates, then Landlord shall be deemed to have waived its right to collect the same. Similarly, Landlord’s obligation to refund to Tenant the excess, if any, of the amount of Tenant’s estimated payments on account of such Operating Expenses for such last calendar year over Tenant’s actual liability therefor shall survive the expiration of the Lease Term; provided, however, that this sentence shall not apply to Real Estate Taxes provided the statement regarding Real Estate Taxes is reserved by Tenant within one (1) year following Landlord’s receipt thereof.

4.7    Subject to the provisions of this Section and provided that no Event of Default of Tenant exists, Tenant shall have the right to examine the correctness of the Landlord’s Operating Expense statement or any item contained therein:

(a)    Any request for examination in respect of any calendar year may be made by notice from Tenant to Landlord no more than ninety (90) days after the date (the “Operating Expense Statement Date”) Landlord provides Tenant a statement of the actual amount of the Operating Expenses in respect of such calendar year and only if Tenant shall have fully paid such amount. Any examination must be completed and the results communicated to Landlord no more than 180 days after the Operating Expense Statement Date; provided, however, Tenant’s right to exercise its audit rights with respect to the Base Year’s Operating Expenses and Real Estate Taxes shall continue throughout the Term of the Lease.

(b)    Tenant hereby acknowledges and agrees that Tenant’s sole right to contest the Operating Expense statement shall be as expressly set forth in this Section. If Tenant shall fail to timely exercise Tenant’s right to inspect Landlord’s books and records as provided in this Section, or if Tenant shall fail to timely communicate to Landlord the results of Tenant’s examination as provided in this Section, with respect to any calendar year Landlord’s statement of Operating Expenses shall be conclusive and binding on Tenant, except with respect to the Base Year and any fraud or intentional misrepresentation by Landlord.

(c)    Landlord’s books and records pertaining to the Operating Expenses for the calendar year included in Landlord’s statement shall be made available to Tenant within a reasonable time after Landlord timely receives the notice from Tenant to make such examination pursuant to this Section, either electronically or during normal business hours at the offices where Landlord keeps such books and records or at another location, as reasonably determined by Landlord.

(d)    Tenant shall have the right to make such examination no more than once in respect of any calendar year in which Landlord has given Tenant a statement of the Operating Expenses.

(e)    Such examination may be made only by a qualified employee of Tenant or a qualified independent certified public accounting or auditing firm reasonably approved by Landlord.

(f)    As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement, in form reasonably acceptable to Landlord, agreeing to keep confidential any information which it discovers about Landlord or the Building in connection with such examination.

(g)    No subtenant shall have any right to conduct any such examination and no assignee, with the exception of Affiliates of Tenant, may conduct any such examination with respect to any period during which the assignee, with the exception of Affiliates of Tenant, was not in possession of the Premises.

(h)    All costs and expenses of any such examination shall be paid by Tenant, except if such examination shows that the amount of the Operating Expenses payable by Tenant was overstated by more than five percent (5%), Landlord shall promptly reimburse Tenant for the reasonable out-of-pocket costs and expenses incurred by Tenant in such examination. Tenant shall receive a credit against the next installment(s) of Base Rent for any overpayments by Tenant.

    (i)    If as a result of such examination Landlord and Tenant agree that the amounts paid by Tenant to Landlord on account of such the Operating Expenses exceeded the amounts to which Landlord was entitled hereunder, or that Tenant is entitled to a credit with respect to any such amount, then after at least ten (10) days prior written notice to Landlord, for a period of sixty (60) days following the completion of Tenant’s examination, Tenant may also examine in the same manner Landlord’s books and records for the previous two (2) calendar years and the Base Year’s Operating Expenses.

ARTICLE V
SECURITY DEPOSIT

5.1    (a)    On or before the Lease Commencement Date, Tenant shall post a Letter of Credit (as defined below) in an amount equal to $712,300.75, as a security deposit (hereinafter referred to as “security deposit” or “Security Deposit”). Notwithstanding the foregoing, provided that Tenant surrenders and vacates the premises demised under the Two Freedom Lease on or before the Early Expiration Date described therein, Landlord shall cause the Two Freedom Owner to transfer the Letter of Credit Security Deposit being held by the Two Freedom Owner under the Two Freedom Lease to Landlord, as the security deposit required under this Article V. In such event, Landlord shall cause such transfer to be effected promptly following Tenant’s timely surrender of the Two Freedom Premises to the Two Freedom Owner, in satisfaction of the requirement contained in this Section 5.1(a) to post the security deposit on or before the Lease Commencement Date; provided, however, that Tenant shall deliver to Landlord, within thirty (30) days following the Lease Commencement Date, an amendment to such Letter of Credit extending the outside expiration date thereof to April 30, 2032 (i.e., the date that is 60 days following the 129th full calendar month of the Lease Term, based on an anticipated Lease Commencement Date of June 1, 2021). Notwithstanding the foregoing, if (i) the Two Freedom Owner shall have drawn or applied any of the proceeds of the Letter of Credit in accordance with the Two Freedom Lease on or prior to the Early Expiration Date set forth therein, or (ii) on such Early Expiration Date there exists a monetary Event of Default by Tenant under the Two Freedom Lease or Tenant fails to surrender and vacate the premises demised under the Two Freedom Lease on or before such Early Expiration Date, the Two Freedom Owner shall have the right to apply the Security Deposit in accordance with the terms of the Two Freedom Lease prior to transferring the remaining balance (if any) of the Security Deposit to Landlord pursuant to this Section 5.1(a), and in such event, Landlord shall cause the Two Freedom Owner to transfer the remaining balance (if any) of the Letter of Credit Security Deposit under the Two Freedom Lease to Landlord and Tenant shall be required to deliver a new Letter of Credit security deposit under this Lease in accordance with the terms of this Article V for the difference between the amount of the security deposit required above and the remaining balance of the Letter of Credit Security Deposit under the Two Freedom Lease, if any, so transferred to Landlord. Among other things, Landlord has assigned (or intends to assign) to the holder of the mortgage now or hereafter encumbering the Building, all of Landlord’s interest in this Lease, including, without limitation, the Security Deposit.

    (b)    The Security Deposit shall be security for the performance by Tenant of all of Tenant’s obligations, covenants, conditions and agreements under this Lease. Within forty-five (45) days after the expiration of the Lease Term, provided Tenant has vacated the Premises and an Event of Default has not occurred and is continuing under this Lease, Landlord shall return the Security Deposit to Tenant, less such portion thereof as Landlord shall have properly appropriated after written notice to Tenant to satisfy any Event of Default under this Lease and such portion as Landlord reasonably believes will be payable by Tenant in connection with the reconciliation of Operating Expenses for the calendar year in which the Lease Term expires. If there is an Event of Default by Tenant under this Lease, Landlord shall have the right, but not the obligation, to use, apply or retain all or any portion of the Security Deposit, which value is equivalent to (i) the payment of any annual base rent or additional rent or any other sum due under this Lease, (ii) the payment of any amount Landlord may reasonably spend or become obligated to spend as a result of the Event of Default, (iii) for the compensation of Landlord for any losses incurred by reason of the Event of Default, or (iv) any damage or deficiency arising in connection with the reletting of the Premises. If any portion of the Security Deposit is so used or applied, within five (5) business days after Tenant’s receipt of written notice of such use or application, Tenant shall restore the Security Deposit by providing a replacement Letter of Credit, an additional Letter of Credit or an amendment to the initial Letter of Credit, as the case may be, such that Landlord is holding one or more Letters of Credit in the aggregate amount of the Security Deposit required hereunder. Tenant’s failure to restore the Letter of Credit shall constitute an Event of Default under this Lease. Tenant hereby authorizes Landlord to deposit the Security Deposit with the holder of any mortgage now or hereafter encumbering the Building if and to the extent required by said holder; provided, however, that such holder shall provide written acknowledgement of the receipt of such Security Deposit and hold the Security Deposit subject to Tenant’s rights with respect to the Security Deposit set forth herein.

    (c)    The Security Deposit shall be in the form of one or more unconditional, irrevocable letters of credit (each, a “Letter of Credit”), subject to the terms and conditions set forth herein. Such Letter of Credit shall (i) be in the form attached hereto as Exhibit F or otherwise in form and substance reasonably satisfactory to Landlord; (ii) be at all times in the amount of the Security Deposit, (iii) permit multiple draws; (iv) be issued by a commercial bank reasonably acceptable to Landlord from time to time; (v) be made payable to, and expressly transferable and assignable by, the owner from time to time of the Building or, at Landlord’s option, the holder of any mortgage (which transfer/assignment shall be conditioned only upon the execution of a written document in connection therewith; provided, however, that in the event the issuing bank of the Letter of Credit charges a fee for a transfer and/or assignment, any and all such fees shall be payable by Tenant not more than once during the Lease Term); (vi) be payable at sight or by facsimile upon presentation of a simple sight draft to the issuing bank of the Letter of Credit; (vii) have a term not less than one (1) year; and (viii) be at least thirty (30) days prior to the then-current expiration date of such Letter of Credit, automatically renewed (or automatically and unconditionally extended) from time to time through the sixtieth (60th) day after the expiration of the Lease Term. Notwithstanding anything in this Lease to the contrary, any cure or grace periods set forth in this Lease shall not apply to any of the foregoing, and, specifically, if Tenant fails to timely comply with the requirements of Subsection (v) and/or (viii) above, then Landlord shall have the right to immediately draw upon the Letter of Credit without prior notice to Tenant and apply the proceeds to the Security Deposit. Each Letter of Credit shall be issued by and drawn on a bank reasonably approved by Landlord and at a minimum having a long-term issuer credit rating from Standard & Poor’s Professional Rating Service of A or a comparable rating from Moody’s Professional Rating Service, and the Letter of Credit shall be otherwise acceptable to Landlord in its sole and absolute discretion. If the issuer’s credit rating is reduced below A (or equivalent) by Standard & Poor’s Corporation or by Moody’s Professional Rating Service, or if the financial condition of such issuer changes in any other materially adverse way, then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute letter of credit that complies in all respects with the requirements of this Article, and Tenant’s failure to obtain such substitute letter of credit within ten (10) business days following receipt of Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord to immediately draw upon the then existing Letter of Credit in whole or in part, with notice to Tenant. Notwithstanding the foregoing, Landlord hereby approves of Silicon Valley Bank as the issuing bank for the Letter of Credit. Notwithstanding anything herein to the contrary, if Tenant is unable to obtain a substitute Letter of Credit within then (10) days, then Tenant may post cash as the Security Deposit until Tenant is able to obtain the substitute Letter of Credit. In the event the issuer of any Letter of Credit held by Landlord is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date Tenant receives notice of such receivership or conservatorship occurs, said Letter of Credit shall be deemed to not meet the requirements of this Section, and, within ten (10) days following Tenant’s receipt of written notice from Landlord thereof, Tenant shall replace such Letter of Credit with other collateral acceptable to Landlord in its sole and absolute discretion (and Tenant’s failure to do so shall, notwithstanding anything in this Lease to the contrary, constitute an Event of Default for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid ten (10) day period). Notwithstanding anything herein to the contrary, if Tenant is unable to obtain a substitute Letter of Credit within ten (10) days, then Tenant may post cash as the Security Deposit until Tenant is able to obtain the substitute Letter of Credit. Tenant shall be responsible for the payment of any and all reasonable and actual third party costs incurred by Landlord in connection with the replacement Letter of Credit (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to the foregoing sentence or is otherwise requested by Tenant. Any failure or refusal of the issuer to honor the Letter of Credit shall be at Tenant’s sole risk and shall not relieve Tenant of its obligations hereunder with respect to the Security Deposit.

(d)    Provided that (i) prior to and as of the applicable Reduction Date (as defined below), no monetary default beyond any applicable grace or cure period on the part of Tenant under this Lease shall have occurred or then be in existence and (ii) as of the most recent full calendar year prior to the applicable Reduction Date, Tenant yields at least $620 million in gross revenue as reflected in audited financial statements provided to Landlord, Tenant shall have the right with respect to each Reduction Date to reduce the security deposit by the amount set forth below with respect to such Reduction Date:

Reduction Date	Security Deposit Reduction Amount
End of the Third Lease Year	$237,433.58
End of the Sixth Lease Year	$237,433.58*

*If Tenant does not satisfy the conditions set forth above with respect to the first Reduction Date and therefore does not have the right to, and does not, reduce the security deposit by the amount set forth above with respect to the first Reduction Date, but Tenant does satisfy the conditions set forth above with respect to the second Reduction Date, Tenant shall have the right with respect to the second Reduction Date to reduce the security deposit by $474,867.16 with respect to the second Reduction Date (in lieu of the amount set forth above).

If all of the aforesaid conditions are met, upon Tenant’s written request, Landlord shall notify the issuer of the Letter of Credit that the Letter of Credit may be reduced in the amount of the reduction so authorized, and the security deposit shall be so reduced in accordance with this Section 5.1(d). Such reduction shall occur by means of delivery by Tenant to Landlord of an amendment to the Letter of Credit reducing the amount thereof as directed by Landlord, or a substitute Letter of Credit in such amount and in strict conformity with the terms of this Article V, in which latter event, the original Letter of Credit will be returned to Tenant. Notwithstanding anything contained herein to the contrary, in no event shall the Letter of Credit be reduced unless the issuing bank receives prior written notice from Landlord, authorizing a reduction by a certain amount (it being understood that in no event shall the reduction exceed the amount so authorized by Landlord). Furthermore, and notwithstanding anything contained herein to the contrary, if an Event of Default has occurred, then there shall occur no further reduction in the security deposit.

5.2    In the event of the sale or transfer of Landlord’s interest in the Building, Landlord shall have the right, at no cost or expense to Tenant, to transfer the Security Deposit to the purchaser or assignee. If Landlord transfers the Security Deposit to a purchaser or assignee, upon written acknowledgement from such purchaser or assignee of the receipt thereof, Tenant shall look only to such purchaser or assignee for the return of the Security Deposit, and Landlord shall thereupon be released from all liability to Tenant for the return of the Security Deposit. Tenant shall, at Tenant’s sole expense, within ten (10) business days after receipt of Landlord’s written request therefor, have the Letter of Credit amended or reissued by the issuing bank to indicate the new beneficiary at Landlord’s sole cost and expense.

5.3    Tenant hereby acknowledges that Tenant will not look to the holder of any mortgage now or hereafter encumbering the Building for return of the Security Deposit if such holder, or its successors or assigns, shall succeed to the ownership of the Building, whether by foreclosure or deed in lieu thereof, except if and to the extent the Security Deposit is actually transferred to such holder.

ARTICLE VI
USE OF PREMISES

6.1    Tenant shall use and occupy the Premises solely for general office purposes and ancillary uses and for no other use or purpose. Tenant shall not use or occupy the Premises for any unlawful purpose or in any manner that will constitute waste, nuisance or unreasonable annoyance to Landlord or other tenants of the Building. Tenant shall comply with all Legal Requirements concerning the use or occupancy of the Premises by Tenant (or any Invitee) or condition of the Premises and all machinery, equipment and furnishings therein installed by Tenant (or any Invitee) and concerning the use of the common areas of the Building by Tenant (or any Invitee), including, but not limited to applicable Environmental Law (as defined in Section 6.3), the Americans with Disabilities Act and regulations promulgated from time to time thereunder. Tenant’s compliance with Legal Requirements shall include, but not be limited to, permitting employees, agents or contractors of any governmental or quasi-governmental agency access to the Premises in connection with public safety issues or any Legal Requirement. If any Legal Requirements require an occupancy or use permit, license or other authorization for the Premises or the operation of the business conducted therein, then Tenant shall obtain and keep current such permit, license or authorization at Tenant’s expense and shall promptly deliver a copy thereof to Landlord. It is expressly understood that if any change in the use of the Premises by Tenant, or any alterations to the Premises by Tenant, or any future Legal Requirements require a new or additional permit from, or approval by, any governmental agency having jurisdiction over the Building, such permit or approval shall be obtained by Tenant on its behalf and at its sole expense. Further, Tenant shall comply with all Legal Requirements which shall impose a duty on Landlord or Tenant relating to or as a result of the use or occupancy of the Premises. Tenant shall pay all fines, penalties and damages that may arise out of or be imposed on Landlord or Tenant because of Tenant’s or an Invitee’s (as defined in Section 8.2) failure to comply with applicable Legal Requirements or the provisions of this Lease.

6.2    Tenant shall pay any business, rent or other taxes that are now or hereafter levied upon Tenant’s use or occupancy of the Premises, the conduct of Tenant’s business at the Premises, or Tenant’s equipment, fixtures or personal property. In the event that any such taxes are enacted, changed or altered so that any of such taxes are levied against Landlord or the mode of collection of such taxes is changed so that Landlord is responsible for collection or payment of such taxes, Tenant shall pay any and all such taxes to Landlord within thirty (30) days following receipt of written demand from Landlord.

6.3    Tenant shall not cause or permit any Hazardous Materials (as defined below) to be generated, used, released, stored, disposed, or abandoned in, on, under or about the Premises, Building, or the Land provided that Tenant may use and store in the Premises such quantities of (i) standard cleaning and office materials as may be reasonably necessary for Tenant to conduct normal general office use operations and (ii) standard computer repair, evaluation, and maintenance materials (such as e.g. solder, flux, glues, cleaning agents, and similar materials used for evaluation of computer and electronic components) in an area of 150 square feet or less, in quantities reasonably commensurate with operations of that size and Tenant’s use of the Premises, but only to the extent that such materials are used, stored, and disposed by Tenant in compliance with Environmental Law. Except to the extent any Hazardous Materials are present in or about the Premises as a result of the acts of Landlord, its agents, employees or contractors, at the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord free of Hazardous Materials and in compliance with all Environmental Laws. “Hazardous Materials” means any of the following and any substance or material that contains any of the following: (a) asbestos, asbestos containing materials, and presumed asbestos containing materials; (b) oils, petroleum, petroleum products and by-products, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources; (c) polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive materials (including any source, special nuclear, or byproduct material), medical waste, chlorofluorocarbons, lead or lead-based products, and any other substance whose presence could be detrimental to the Premises, Building, or the Land or to health or the environment and (d) any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Law or any other applicable Legal Requirements as a “hazardous substance,” “hazardous material,” “hazardous waste,” “infectious waste,” “toxic substance,” “toxic pollutant,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, and reproductive toxicity. “Environmental Law” means any present and future law and any amendments thereto (whether common law, statute, rule, order, regulation or otherwise), permits, directives, and other requirements of governmental authorities applicable to the Premises, the Building or the Land and relating to the environment, environmental conditions, health, safety, or to any Hazardous Material, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. § 1100 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., any so-called “Super Fund” or “Super Lien” law, any Legal Requirements requiring the filing of reports or notices relating to Hazardous Materials, and any similar state and local laws, all amendments thereto, and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety.

6.4    (a)    Notwithstanding the expiration or early termination of this Lease, and except to the extent caused by the acts of Landlord, its agents, employees or contractors or anyone acting through or on behalf of Landlord, Tenant shall release, indemnify and hold harmless Landlord, its affiliates, employees, agents and contractors, in accordance with the applicable terms of Section 13.1 below, from and against any damage, injury, loss, liability, violation, charge, demand or claim (including reasonable attorneys’ fees, consultants’ fees, and any costs of litigation) based on, arising out of, or related to: (a) the actual or alleged release, presence, removal, or failure to remove, of Hazardous Materials generated, used, released, stored, disposed, or abandoned by Tenant or its employees, agents or contractors, in, on, under or about the Premises, the Building, or the Land whether before or after the Effective Date, (b) any violation of Environmental Law by Tenant or its employees, agents or contractors with respect to the Premises, Building or Land, or (c) any investigation, assessment, removal, cleanup, abatement, or other corrective action taken with respect to the use or occupancy of the Premises by Tenant or its employees, agents or contractors. In addition, Tenant shall give Landlord immediate verbal and follow-up written notice of any actual or threatened Environmental Default, which Environmental Default Tenant shall cure in compliance with all Environmental Law and to the satisfaction of Landlord. An “Environmental Default” means any of the following by Tenant or its employees, agents or contractors relating to the Premises, the Building or the Land: (x) a violation of Environmental Law; (y) a release, spill or discharge of Hazardous Materials whether or not required to be reported under Environmental Law; or (z) an environmental condition requiring responsive action, whether or not the condition presents an emergency. Upon any Environmental Default, in addition to all other rights available to Landlord under this Lease, at law or in equity, Landlord shall have the right but not the obligation to immediately enter the Premises, to supervise and direct actions taken by Tenant to address the Environmental Default, and, if Tenant fails to promptly address same to Landlord’s satisfaction, to perform, at Tenant’s sole cost and expense, any action Landlord deems necessary to address same. If any lender or governmental agency shall require an assessment, testing or other action to ascertain whether an Environmental Default is pending or threatened, then Tenant shall pay the reasonable costs therefor as additional rent. Within ten (10) business days following receipt of a written request therefore, Tenant shall execute commercially reasonable forms, affidavits, representations and similar documents concerning Tenant’s best knowledge and belief regarding compliance with Environmental Law and the presence, use, storage, and disposal of Hazardous Materials in, on, under or from the Premises, the Building and the Land by Tenant.

    (b)    In the event a notice of violation of Environmental Law is issued to Landlord related to the Premises, Building, or the Land, then Landlord shall promptly notify Tenant and, at its sole expense, shall take the steps necessary to resolve such violation, except to the extent that the violation is caused by Tenant or an Invitee or to the extent the violation is the responsibility of Tenant under this Article VI. In taking such action, Landlord shall use its reasonable efforts not to materially interfere with the conduct of Tenant’s business; provided, however, that Landlord may remove, at Tenant’s expense, any Hazardous Materials from the Premises which Tenant, its employees, agents, subcontractors or subtenants shall have introduced or otherwise brought in, on or about the Premises.

ARTICLE VII
ASSIGNMENT AND SUBLETTING

7.1    Assignments.

(a)    Tenant shall not have the right to assign (in whole or in part) this Lease or its interest in this Lease if Tenant is subject to an Event of Default under this Lease or without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Without limiting any other instances in which it may not be unreasonable for Landlord to withhold its consent to an assignment, it shall not be unreasonable for Landlord to withhold its consent to an assignment for any of the reasons set forth in Section 7.2 below. The following transactions will be deemed assignments for purposes of this Section 7.1 and will require Landlord’s prior written consent in accordance with and subject to the provisions of this Section 7.1 and the other applicable provisions of this Article VII: (i) an assignment by operation of law; (ii) an imposition (whether or not consensual) of a lien, mortgage, or other encumbrance upon Tenant’s interest in this Lease; (iii) if Tenant is a partnership or a limited liability company, a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners or members owning, individually or collectively, a controlling interest in Tenant (occurring in one transaction or in a series of related transactions); and (iv) if Tenant is a general partnership, conversion of Tenant from a general partnership to a limited liability partnership. Any attempted assignment of this Lease or tenant’s interest in this Lease without Landlord’s prior written consent shall constitute a default under this Lease. If Tenant is a corporation, any merger, consolidation or other reorganization of Tenant, or the sale or transfer of a controlling interest of the capital stock of Tenant (occurring in one transaction or in a series of related transactions), shall be deemed an assignment, unless (A) Tenant’s stock is traded through a national or regional stock exchange, or (B) (x) Tenant provides Landlord reasonable prior written notice of such merger, consolidation or other reorganization (provided Landlord agrees to hold such information subject to customary confidentiality conditions) unless such disclosure would be prohibited by securities laws and regulations (in which case, Tenant shall provide Landlord written notice thereof as soon as would be permitted by securities laws and regulations), and (y) the financial standing or credit rating of Tenant (or, if Tenant no longer exists after the assignment, the successor entity resulting from the merger, consolidation or other corporate reorganization of Tenant) following such transaction is such that Tenant (or such successor entity) can reasonably be expected to meet the financial obligations of this Lease, as reasonably determined by Landlord based on Landlord’s then-current underwriting criteria.

(b)    In the event of any assignment of this Lease, Tenant shall remain fully liable as a primary obligor and principal for Tenant’s obligations under this Lease, including, without limitation, the payment of all rent and other sums or charges required hereunder. The limitations in this Section 7.1 shall be deemed to apply to any subtenant(s), assignee(s) and guarantors(s) of this Lease.

7.2    Subleases.

(a)    Except as otherwise provided herein, Tenant shall not have the right to sublease (which term, as used herein, shall include any type of subrental arrangement and any type of license to occupy) all or any part of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Without limiting the other instances in which it may not be unreasonable for Landlord to withhold its consent to a sublease, it shall not be unreasonable for Landlord to withhold its consent in any one of the following instances: (i) Tenant is in an Event of Default under this Lease; (ii) in the case of subletting of less than the entire Premises, if the subletting would require access be provided through space leased or held for lease to another tenant, or improvements be made outside of the Premises; (iii) the sublease is prohibited by Landlord’s lender; (iv) Landlord determines, in its reasonable discretion, that the character, reputation or business of the proposed subtenant would adversely affect the other tenants of the Building or would impair the reputation of the Building as a Class A office and retail building; (v) [intentionally omitted]; (vi) the financial history or credit rating of the proposed subtenant is unacceptable to Landlord in its reasonable discretion; (vii) the proposed sublease raises unrelated business taxable income concerns for the holder of the mortgage on the Building; (viii) the use of the Premises by the proposed subtenant will violate any provisions or restrictions contained in this Lease, including but not limited to, any relating to the use or occupancy of the Premises; or (ix) the business to be conducted or the proposed use of the Premises by the proposed subtenant is likely to unreasonably increase Operating Expenses beyond that which Landlord incurs prior to such proposed subletting (or would have incurred if Tenant was fully utilizing the Premises) unless Tenant is willing to reimburse Landlord for such costs directly, or is likely to increase the burden on Building systems or equipment over the burden prior to such proposed subletting (or the burden they would have incurred if Tenant was fully utilizing the Premises) unless Tenant agrees to pay the costs of such increased burden on Building systems or equipment. Any attempted subletting by Tenant of any portion of the Premises without Landlord’s prior written consent shall constitute a default under this Lease. Furthermore, Tenant shall not have the right to sublease all or any portion of the Premises without first complying with the provisions of Section 7.3 below.

(b)    In the event of any sublease, Tenant shall remain fully liable as a primary obligor and principal for Tenant’s obligations under this Lease, including, without limitation, the payment of all rent and other sums required hereunder.

7.3    (a)    Tenant shall give Landlord written notice of its desire to sublease all or a portion of the Premises (“Tenant’s Sublease Notice”). Tenant’s Sublease Notice shall specify the portion of the Premises proposed to be sublet (“Proposed Sublease Premises”) and the date on which the Proposed Sublease Premises will be made available for subleasing. Within ten (10)

business days after receipt of the Tenant’s Sublease Notice, Landlord shall notify Tenant in writing whether or not Landlord will retake possession of all or any portion of the Proposed Sublease Premises and thereby terminate this Lease with respect to such portion Landlord elects to retake. Notwithstanding anything provided herein to the contrary, Landlord shall only have the right to retake possession of the Proposed Sublease Premises, or any portion thereof, if (i) Tenant subleases, or as a result of such sublease and all other subleases (excluding any sublease to a party that is an Affiliate, Affiliate of Tenant, or Parent of Tenant), eighty percent (80%) or more of the rentable area of the Premises, and (ii) the term of the Proposed Sublease Premises is for ninety-five percent (95%) of the remainder of the Lease Term. If Landlord elects to retake all or any portion of the Proposed Sublease Premises, then (i) Landlord shall retake possession of such portion on the date specified in the Tenant’s Sublease Notice or such other date mutually agreed upon by Landlord and Tenant, (ii) Tenant’s obligation to pay rent for such portion shall cease on such date, and (iii) Landlord and Tenant shall promptly execute an amendment to this Lease setting forth the new square footage of the reduced Premises to be occupied by Tenant. Thereafter, Tenant shall not have any further rights of any kind, including any rights of renewal, in or to the portion of the Premises so retaken. If the Proposed Sublease Premises constitutes less than the entire Premises, Landlord shall cause to be constructed and installed, at Landlord’s sole cost and expense, a demising wall separating the Proposed Sublease Premises from the remaining Premises in accordance with all applicable Legal Requirements. If Landlord does not elect to retake all or any portion of the Proposed Sublease Premises within the aforesaid ten (10) day period, Tenant shall comply with the provisions of Subsections (b) through (e) below with respect to any proposed sublease of such portion of the Premises.

    (b)    Subject to the requirements of Section 7.2 hereof, Tenant shall have the right to sublease any portion of the Proposed Sublease Premises that Landlord has not elected to retake pursuant to Subsection 7.3 (a) above (“Eligible Sublease Premises”).

    (c)    Tenant’s right to sublease the Eligible Sublease Premises shall expire 180 days after the date of the Tenant’s Sublease Notice. Thereafter, Tenant shall have no right to sublease the Eligible Sublease Premises unless Tenant shall have again complied with the procedures set forth in this Section 7.3.

    (d)    Provided Tenant is not subject to an Event of Default under this Lease, Tenant shall be entitled to retain fifty percent (50%) of any Profit Derived From Subletting the Premises (hereinafter defined) or any part thereof. “Profit Derived From Subletting the Premises” shall mean any and all sums paid to Tenant pursuant to any sublease (other than the fair market value consideration for furniture and equipment) that exceed the base rent and additional rent due under this Lease for such portion of the Premises sublet (but shall not include any period of vacancy), less all reasonable out-of-pocket third-party costs and expenses actually incurred by Tenant in connection with such subletting, including, but not limited to, rental abatement, brokerage commissions, reasonable attorneys’ fees, improvements to the Premises and reasonable advertising expenses. For any period during which Tenant is subject to an Event of Default under this Lease, Landlord shall be entitled to one hundred percent (100%) of the rent due from any subtenant of Tenant and Tenant shall provide written notice to each subtenant to pay said rent directly to Landlord. Upon not less than thirty (30) days prior written notice to Tenant, Landlord shall have the right to inspect and audit Tenant’s books and records relating to any sublease and expenses incurred by Tenant in connection therewith during normal business hours. Notwithstanding the foregoing, Tenant shall be entitled to retain one hundred percent (100%) of any Profit Derived From Subletting the Premises or any part thereof to an Affiliate of Tenant or a Parent of Tenant pursuant to Section 7.4.

    (e)    If Tenant requests Landlord’s consent to a sublease to a specific subtenant, Tenant will give Landlord at the time of its request, which must be in writing (“Sublease Consent Request”), reasonably sufficient information about the proposed subtenant to enable

Landlord to make the determination called for by Section 7.2 hereof, including, without limitation, the following information (collectively, the “Subtenant Information”): (i) the name and address of the proposed subtenant, (ii) a copy of the proposed sublease, and (iii) reasonable information about the nature, business, and business history of the proposed subtenant, and its proposed use of the Premises. Provided Tenant provides the Subtenant Information and such other information reasonably requested by Landlord, Landlord agrees to advise Tenant of its decision to grant or withhold its consent to such subletting within twenty (20) days after Landlord’s receipt of the Sublease Consent Request and the Subtenant Information (and if Landlord withholds its consent thereto, Landlord shall provide a reasonably detailed explanation in connection therewith).

    (f)    Notwithstanding anything in this Article VII to the contrary, without Landlord’s consent, and without such activities constituting an “assignment” or “sublease,” upon not less than five (5) days’ prior written notice to Landlord, Tenant may permit Office Sharing (as hereinafter defined) by Affiliates, Clients and Business Partners (as hereinafter defined), without the same constituting a subletting within the meaning of this Article VII, not exceeding twenty percent (20%) of the square feet of rentable area of the Premises (in the aggregate). Notwithstanding the foregoing, if such prior written notice is not reasonable given the circumstances, Tenant shall provide such written notice to Landlord as soon thereafter as is reasonably practicable. In addition, if, in Tenant’s good faith business judgment, the identity of the Clients and Business Partners participating in Office Sharing should not be shared with Landlord in order to protect the confidences of such Clients and Business Partners, Tenant shall not be obligated to provide notice to Landlord of such Office Sharing arrangement. The term of each such Office Sharing shall not exceed twenty-four (24) months for each Affiliate, Client and Business Partner, provided no demising walls shall be permitted. The term “Clients and Business Partners” shall mean persons or entities who are occupying or using portions of the Premises and are either (i) performing services for Tenant as subcontractors under Tenant’s contracts, (ii) personnel employed by persons or entities for whom Tenant is performing services on a contractual basis, or (iii) personnel employed by persons or entities with whom Tenant is engaged in a joint venture or joint teaming effort. The term “Office Sharing” shall mean the use of portions of the Premises by Affiliates and/or Clients and Business Partners, if, with respect to such Clients and Business Partners, such use is in connection with the services being provided to Tenant by the applicable Clients and Business Partners, the services being provided to the applicable Clients and Business Partners by Tenant, or the services being jointly provided by Tenant and the applicable Clients and Business Partners; provided, however, that no Affiliates, Clients and Business Partners shall be deemed to be engaging in Office Sharing if such Affiliates, Clients and Business Partners enter into a sublease with Tenant or has any written leasehold interest in the Premises or any portion thereof, Tenant agrees to notify Landlord, promptly upon Landlord’s written request therefor, as to the approximate amount of Office Sharing by Affiliates, Clients and Business Partners and to certify to Landlord that such use or occupancy constitutes Office Sharing by Affiliates, Clients and Business Partners and does not constitute a sublease, assignment or other leasehold interest. Notwithstanding the foregoing, Tenant shall not have the right to engage in Office Sharing with respect to any particular Affiliates, Clients and Business Partners as aforesaid if such Affiliates, Clients, and Business Partners are engaged in a business, or the Premises will be used in a manner, that is inconsistent with the primary use set forth in Article VI. For purposes of this Lease, including, without limitation, Tenant’s indemnification obligations hereunder, the acts or omissions of the employees or other personnel of Affiliates, Clients and Business Partners shall be deemed to be the acts or omission (as applicable) of Tenant’s employees. Under no circumstances shall any Clients and Business Partners have any right to exterior Building signage in connection with this Lease.

7.4    Affiliate Transactions.

    (a)    Notwithstanding the above restrictions on subletting and assignments, Landlord’s prior consent shall not be required with respect to any assignment or subletting to an “Affiliate of Tenant” (as hereinafter defined) or a “Parent of Tenant” (as hereinafter defined), provided that (x) the following conditions are satisfied and (y) provided Landlord agrees to hold such information subject to customary confidentiality conditions, Tenant delivers to Landlord not less than fifteen (15) days prior to the effective date of such assignment or subletting prior written notice thereof (together with reasonable back-up information to support satisfaction of the following conditions, including, without limitation, certified financial statements) unless such disclosure would be prohibited by securities laws and regulations (in which case, Tenant shall provide Landlord written notice thereof as soon as would be permitted by securities laws and regulations): (i) that such assignee or sublessee has a creditworthiness (e.g., assets and capitalization) and net worth (which shall be determined on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) at least as good as those of Tenant as of the Effective Date; (ii) that such assignee or sublessee agrees in writing to be bound by the terms and conditions of this Lease and to assume all of the obligations of Tenant under this Lease (except to the extent such obligations are retained by Tenant pursuant to the terms of the sublease or assignment); (iii) that such assignee or sublessee shall conduct substantially the same business on the Premises as that conducted by Tenant or a related business which is a permitted use pursuant to Article VI of this Lease; (iv) that the character of such person or entity and the nature of its activities in the Premises and in the Building will not adversely affect other tenants in the Building or impair the reputation of the Building as a Class A office and retail building; and (v) that the assignment or sublease is not a so-called “sham” transaction intended by Tenant to circumvent the provisions of this Article VII, and provided further that if such Affiliate of Tenant or Parent of Tenant ceases to be an Affiliate of Tenant or Parent of Tenant, as the case may be, such cessation, at Landlord’s sole option, for all purposes hereunder, shall be a default under this Lease for which Landlord shall have all of the remedies available to it pursuant to Article XIX hereof.

    (b)    In the event of any such assignment or subletting pursuant to this Section 7.4, Tenant shall remain fully liable as a primary obligor and principal for Tenant’s obligations under this Lease, including without limitation, the payment of all rent and other sums required hereunder.

    (c)    For purposes of this Section 7.4, “Affiliate” or “Affiliate of Tenant” shall mean any corporation, association, trust, limited liability company or partnership (i) which Controls (as herein defined) Tenant, or (ii) which is under the Control of Tenant through stock ownership or otherwise, or (iii) which is under common Control with Tenant or (iv) is an entity which pursuant to applicable state law, is the surviving entity in a merger, consolidation, reorganization, or sale of assets involving Tenant. For the purposes of this Section 7.4, a “Parent of Tenant” shall mean any corporation, association, trust, limited liability company or partnership which Controls Tenant, or which owns more than fifty percent (50%) of the issued and outstanding voting securities or other ownership interests of Tenant. The terms “Control” or “Controls” as used in this Section 7.4 shall mean the power directly or indirectly to influence the direction, management or policies of Tenant or such other entity.

7.5    General Provisions.

    (a)    Landlord’s consent to an assignment or sublease will not be effective until (i) a fully executed copy of the instrument of assignment or sublease has been delivered to Landlord, and the form and substance of the instrument has been approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; (ii) in the case of an assignment, Landlord has received a written instrument in which the assignee has assumed and agreed to perform all of Tenant’s obligations under this Lease; and (iii) Landlord has been reimbursed for the reasonable and documented costs pursuant to Section 7.5(f) hereof.

    (b)    The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from any and all liability for the performance of all covenants and obligations to be performed by Tenant under this Lease.

    (c)    Landlord’s collection or acceptance of rent from any assignee, transferee or subtenant shall not constitute a waiver or release of Tenant from any of its obligations under this Lease.

    (d)    Notwithstanding the provisions of Section 7.1 or 7.2 hereof to the contrary, if consent to any assignment or subletting is required by the holder of any mortgage on the Building, no assignment of this Lease in whole or in part or sublease of all or any portions of the Premises shall be permitted without the prior written consent of such holder.

    (e)    Landlord’s consent to any one assignment or subletting will not waive the requirement of its consent to any subsequent assignment or subletting.

    (f)    Tenant shall reimburse Landlord for all reasonable third-party costs incurred by Landlord in connection with any request by Tenant to sublease all or any portion of the Premises or to assign this Lease or its interest therein, in an amount not to exceed Five Hundred and 00/100 Dollars ($500.00) per request (whether or not Landlord’s consent thereto is granted).

    (g)    Tenant shall require its subtenants and other occupants of the Premises to comply with the applicable provisions of Article XIII below, including without limitation, Sections 13.1(d), 13.9 and 13.13 thereof.

    (h)     Notwithstanding anything contained herein to the contrary, Landlord may withhold its consent to any proposed assignment or sublease if any part of the rent payable under the proposed assignment or sublease shall be based in whole or in part on the income or profits derived from the Premises or if any proposed assignment or sublease shall potentially have any adverse effect on the real estate investment trust qualification requirements applicable to Landlord and its affiliates.

ARTICLE VIII
TENANT’S MAINTENANCE AND REPAIRS

8.1    Tenant will keep and maintain the Premises and all fixtures and equipment located therein in clean, safe and sanitary condition, will take good care thereof and make all required repairs thereto, and will suffer no waste or injury thereto, all in a manner consistent with a Class A office and retail Building in the Urban Core of Reston Town Center (the “Market Area”). Tenant acknowledges the importance of maintaining a uniform and attractive appearance in all areas of the Premises that are visible from: (i) common or public areas of the Building; (ii) the lobby area(s) serving the Building; and (iii) the exterior of the Building, and agrees to comply with all reasonable rules established from time to time by Landlord in connection therewith. At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises broom clean, ordinary wear and tear, casualty (which shall be governed by Article XVII), condemnation (which shall be governed by Article XVIII) excepted, with all movable furniture, furnishings, equipment and other personal property of Tenant removed at Tenant’s sole cost and expense (except that if an Event of Default then exists under this Lease, Landlord shall have the right to require that all or any portion thereof remain in the Premises), and subject to all Alterations (including, without limitation, the Leasehold Work) permitted hereunder and not required to be removed by Tenant pursuant to Article IX. Landlord shall provide and install (subject to reimbursement in accordance with Article IV) replacement tubes and bulbs for Building standard light fixtures in the Premises, if any; all other bulbs and tubes for the Premises shall be Tenant’s responsibility, however, at Tenant’s request, Landlord shall stock and install such other bulbs and tubes and Tenant shall reimburse Landlord for its actual costs and expenses incurred in connection with said stocking and installation.

8.2    Except as otherwise provided in Article XVII hereof, all injury, breakage and damage to the Premises and to any other part of the Building or Complex caused by any act or omission of Tenant, or of any agent, employee, subtenant, contractor, customer, client, licensee, family member, guest or other invitee of Tenant (each, an “Invitee” or, collectively, “Invitees”), shall be repaired by and at the sole expense of Tenant, except that Landlord shall have the right, at its option, after ten (10) business days following Tenant’s receipt of Landlord’s written request for repair (except in the case of emergency of threat to life or property) to make such repairs and to charge Tenant for all reasonable and actual costs and expenses incurred in connection therewith as additional rent hereunder if Tenant fails to commence such repairs or fails to diligently pursue completion of the same within such ten (10) business day period. The liability of Tenant for such costs and expenses shall be reduced by the amount of any insurance proceeds received by Landlord on account of such injury, breakage or damage.

8.3    Landlord shall keep and maintain the exterior and demising walls, foundations, exterior windows, roof and common areas that form a part of the Building, and the Building standard heating, ventilation and air conditioning, mechanical, electrical and plumbing systems, pipes and conduits that are provided by Landlord in the operation of the Building or, on a non-exclusive basis, to the Premises, in clean, safe, sanitary and operating condition in accordance with standards customarily maintained by Class A office and retail buildings in the Market Area and will make all required repairs thereto. All common or public areas of the Building and the land upon which it is situated (including without limitation the first floor lobby area and the exterior landscaping) shall be maintained by Landlord in accordance with standards customarily maintained by Class A office and retail buildings in the Market Area. If the base Building restrooms on each floor of the Premises do not comply with the Restrooms Description, Landlord shall promptly remedy such non-compliance, at Landlord’s expense; provided, however, if such non-compliance arises in connection with Tenant’s intended use of the Premises that may be inconsistent with standard office use of “business use density,” then such compliance shall be at Tenant’s expense. Tenant shall promptly provide Landlord with written notice of any defect or need for repairs in or about the Building of which Tenant is aware; provided, however, Landlord’s obligation to repair hereunder shall not be limited to matters of which it has been given notice by Tenant. Notwithstanding any of the foregoing to the contrary: (a) maintenance and repair of special tenant areas, facilities, finishes and equipment (including, but not limited to, any special fire protection equipment, telecommunications and computer equipment, kitchen/galley equipment, or internal staircase(s) which may be installed by or at the request of Tenant, supplemental air-conditioning equipment serving the Premises only and all other furniture, furnishings and equipment of Tenant and all Alterations) shall be the sole responsibility of Tenant and shall be deemed not to be a part of the Building structure and systems; and (b) Landlord shall have no obligation to make any repairs brought about by any act or neglect of Tenant or any Invitee.

ARTICLE IX
TENANT ALTERATIONS

9.1    The Premises shall be delivered to and accepted by Tenant in their present “as-is” condition, except that certain Leasehold Work (as defined in Exhibit B) shall be made to the Premises by Landlord in accordance with Exhibit B attached hereto, which Leasehold Work shall be governed solely by Exhibit B and not by Section 9.2 of this Lease.

9.2    (a)    Other than the Leasehold Work (which shall be governed by the terms of Exhibit B attached hereto), Tenant will not make or permit anyone to make any alterations, decorations, additions or improvements (hereinafter referred to collectively as “improvements” or “Alterations”) in or to the Premises or the Building, without the prior reasonable written consent of Landlord; except that Tenant may, without the consent of Landlord, make minor Alterations (i.e., recarpeting and repainting) in and to the Premises that (a) are not Structural Alterations, as defined in clauses (i) – (iv) below, (b) do not require the issuance of a building permit and (c) do not cost, in the aggregate with all other Alterations made in any Lease Year, more than One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00). Landlord’s sole consent shall be required for any Alteration which is deemed to be a Structural Alteration; provided, however, such consent shall not be unreasonably withheld, conditioned or delayed with respect to one (1) internal stairwell between the fifth (5th) and sixth (6th) floors of the Premises to the extent same constitutes a Structural Alteration. Landlord shall approve any Alteration requiring its consent within ten (10) business days of Tenant’s written request. If Landlord shall fail to respond to Tenant’s request that Landlord approve any Alteration requiring Landlord’s consent within ten (10) business days after receipt of Tenant’s request, then Tenant may give Landlord another request for response therefor, which shall state in bold face, capital letters at the top thereof: “WARNING: SECOND REQUEST. FAILURE TO RESPOND TO THIS REQUEST WITHIN TWO (2) BUSINESS DAYS SHALL RESULT IN DEEMED APPROVAL THEREOF.” If Landlord does not respond within two (2) business days after receipt of the second request, Landlord shall be deemed to have approved such Alteration. Notwithstanding the foregoing, in no event shall there be any deemed approval by Landlord with respect to any Structural Alterations. “Structural Alterations” shall be any Alterations that (i) will or may necessitate any changes, replacements or additions to columns or floors or other structural elements of the Building; (ii) are readily visible to the exterior of the Building, or the common and public areas thereof, or the main lobby of the Building, (iii) adversely affect the base building systems of the Building or the roof of the Building, or (iv) would have a negative impact on any building warranty.

    (b)    Any Alterations made by Tenant shall be made: (i) in a good, workmanlike, first-class and prompt manner and otherwise in accordance with Landlord’s rules, including any reasonable rules for contractors, that may be established by Landlord from time to time; (ii) using new or like-new materials only; (iii) by a contractor, on days, at times and under the supervision of an architect approved in writing by Landlord; (iv) after coordinating the work schedule and scope with the Building’s property manager to avoid undue interference with the normal operations and use of the Building; (v) in accordance with plans and specifications prepared by an engineer or architect reasonably acceptable to Landlord, which plans and specifications shall be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; (vi) in accordance with all Legal Requirements, Insurance Requirements (as defined below) including without limitation, all applicable standards and regulations of the Federal Occupational Safety and Health Administration (“OSHA Requirements”), which obligation shall include ensuring that all contractors (including sub-contractors) that Tenant utilizes to perform work in the Premises comply with OSHA Requirements and that all required training is provided for such work, and the requirements of the Underwriters’ Association of the Commonwealth of Virginia; (vii) intentionally omitted; and (viii) after obtaining public liability and worker’s compensation insurance policies in accordance with the terms and conditions of Article XIII approved in writing by Landlord, which policies shall cover every person who will perform any work with respect to such Alteration.

    (c)    Prior to each payment to any contractor, subcontractor, laborer, or material supplier for all work, labor, and services to be performed and materials to be furnished in connection with Alterations, Tenant shall obtain and deliver to Landlord written waivers of mechanics’ and materialmen’s liens against the Premises and the Building from all contractors, subcontractors, laborers and material suppliers for all work, labor and services performed and materials furnished in excess of $5,000.00 in connection with Alterations through the date of the then-current requisition, conditioned only on payment of the amount requisitioned. If any lien (or a petition to establish such lien) is filed in connection with any Alteration, such lien (or petition) shall be discharged by Tenant within ten (10) business days thereafter, at Tenant’s sole cost and expense, by the payment thereof or by the filing of a bond acceptable to Landlord. If Landlord gives its consent to the making of any Alteration, such consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises or the Building to any liens which may be filed in connection therewith. If Tenant shall fail to discharge any such mechanic’s or materialmen’s lien, Landlord may, at its option, discharge such lien and treat the cost thereof (including reasonable attorneys’ fees incurred in connection therewith) as additional rent payable with the next monthly installment of annual base rent falling due; it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging such lien. It is understood and agreed that any improvements to the Premises shall be conducted on behalf of Tenant and not on behalf of Landlord, and that Tenant shall be deemed the “owner” of such improvements (and not the agent of Landlord) for purposes of the application of Commonwealth of Virginia lien laws.

(d)    All Alterations involving tie-ins to the Building’s fire and life safety systems, changes and modifications to the Building’s exterior envelope (roof, glass, glazing, etc.), or any other item affecting a warranty shall, at Landlord’s election, be performed by Landlord’s designated contractor or subcontractor at Tenant’s expense.

    (e)    Tenant’s contractor shall use light sensors in connection with performance of the Alterations.

    (f)    Promptly after the completion of an Alteration requiring Landlord’s consent, Tenant at its expense shall deliver to Landlord two (2) sets of accurate as-built drawings and one (1) AutoCAD flash drive showing such Alteration in place.

    (g)    When granting its consent, Landlord may impose any reasonable conditions it deems appropriate, including, without limitation, the approval of plans and specifications, approval of the contractor or other persons who will perform the work, and the obtaining of required permits and specified insurance, providing all such approvals shall not be unreasonably withheld, conditioned or delayed. Portions of the Premises visible to the public shall maintain a uniform appearance with the rest of the Building. Landlord’s review and approval of any such plans and specifications and its consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with all applicable Legal Requirements and requirements of the insurers of the Building (“Insurance Requirements”) nor deemed a waiver of Tenant’s obligations under this Lease with respect to all applicable Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance with all applicable Legal Requirements or Insurance Requirements of such plans, specifications and work.

(h)    Tenant acknowledges and agrees that Landlord shall be the owner of any additions, alterations and improvements in the Premises or the Building to the extent paid for by Landlord.

(i)    Upon the expiration of the Lease Term, Tenant shall be required to remove (i) furniture, furnishings, equipment and other personal property of Tenant and Alterations (including the Leasehold Work) that this Lease expressly requires Tenant to remove pursuant to Articles VIII, IX, X, XII, XXVI, XXVII and Exhibit B, and (ii) all Specialty Alterations (including any Specialty Alterations constituting part of the Leasehold Work) if and to the extent that Landlord gave specific written notice to Tenant at the time of approval of the plans and specifications therefor that such Specialty Alterations would have to be removed upon the expiration of the Lease Term. “Specialty Alterations” means any modifications made by or on behalf of Tenant to the base Building structure, systems or equipment, any catering or food preparation kitchens (other than a pantry of the type normally found in the space of office tenants in comparable buildings in the Market Area), emergency generators, UPS systems, private or executive bathrooms, raised computer floors, computer room installations, supplemental HVAC equipment and components other than those used for normal and customary network rooms, safe deposit boxes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases (in excess of one (1) stairwell (not including the base Building fire-stairs)), slab penetrations (other than core drills for furniture), conveyors, dumbwaiters, non-Building standard life safety systems, security systems or lighting and other Alterations of a similar character. All damages and injury to the Premises or the Building caused by any such removal shall be repaired by Tenant, at Tenant’s sole expense.

9.3    Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims, liabilities and damages based on or arising, directly or indirectly, by reason of the making of any Alterations to the Premises by Tenant, or its contractors, agents or employees. If any Alterations are made without the prior written consent of Landlord, Landlord shall have the right to remove and correct such Alterations and restore the Premises to their condition immediately prior thereto, and Tenant shall be liable for all reasonable and actual expenses incurred by Landlord in connection therewith. All Alterations to the Premises or the Building made by either party shall, unless same are required to be removed as provided for above in Section 9.2(i), remain upon and be surrendered with the Premises as a part thereof at the end of the Lease Term, except that Tenant shall have the right to remove, at Tenant’s sole expense, prior to the expiration or termination of this Lease, all movable furniture, furnishings and equipment located in the Premises solely at the expense of Tenant.

ARTICLE X
SIGNS AND FURNISHINGS

10.1    (a)    No sign, advertisement or notice referring to Tenant shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior or the interior of the Building or the Complex except on the directories and doors of offices and such other areas as are designated by Landlord, and then only in such place, number, size, color and style as are approved by Landlord and the Reston Town Center Design Review Board and are in accordance with any applicable state or local building code or zoning regulations. All of Tenant’s signs that are approved by Landlord shall, at Landlord’s election, be installed by Landlord at Tenant’s cost and expense and shall be removed by Tenant at Tenant’s sole cost and expense at the end of the Lease Term (and Tenant shall repair any damage to the Building or the Premises caused by such removal). If any sign, advertisement or notice that has not been approved by Landlord is exhibited or installed by Tenant, Landlord shall have the right to remove the same at Tenant’s expense. Notwithstanding the foregoing, (i) Tenant shall have the right, at Tenant’s sole cost and expense, to install signage identifying Tenant on any floor on which Tenant leases the entire rentable area thereof, and (ii) Landlord shall, at Landlord’s cost, provide Building standard suite entry signage identifying Tenant on any multi-tenant floor occupied by Tenant in a location designated by Landlord, and in such place, number, size, color and style as are approved by Landlord in Landlord’s reasonable discretion. Landlord shall also list Tenant’s name in the Building lobby directory. Landlord’s acceptance of any name for listing on the Building directory will not be deemed, nor will it substitute for, Landlord’s consent, as required by this Lease, to any sublease, assignment or other occupancy of the Premises. Landlord shall have the right to prohibit any advertisement of or by Tenant which in its opinion tends to impair the reputation of the Building or its desirability as a Class A office and retail building, and upon notice from Landlord, Tenant shall immediately refrain from and discontinue any such advertisement. Landlord reserves the right to affix, install and display signs, advertisements and notices on any part of the exterior or interior of the Building but not in the Premises except as may be required by law or in emergency situations.

(b)    Landlord agrees that so long as FireEye, Inc. is leasing at least 46,646 square feet of rentable area in the Building, (i) Tenant, at Tenant’s sole cost and expense, shall have the nonexclusive right to install one (1) sign at the top of the Building (the “Tenant’s Top of Building Sign”) in the location shown on Exhibit J attached hereto (except as otherwise provided below) or, at Tenant’s written election received by Landlord no later than July 1, 2021, on the Alternate Façade Location described below in lieu of the façade shown on Exhibit J; provided, however, that (A) except for the location shown on Exhibit J or Exhibit J-1, whichever is applicable, the color, size, style, placement, method of installation, material finish and configuration of Tenant’s Tope of Building Sign shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and (B) the color, size, style, location, placement, method of installation, material finish and configuration of Tenant’s Top of Building Sign (x) shall be subject to the Reston Town Center Design Review Board’s prior written approval, (y) shall comply with all applicable Legal Requirements, and (z) shall be subject to receipt of any required Approvals, as defined below, and (ii) Tenant, at Tenant’s sole cost and expense, shall have the nonexclusive right to have one (1) listing identifying Tenant and Tenant’s logo (the “Tenant’s Monument Sign”) placed on the existing Building monument sign; provided, however, (A) that subject to the foregoing, the size, style, location, placement, method of installation, material finish and configuration of Tenant’s Monument Sign, shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed and (B) that the color, size, style, location, placement, method of installation, material finish and configuration of Tenant’s Monument Sign (x) shall be subject to the Reston Town Center Design Review Board’s prior written approval, (y) shall comply with all applicable Legal Requirements, and (z) shall be subject to any required Approvals. Subject to receipt of all required Approvals (defined below), Landlord hereby approves Tenant’s standard typeface and logo for use in Tenant’s Top of Building Sign and Tenant’s Monument Sign. Tenant shall be responsible for obtaining and securing, at Tenant’s expense, all necessary permits, approvals or variances with respect to Tenant’s Top of Building Sign and Tenant’s Monument Sign from any applicable federal, state, county, city or other local governing authorities having jurisdiction over the Complex (collectively, “Approvals”). Landlord, at Tenant’s request and expense, shall cooperate with Tenant in securing any necessary Approvals for Tenant’s Top of Building Sign and Tenant’s Monument Sign. In the event Tenant is unable to obtain the necessary Approvals from any applicable federal, state, county or other local governing authorities having jurisdiction over the Complex, Tenant shall have the right to revise Tenant’s Top of Building Sign and/or Tenant’s Monument Sign (as applicable) in whatever manner is required to comply with the applicable Approvals, provided such revisions shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, and if Landlord approves such revisions, in the event that Tenant is unable to secure the required Approvals for the revised Tenant’s Top of Building Sign and/or Tenant’s Monument Sign (as applicable), Tenant shall have no remedy, claim, cause of action or recourse against Landlord, nor shall failure or inability to obtain any necessary Approvals provide or afford Tenant the opportunity to terminate this Lease. Tenant, at Tenant’s sole cost and expense, shall keep and maintain Tenant’s Top of Building Sign and Tenant’s Monument Sign in good condition and repair. Upon the expiration or earlier termination of this Lease (or at such earlier time that Tenant no longer has the right to such signage), Tenant shall remove, at Tenant’s sole cost and expense, Tenant’s Top of Building Sign from the top of the Building and Tenant’s Monument Sign from the Building monument sign and shall cause, at Tenant’s expense, the applicable surface thereof to be repaired and returned to substantially the same condition it was in prior to Tenant’s Top of Building sign or Tenant’s Monument Sign, as applicable, being affixed thereto. Notwithstanding anything to the contrary contained herein, Tenant hereby acknowledges and agrees that, unless Tenant shall have timely elected the

Alternate Façade Location in accordance with the foregoing, Landlord shall have the right, at Landlord’s sole cost and expense, to relocate Tenant’s Top of Building Sign from the location shown on Exhibit J to the alternate façade of the Building and location thereon depicted on Exhibit J-1 attached hereto (the “Alternate Façade Location”) in the event and at such time as the tenant under the Microsoft lease at the Building leases 100,000 rentable square feet in the Building, subject to the Reston Town Center Design Review Board’s prior written approval, compliance with all applicable Legal Requirements, and receipt of all required Approvals. Landlord hereby represents that, as of the Effective Date of this Lease, (1) Microsoft does not lease 100,000 rentable square feet in the Building, and (2) Landlord anticipates that if Tenant’s Top of Building Sign is installed by the Lease Commencement Date, it will be not be required to be located in the Alternate Façade Location (unless Tenant shall have timely elected such Alternate Façade Location).

10.2    Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment and fixtures, which, if considered necessary by Landlord, shall be installed in such manner as Landlord reasonably directs in order to distribute their weight adequately. Any additional structural support or upgrading of the floor supports that may be needed to accommodate any of Tenant’s equipment that exceeds the floor loading specifications for the Building shall be installed at Tenant’s sole cost and expense and shall be subject to the prior written approval of Landlord, which approval shall be granted or withheld in Landlord’s sole and absolute discretion. Any and all damage or injury to the Premises or the Building caused by moving the property of Tenant into or out of the Premises, or due to the same being in or upon the Premises, shall be repaired at the sole cost of Tenant. No furniture, equipment or other bulky matter of any description will be received into the Building or carried in the elevators except as approved by Landlord, and all such furniture, equipment and other bulky matter shall be delivered only through the designated delivery entrance of the Building and the designated freight elevator. All moving of furniture, equipment and other materials shall be under the supervision of Landlord, who shall not, however, be responsible for any damage to or charges for moving the same. Tenant agrees to remove promptly from the sidewalks adjacent to the Building any of Tenant’s furniture, equipment or other material there delivered or deposited.

ARTICLE XI
TENANT’S EQUIPMENT

11.1    Tenant will not install or operate in the Premises any electrically operated equipment or machinery that operates on greater than 110/208 volt power or exceeds Normal Electrical Usage (as defined below) without first obtaining the prior written consent of Landlord. Landlord may condition such consent upon the payment by Tenant of additional rent in compensation for the excess consumption of electricity or other utilities and for the cost of any separate metering or sub-metering of any such equipment that is required and cost of any additional wiring or apparatus that may be occasioned by the operation of such equipment or machinery. In the event that there is located in the Premises a data center containing high density computing equipment, as defined in the U.S. EPA’s Energy Star® rating system (“Energy Star”), Landlord may require the installation in accordance with Energy Star of separate metering or check metering equipment (Tenant being responsible for the costs of any such meter or check meter and the installation and connectivity thereof). Tenant shall directly pay to the utility all electric consumption on any meter and shall pay to Landlord, as additional rent, all electric consumption on any check meter within thirty (30) days after being billed thereof by Landlord, in addition to other electric charges payable by Tenant under the Lease. Tenant shall be entitled to its proportionate share of electrical capacity on each floor of the Premises including its pro-rata share of panel board breaker space, as reasonably determined by Landlord. In the event that Tenant purchases any utility service directly from the provider, Tenant shall promptly provide to Landlord either permission to access Tenant’s usage information from the utility service provider or copies of the utility bills for Tenant’s usage of such services in a format reasonably acceptable to Landlord. In the event Tenant’s electrical circuitry requirements exceed its pro-rata share of panel board breaker space, Tenant will be responsible for the cost of adding supplemental panel board breaker space and related equipment. Tenant shall not install any equipment of any type or nature that will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air-conditioning system or electrical system of the Premises or the Building, without first obtaining the prior written consent of Landlord and Landlord may require that any additional equipment (including supplemental HVAC systems, subject to Section 14.11) be sub-metered. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenant in the Building shall be installed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to reduce such noise and vibration to a level satisfactory to Landlord. “Normal Electrical Usage” is defined as 4 watts per square foot for receptacles and 1.5 watts per square foot for lighting. It is understood and agreed that the Normal Electrical Usage includes, for normal general office purposes, copying machines, personal or desk-top computers and other standard office equipment, but excludes any machine that runs twenty-four (24) hours, seven (7) days a week or is used for supplemental cooling.

ARTICLE XII
ENTRY AND INSPECTION BY LANDLORD

12.1    Subject to the terms and conditions of this Section 12.1 and Section 12.3, Tenant shall permit Landlord, its agents or representatives, to enter the Premises, without charge therefor to Landlord and without diminution of the rent payable by Tenant, to examine, inspect and protect the Premises and the Building (including in the case of threat to life or property) to make such alterations or repairs (as in the sole judgment of Landlord may be deemed necessary), and to exhibit the same to prospective tenants at any time during the last thirteen (13) months of the Lease Term. In connection with any such entry, Landlord shall endeavor to (i) use reasonable efforts to minimize the disruption to Tenant’s use of the Premises and (ii) provide twenty-four (24) hours’ prior written notice to Tenant (except in cases of emergency), which written notice may be via email.

12.2    Subject to compliance with all applicable Legal Requirements and Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed, Tenant shall be permitted to install, or use in substitution, within the Premises (i) continuously monitored video surveillance, (ii) security lighting and (iii) key-card systems (collectively, “Tenant’s Security Systems”). Tenant shall be solely responsible for the cost of any installation, maintenance or removal of any Tenant Security Systems. Tenant shall be obligated to remove any Tenant Security Systems from the Premises at the expiration or earlier termination of the Lease Terms and shall cause the walls, floors and ceilings of the Premises and other areas of the Building which may be damaged in connection with such removal to be repaired to the condition they were in immediately prior to such removal. Subject to the provisions of Sections 12.1 and 12.3, Landlord shall be provided full access to the Premises. Tenant’s Security Systems shall remain the personal property of Tenant. Tenant shall, at Tenant’s sole cost and expense, repair any damage caused by the installation, maintenance, operation and removal of any Tenant’s Security Systems.

12.3    Subject to compliance with all applicable Legal Requirements, Tenant shall have the right, within the Premises, (i) to utilize unarmed security guards, (ii) except in the case of an emergency, to require that Landlord be accompanied by a representative of Tenant (provided Tenant shall make a representative available for such purpose), (iii) to prohibit photographs and (iv) to require that Landlord or any of its designees who access the Premises to wear identification badges (collectively, “Tenant’s Security Protocols”).

12.4    As part of the plan review process set forth in Section 4 of the Work Agreement and in any event prior to the Lease Commencement Date, Tenant shall have the right to designate one area located within the Premises as a secured access area (the “Secured Access Area”), provided that the size, location and configuration of the Secured Access Area shall be subject to Landlord’s reasonable approval. Tenant shall have the right to expand, contract and relocate the Secured Access Area, provided that the size, location and configuration of such expansion, contraction or relocation shall be subject to Landlord’s reasonable approval. Tenant acknowledges that it shall be reasonable for Landlord to take into consideration the needs of present and future tenants and other occupants at the Building in connection with both foregoing approvals. Notwithstanding Landlord’s right to access the Premises accompanied by a representative of Tenant (or without a representative of Tenant if Tenant fails to make a representative available for such purpose) under clause (ii) of Section 12.3, except in an emergency, Landlord shall not enter the Secured Access Area. In case of an emergency, Landlord shall have the right to enter the Secured Access Area by breaking down the doors or by other forcible means and Landlord shall suffer no liability to Tenant whatsoever therefor. Landlord shall be under no obligation whatsoever, notwithstanding anything to the contrary contained in this Lease, to perform any cleaning, maintenance or repair work in the Secured Access Area to which Landlord is not given reasonable access at the time such cleaning, maintenance or other repair work is being performed for the balance of the Premises, and there shall be no reduction or credit in rent or additional rent under this Lease as a result thereof. Tenant shall pay, within thirty (30) days after request therefor, all actual costs incurred by Landlord in connection with Landlord’s compliance with this Section, including, without limitation, any overtime or additional charges for cleaning, maintenance or repair work not performed at the customary times or in the customary manner.

12.5    As part of the plan review process set forth in Section 4 of the Work Agreement and in any event prior to the Lease Commencement Date, Tenant shall have the right to designate a portion of the Premises as a restricted intrusion area (the “Restricted Intrusion Area”), provided that the size, location and configuration of the Restricted Intrusion Area shall be subject to Landlord’s reasonable approval. Landlord shall use commercially reasonable efforts to ensure that any core drills and associated cabling and wiring into the Restricted Intrusion Area from the adjacent floor of the Building will be enclosed, as is reasonably acceptable to Landlord, Tenant and the applicable adjacent floor tenant or other occupant. Tenant acknowledges that if the Restricted Intrusion Area is located in an area that is subject to a lease or other occupancy agreement as of the date on which the Restricted Intrusion Area is designated, any core drills and associated cabling and wiring into the Restricted Intrusion Area from the adjacent floor of the Building may not be enclosed. The cost of such enclosure and other security arrangement shall be at Tenant’s sole expense. Tenant acknowledges and agrees that Landlord shall have the right to escort such adjacent floor tenant or other occupant into the Restricted Intrusion Area for the purpose of installing, inspecting and repairing such cabling and wiring upon the same terms and conditions set forth in Section 12.1.

12.6     Tenant shall maintain such insurance as is appropriate with respect to the Tenant’s Security Systems (including the installation, operation, maintenance and removal thereof), the Tenant’s Security Protocols and the Secured Access Area. Landlord shall have no liability to any party on account of the Tenant’s Security Systems (including the installation, operation, maintenance and removal thereof), the Tenant’s Security Protocols and/or the Secured Access Area (and Landlord’s inability to gain access to the Secured Access Area), including, without limitation, claims based on the interruption of or loss to Tenant’s business). Tenant agrees that, in addition to any indemnification provided Landlord in this Lease, Tenant shall indemnify and shall hold the Landlord Parties harmless from and against all costs, damages, claims, liabilities and expenses (including attorney’s fees and any costs of litigation) suffered by or claimed against the Landlord Parties, directly or indirectly, based on, arising out of or resulting from the

Tenant’s Security Systems (including the installation, operation, maintenance and removal thereof), the Tenant’s Security Protocols and/or the Secured Access Area (and Landlord’s inability to gain access to the Secured Access Area).

ARTICLE XIII
INDEMNITY AND INSURANCE

13.1    Indemnity.

(a)    Tenant’s Indemnity. To the fullest extent permitted by law, Tenant agrees to indemnify, defend, protect, and save harmless the Landlord Parties from and against all claims of whatever nature by a third party arising from or claimed to have arisen from (i) any act, omission or negligence of the Tenant Parties (as hereinafter defined); (ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in or about the Premises from the earlier of (A) the date on which any Tenant Party first enters the Premises for any reason or (B) the Lease Commencement Date, and thereafter throughout and until the end of the Lease Term, and after the end of the Lease Term for so long after the end of the Lease Term as any of Tenant’s Property (as defined in Section 13.4) remains on the Premises, or anyone acting by, through or under Tenant may use, be in occupancy of any part of, or have access to the Premises or any portion thereof; (iii) any accident, injury or damage whatsoever occurring outside the Premises but within the Building or the Parking Garages, or on common areas of the Land (collectively, the “Building Facility”), where such accident, injury or damage results, or is claimed to have resulted, from any act, omission or negligence on the part of any of the Tenant Parties; or (iv) any breach of this Lease by Tenant; or (v) Tenant’s, its employees’, its agents’ or Trainers’ (as defined in Section 14.7) use of the Building’s fitness facility or the Risers (as defined in Section 26.1). Tenant shall pay such indemnified amounts as they are incurred by the Landlord Parties. This indemnification shall not be construed to deny or reduce any other rights or obligations of indemnity that Landlord Parties may have under this Lease.

(b)    Tenant’s Breach. In the event that Tenant breaches any of its indemnity obligations hereunder or under any other contractual or common law indemnity: (i) Tenant shall pay to the Landlord Parties all liabilities, loss, cost, or expense (including reasonable attorneys’ fees) incurred as a result of said breach, and the reasonable value of time expended by the Landlord Parties as a result of said breach; and (ii) the Landlord Parties may deduct and offset from any amounts due to Tenant under this Lease any amounts owed by Tenant pursuant to this section.

(c)    No limitation. The indemnification obligations under this section shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant or any subtenant or other occupant of the Premises under workers’ compensation acts, disability benefit acts, or other employee benefit acts. Tenant waives any immunity from or limitation on its indemnity or contribution liability to the Landlord Parties based upon such acts.

(d)    Subtenants and other occupants. Tenant shall require its subtenants and other occupants of the Premises to provide similar indemnities to the Landlord Parties in a form reasonably acceptable to Landlord.

(e)    Landlord’s Indemnity. Subject to the limitations in Section 15.4 and in Section 13.2 and Section 13.13 of this Article, and to the extent not resulting from any act, omission, fault, negligence or misconduct of Tenant or its contractors, licensees, invitees, agents, servants or employees, Landlord agrees to indemnify, defend, protect, and save harmless Tenant from and against any claim by a third party arising from any injury to any person occurring in the Premises or in the Building Facility after the date that possession of the Premises is first delivered to Tenant and until the expiration or earlier termination of the Lease Term, to the extent such injury results from the gross negligence or willful misconduct of Landlord or Landlord's employees, or from any breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease; provided, however, that in no event shall the aforesaid indemnity render Landlord responsible or liable for any loss or damage to fixtures, personal property or other property of Tenant, and Landlord shall in no event be liable for any indirect or consequential damages. Tenant shall provide notice of any such claim to Landlord as soon as practicable.

(f)    Landlord’s Breach. In the event that Landlord breaches any of its indemnity obligations hereunder or under any other contractual or common law indemnity: (i) Landlord shall pay to the Tenant Parties all liabilities, loss, cost, or expense (including reasonable attorneys’ fees) incurred as a result of said breach, and the reasonable value of time expended by the Tenant Parties as a result of said breach; and (ii) the Tenant Parties may deduct and offset from any amounts due to Landlord under this Lease any amounts owed by Landlord pursuant to this section.

(g)    Survival. The terms of this section shall survive any termination or expiration of this Lease.

(h)    Costs. The foregoing indemnities and hold harmless agreements shall include indemnity for all costs, expenses and liabilities (including, without limitation, attorneys’ fees and disbursements) incurred by the Landlord Parties or Tenant Parties, as applicable, in connection with any such claim or any action or proceeding brought thereon, and the defense thereof. In addition, in the event that any action or proceeding shall be brought against one or more Landlord Parties or Tenant Parties, as applicable, by reason of any such claim, the non-breaching party, upon request from the indemnified party, shall resist and defend such action or proceeding on behalf of the indemnified party by counsel appointed by such party’s insurer (if such claim is covered by insurance without reservation) or otherwise by counsel reasonably satisfactory to the indemnified party. The indemnified party shall not be bound by any compromise or settlement of any such claim, action or proceeding without the prior written consent of such indemnified party.

(i)    Landlord Parties and Tenant Parties. The term “Landlord Party” or “Landlord Parties” shall mean Landlord, any affiliate of Landlord, Landlord’s managing agents for the Building, each Superior Lien Holder (as hereinafter defined) and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents or representatives. The term “Tenant Party” or “Tenant Parties” shall mean Tenant, any affiliate of Tenant, any permitted subtenant or any other permitted occupant of the Premises, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives.

13.2    Tenant’s Risk. Tenant agrees to use and occupy the Premises, and to use such other portions of the Building and the Building Facility as Tenant is given the right to use by this Lease at Tenant’s own risk. The Landlord Parties shall not be liable to the Tenant Parties for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to a Tenant Party’s business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Building or the Building Facility, any fire, robbery, theft, mysterious disappearance, or any other crime or casualty, any cyber attack affecting the Building systems or any computer systems in the Premises or the Building, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building or the Building Facility, or from water, rain or snow that may leak into, or flow from any part of the

Premises or the Building or the Building Facility, or from drains, pipes or plumbing fixtures in the Building or the Building Facility. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of the Tenant Party, and neither the Landlord Parties nor their insurers shall in any manner be held responsible therefor. The Landlord Parties shall not be responsible or liable to a Tenant Party, or to those claiming by, through or under a Tenant Party, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building or otherwise. The provisions of this section shall be applicable to the fullest extent permitted by law, and until the expiration or earlier termination of the Lease Term, and during such further period as Tenant or anyone acting by, through or under Tenant may use, be in occupancy of any part of, or have access to the Premises or of the Building.

13.3    Tenant’s Commercial General Liability Insurance. Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Lease Commencement Date, and thereafter throughout and until the end of the Lease Term, and after the end of the Lease Term for so long after the end of the Lease Term as Tenant or anyone acting by, through or under Tenant may use, be in occupancy of any part of, or have access to of the Premises or any portion thereof, a policy of commercial general liability insurance, on an occurrence basis, issued on a form at least as broad as Insurance Services Office (“ISO”) Commercial General Liability Coverage “occurrence” form CG 00 01 10 01 or another Commercial General Liability “occurrence” form providing equivalent coverage. Such insurance shall include contractual liability coverage, specifically covering but not limited to the indemnification obligations undertaken by Tenant in this Lease. The minimum limits of liability of such insurance shall be Five Million Dollars ($5,000,000.00) per occurrence, which may be satisfied through a combination of primary and excess/umbrella insurance (subject to Landlord’s reasonable approval). In addition, in the event Tenant hosts a function in the Premises, Tenant agrees to obtain, and cause any persons or parties providing services for such function to obtain, the appropriate insurance coverages as determined by Landlord (including liquor liability coverage, if applicable) and provide Landlord with evidence of the same.

13.4    Tenant’s Property Insurance. Tenant shall maintain at all times during the Term of the Lease, and during such earlier or later time as Tenant may be performing work in or to the Premises or have property, fixtures, furniture, equipment, machinery, goods, supplies, wares or merchandise on the Premises, and continuing thereafter so long as any of Tenant’s Property remains on the Premises, or Tenant or anyone acting by, through or under Tenant may use, be in occupancy of or have access to, any part of the Premises, business interruption insurance and insurance against loss or damage covered by the so-called “all risk” or equivalent type insurance coverage with respect to (i) Tenant’s property, fixtures, furniture, equipment, machinery, goods, supplies, wares and merchandise, and other property of Tenant located at the Premises (ii) all additions, alterations and improvements and other modifications made by or on behalf of the Tenant in the Premises (except to the extent paid for by Landlord in connection with this Lease) or existing in the Premises as of the Effective Date (“Leasehold Improvements”), and (iii) any property of third parties, including but not limited to leased or rented property, in the Premises in Tenant’s care, custody, use or control, provided that such insurance in the case of (iii) maybe be maintained by such third parties, (collectively “Tenant’s Property”). At the request of Landlord, Tenant shall provide to Landlord a detailed description of the Leasehold Improvements made by or on behalf of Tenant and the cost thereof. The business interruption insurance required by this section shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than the Base Rent then in effect during any Lease Year, plus any additional rent due and payable for the immediately preceding Lease Year. The “all risk” insurance required by this section shall be in an amount at least equal to the full replacement cost of Tenant’s Property. In addition, during such time as Tenant is performing work in or to the Premises, Tenant, at Tenant’s expense, shall also maintain, or shall cause its contractor(s) to maintain, builder’s risk insurance for the full insurable value of such work. Landlord and such additional persons or entities as Landlord may reasonably request shall be named as loss payees, as their interests may appear, on the policy or policies required by this section for Leasehold Improvements. In the event of loss or damage covered by the “all risk” insurance required by this section, the responsibilities for repairing or restoring the loss or damage shall be determined in accordance with Article XVII below. To the extent that Landlord is obligated to pay for the repair or restoration of the loss or damage covered by the policy, Landlord shall be paid the proceeds of the “all risk” insurance covering the loss or damage. To the extent Tenant is obligated to pay for the repair or restoration of the loss or damage, covered by the policy, Tenant shall be paid the proceeds of the “all risk” insurance covering the loss or damage. If both Landlord and Tenant are obligated to pay for the repair or restoration of the loss or damage covered by the policy, the insurance proceeds shall be paid to each of them in the pro rata proportion of their obligations to repair or restore the loss or damage. If the loss or damage is not repaired or restored (for example, if the Lease is terminated pursuant to Article XVII), the insurance proceeds shall be paid to Landlord and Tenant in the pro rata proportion of their relative contributions to the cost of the leasehold improvements covered by the policy. The insurance required to be maintained by Tenant pursuant to this section may be carried under blanket insurance policies covering the Premises and other properties owned or leased by Tenant or Tenant’s Affiliates, so long as such policies comply with this Lease. The coverage provided by such policies shall at all times meet the requirements of this Lease, without co-insurance.

13.5    Tenant’s Other Insurance. Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Lease Commencement Date, and thereafter throughout the end of the Lease Term, and after the end of the Lease Term for so long after the end of the Lease Term any of Tenant’s Property remains on the Premises or as Tenant or anyone acting by, through or under Tenant may use, be in occupancy of, or have access to the Premises or any portion thereof, (1) comprehensive automobile liability insurance (covering any automobiles owned or operated by Tenant at the Building Facility) issued on a form at least as broad as ISO Business Auto Coverage form CA 00 01 07 97 or other form providing equivalent coverage; (2) worker’s compensation insurance or participation in a monopolistic state workers’ compensation fund; and (3) employer’s liability insurance or (in a monopolistic state) Stop Gap Liability insurance. Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Such worker’s compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Premises are located (as the same may be amended from time to time). Such employer’s liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.

13.6    Requirements For Insurance. All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies that are admitted to do business, and are in good standing, in the jurisdiction in which the Premises are located and that have a rating of at least “A” and are within a financial size category of not less than “Class IX” in the most current Best’s Key Rating Guide or such similar rating as may be reasonably selected by Landlord. All such insurance shall be acceptable in form and content to Landlord. Tenant shall provide Landlord thirty (30) days’ prior written notice of cancellation. All commercial general liability, excess/umbrella liability and automobile liability insurance policies shall be primary and noncontributory. No such policy shall contain any self-insured retention greater than Twenty-Five Thousand Dollars ($25,000.00). Any deductibles and such self-insured retentions shall be deemed to be “insurance” for purposes of the waiver in Section 13.13 below. Landlord reserves the right from time to time to require Tenant to obtain reasonably higher minimum amounts of insurance based on such limits as are customarily carried with respect to similarly situated tenants in comparable properties in the area in which the Premises are located. The minimum amounts of insurance required by this Lease shall not be reduced by the payment of claims or for any other reason. In the event Tenant shall fail to obtain or maintain any insurance meeting the requirements of this Article, or to deliver such policies or certificates as required by this Article, Landlord may, at its option, on ten (10) days’ notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within ten (10) days after delivery to Tenant of bills therefor.

13.7    Additional Insureds. To the fullest extent permitted by law, the commercial general liability and auto insurance carried by Tenant pursuant to this Lease, and any additional liability insurance carried by Tenant pursuant to Section 13.3 of this Lease, shall name Landlord, Landlord’s managing agent, the persons and entities set forth on Exhibit G attached hereto and made a part hereof, and such other persons and entities as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to this Lease or the operations of Tenant (collectively “Additional Insureds”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured. For the avoidance of doubt, each primary policy and each excess/umbrella policy through which Tenant satisfies its obligations under this Section must provide coverage to the Additional Insured that is primary and non-contributory.

13.8    Certificates of Insurance. On or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Lease Commencement Date, Tenant shall furnish Landlord with certificates evidencing the insurance coverage required by this Lease, and renewal certificates shall be furnished to Landlord at least annually thereafter, and at least thirty (30) days prior to the expiration date of each policy for which a certificate was furnished. (Acceptable forms of such certificates for liability and property insurance, respectively, as of the date hereof, are attached as Exhibit H, however other forms of certificates may satisfy the requirements of this section.) In jurisdictions requiring mandatory participation in a monopolistic state workers’ compensation fund, the insurance certificate requirements for the coverage required for workers’ compensation will be satisfied by a letter from the appropriate state agency confirming participation in accordance with statutory requirements. Such current participation letters required by this Section shall be provided every six (6) months for the duration of this Lease. Failure by the Tenant to provide the certificates or letters required by this Section shall not be deemed to be a waiver of the requirements in this Section. Upon request by Landlord, a true and complete copy of any insurance policy required by this Lease shall be delivered to Landlord within ten (10) business days following Tenant’s receipt of Landlord’s written request.

13.9    Subtenants and Other Occupants. Tenant shall require its subtenants and other occupants of the Premises to provide written documentation evidencing the obligation of such subtenant or other occupant to indemnify the Landlord Parties to the same extent that Tenant is required to indemnify the Landlord Parties pursuant to section 13.1 above, and to maintain insurance that meets the requirements of this Article, and otherwise to comply with the requirements of this Article, provided that the terms of this Section 13.9 shall not relieve Tenant of any of its obligations to comply with the requirements of this Article. Tenant shall require all such subtenants and occupants to supply certificates of insurance evidencing that the insurance requirements of this Article have been met and shall forward such certificates to Landlord on or before the earlier of (i) the date on which the subtenant or other occupant or any of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives first enters the Premises or (ii) the commencement of the sublease. Tenant shall be responsible for identifying and remedying any deficiencies in such certificates or policy provisions.

13.10    No Violation of Building Policies. Tenant shall not commit or permit any violation of the policies of fire, boiler, sprinkler, water damage or other insurance covering the Building Facility and/or the fixtures, equipment and property therein carried by Landlord, or do or permit anything to be done, or keep or permit anything to be kept, in the Premises, which in case of any of the foregoing (i) would result in termination of any such policies, (ii) would adversely affect Landlord’s right of recovery under any of such policies, or (iii) would result in reputable and independent insurance companies refusing to insure the Building Facility or the property of Landlord in amounts reasonably satisfactory to Landlord.

13.11    Tenant to Pay Premium Increases. If, because of anything done, caused or permitted to be done, or omitted solely by Tenant (or its subtenant or other occupants of the Premises), the rates for liability, fire, boiler, sprinkler, water damage or other insurance on the Building Facility or on the property and equipment of Landlord or any other tenant or subtenant in the Building shall be higher than they otherwise would be, Landlord shall provide written notice thereof to Tenant. If following not less than ten (10) business days prior written notice, Tenant fails to remedy the situation, Tenant shall be responsible for the cost of reimbursing Landlord and/or the other tenants and subtenants in the Building for the additional insurance premiums thereafter paid by Landlord or by any of the other tenants and subtenants in the Building which shall have been charged solely because of the aforesaid reasons, such reimbursement to be made from time to time on Landlord’s demand.

13.12    Landlord’s Insurance.

    (a)    Required insurance. Landlord shall maintain insurance against loss or damage with respect to the Building on an “all risk” or equivalent type insurance form, with customary exceptions, subject to such deductibles and self-insured retentions as Landlord may determine, in an amount equal to at least the replacement value of the Building. Landlord shall also maintain such insurance with respect to any improvements, alterations, and fixtures of Tenant located at the Premises to the extent paid for by Landlord. The cost of such insurance shall be treated as a part of Operating Expenses. Such insurance shall be maintained with an insurance company selected by Landlord. Payment for losses thereunder shall be made solely to Landlord.

(b)    Optional insurance. Landlord may maintain such additional insurance with respect to the Building and the Building Facility, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance and/or rent insurance that are customary for landlords of comparable buildings in the Market Area. Landlord may also maintain such other insurance as may from time to time be required by Superior Lien Holder. The cost of all such additional insurance shall also be part of the Operating Expenses.

(c)    Blanket and self-insurance. Any or all of Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties, or by Landlord or any affiliate of Landlord under a program of self-insurance, and in such event Operating Expenses shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Building.

(d)    No obligation. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, Tenant’s Property, including any such property or work of tenant’s subtenants or occupants. Landlord will also have no obligation to carry insurance against, nor be responsible for, any loss suffered by Tenant, subtenants or other occupants due to interruption of Tenant’s or any subtenant’s or occupant’s business.

13.13    Waiver of Subrogation. To the fullest extent permitted by law, and notwithstanding any term or provision of this Lease to the contrary, the parties hereto waive and release any and all rights of recovery against the other, and agree not to seek to recover from the other or to make any claim against the other, and in the case of Landlord, against all “Tenant Parties”, and in the case of Tenant, against all “Landlord Parties” (hereinafter defined), for any loss or damage incurred by the waiving/releasing party to the extent such loss or damage is insured under or arises from the risks insured against under any insurance policy required by this Lease or which would have been so insured had the party carried the insurance it was required to carry hereunder. Tenant shall obtain from its subtenants and other occupants of the Premises a similar waiver and release of claims against any or all of Tenant or Landlord. The insurance policies required by this Lease shall contain no provision that would invalidate or restrict the parties’ waiver and release of the rights of recovery in this section. The parties hereto covenant that no insurer shall hold any right of subrogation against the parties hereto by virtue of such insurance policy.

13.14    Tenant’s Work. During such times as Tenant is performing work or having work or services performed in or to the Premises, Tenant shall require its contractors, and their subcontractors of all tiers, to obtain and maintain commercial general liability, automobile, workers compensation, employer’s liability, builder’s risk, and equipment/property insurance in accordance with the terms and conditions of Schedule II to Exhibit B attached hereto and made a part hereof, as the same may be modified by written notice from Landlord from time to time consistent with such terms as are customarily required of such contractors and subcontractors on similar projects. The amounts and terms of all such insurance are subject to Landlord’s written approval, which approval shall not be unreasonably withheld. The commercial general liability and auto insurance carried by Tenant’s contractors and their subcontractors of all tiers pursuant to this section shall name the Additional Insureds as additional insureds with respect to liability arising out of or related to their work or services. Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured. Tenant shall obtain and submit to Landlord, prior to the earlier of (i) the entry onto the Premises by such contractors or subcontractors or (ii) commencement of the work or services, certificates of insurance evidencing compliance with the requirements of this section and Schedule II to Exhibit B hereto.

13.15    Self-Insurance. At Tenant’s option, for so long as (i) FireEye, Inc. is the Tenant under this Lease, (ii) no Event of Default exists, (iii) Tenant maintains a credit rating from at least one institutional rating service (Standard & Poors, Moody’s, or Fitch) of “A-” or better, and (iv) Tenant satisfies the Net Worth Requirement defined hereinbelow, Tenant may elect to “self-insure” and maintain self insured retentions in its property insurance policy larger than those permitted by Section 13.6 above and may self-insure some or all of Tenant’s Property located at the Premises (i.e., Tenant may elect to absorb all or a portion of the risks for which Tenant would otherwise have insurance coverage under Tenant’s policies in this Lease). To the extent Tenant elects to self-insure such risks then, as between Landlord and Tenant, Landlord and Tenant shall maintain all rights and obligations between themselves as if Tenant maintained the insurance with a third-party insurer, including any waivers of any rights of recovery and/or subrogation against one another or their insurers for any losses which would have been covered had Tenant maintained such third-party insurance. Also, in such event, Tenant shall pay from its assets the costs, expenses, damages, claims, losses and liabilities, including attorneys’ fees and defense costs, relating to injury or death to persons or damage to property, to the extent that a third-party insurance company would have been obligated to pay those amounts if Tenant had maintained the insurance required by this Article. Any undertaking by Tenant to maintain larger self-insured retentions or to self-insure Tenant’s Property located at the Premises pursuant to this section shall not relieve Tenant from any of Tenant’s other obligations under this Article, nor shall it serve to adversely affect Landlord. The rights and obligations of Landlord shall remain the same as if Tenant had obtained and maintained separate insurance from an independent institutional insurer of recognized responsibility for the coverages as provided herein, including the application of the waivers and releases in 13.13 above. Tenant shall be liable as a self-insurer for the same coverages and the same amount of insurance as would Tenant’s insurer if Tenant maintained the insurance described in this Article. As used herein the term “Net Worth Requirement” shall mean that Tenant shall maintain a net worth of at least $500,000,000 in the equivalent of year 2018 dollars as calculated in accordance with generally accepted accounting principles consistently applied on a year-to-year basis. Tenant shall periodically demonstrate its compliance with the Net Worth Requirement, to Landlord’s satisfaction, upon request by Landlord.

ARTICLE XIV
SERVICES AND UTILITIES

14.1    Landlord shall furnish to the Premises year-round HVAC during normal hours of operation of the Building, as hereinafter provided, during the seasons when such utilities are required, as determined in Landlord’s reasonable judgment, in accordance with the specifications outlined in Exhibit I, but in no event at a level that is less than the level provided by landlords of similar Class A office buildings located in the Market Area. Landlord shall also provide reasonably adequate electricity (in accordance with the specifications outlined in Exhibit I), water, exterior window-cleaning service, and janitorial service (after 6:00 p.m.) on Monday through Friday only, excluding legal holidays, in accordance with the janitorial specifications outlined in Exhibit E attached hereto. Landlord will also provide elevator service; provided, however, that Landlord shall have the right to remove elevators from service as may be required for moving freight, or for servicing or maintaining the elevators or the Building. At least one elevator cab shall be available for use by Tenant at all times (except in the event of an emergency). The normal hours of operation of the Base Building HVAC system will be 7:00 a.m. to 7:00 p.m. on Monday through Friday (except legal holidays) and, upon request by Tenant provided to Landlord prior to 5:00 p.m. on the preceding Friday, in writing, via telephone, or via email, 8:00 a.m. to 2:00 p.m. on Saturday (except legal holidays). There will be no normal hours of operation of the Building on Sundays or legal holidays, and Landlord shall not be obligated to maintain or operate the Building at such times unless special arrangements are made by Tenant. In the event Tenant requires after-hours HVAC service on Sundays or legal holidays, Tenant shall request such service prior to 5:00 p.m. on the preceding Friday (or 5:00 p.m. on the preceding business day in the case of desired service on a legal holiday). In the event Tenant requires after-hours HVAC service on regular business days (i.e., service after 7:00 p.m.), Tenant shall give notice to Landlord on or before 5:00 p.m. of such business day. The services and utilities required to be furnished by Landlord, other than electricity and water, will be provided only during the normal hours of operation of the Building, except as otherwise specified herein. It is agreed that if Tenant requires HVAC beyond the normal hours of operation set forth herein, Landlord will furnish such HVAC, provided Tenant gives Landlord’s agent sufficient advance notice of such requirement (as set forth above) and Tenant agrees to pay for the cost of such overtime HVAC in accordance with Landlord’s then current schedule of costs and assessments for such HVAC as charged to other tenants in the Building. Landlord agrees to provide an access-control system in the Building comparable to the system in Class A office and retail buildings in the Market Area, which shall permit Tenant to have access to the Premises on a 24-hour, seven-days-a-week basis (except in the event of emergency). Landlord shall, at its cost, provide an initial set of cards, fobs or similar access devices to the Building in an amount equal to the number of initial employees of Tenant who work at the Premises as of the Lease Commencement Date in an aggregate amount not to exceed four (4) access cards for each 1,000 square feet of above grade rentable area in the Premises; provided, however, that any replacement or additional devices requested by Tenant after the Lease Commencement Date shall be provided by Landlord and Tenant shall reimburse Landlord for Landlord’s cost therefor.

Tenant shall have the right to install Tenant’s security systems, fixtures and mechanisms to restrict access to the Premises, subject to Landlord’s reasonable approval and otherwise subject to the terms of Article 9. Landlord reserves the right to temporarily close common areas, or portions thereof (including, but not limited to, any fitness facility, outdoor areas and rooftop) to the extent reasonably required for purposes of repair, cleaning, maintenance and/or renovations. Notwithstanding anything to the contrary contained herein, if (i) Landlord closes any portion of the common areas of the Building for a period of more than two (2) consecutive business days, (ii) such closure is not the result of any act of Tenant or its Invitees or of strikes, unavailability of parts or other materials, or any other cause beyond Landlord’s control, and (iii) such closure renders the Premises inaccessible and untenantable by Tenant and the Premises is not used or occupied by Tenant, then, as Tenant’s sole and exclusive remedy therefor, Tenant shall be entitled to a pro rata abatement of base rent beginning on the first (1st) business day that the Premises is so inaccessible and untenantable (and not used or occupied) and continuing until the Premises is rendered accessible or tenantable (or Tenant recommences using or occupying the Premises).

14.2    (a)    It is understood and agreed that Landlord shall not have any liability to Tenant whatsoever as a result of Landlord’s failure or inability to furnish any of the utilities or services required to be furnished by Landlord hereunder, whether resulting from breakdown, removal from service for maintenance or repairs, strikes, scarcity of labor or materials, acts of God, governmental requirements, or any other cause whatsoever. It is further agreed that any such failure or inability to furnish the utilities or services required hereunder shall not be considered an eviction, actual or constructive, of Tenant from the Premises, and shall not entitle Tenant to terminate this Lease or to an abatement of any rent payable hereunder.

    (b)    Notwithstanding the provisions of Section 14.2(a) to the contrary, if (i) the services described in Section 14.1 hereof are interrupted for a period of more than three (3) consecutive business days as a result of Landlord’s (or its agents’ or employees’) negligence or willful misconduct, (ii) such interruption is not the result of any act of Tenant or its Invitees or of strikes, unavailability of parts or other materials, or any other cause beyond Landlord’s control, and (iii) such interruption renders all or any portion of the Premises untenantable by Tenant and the Premises or such portion thereof are not used or occupied by Tenant, then, as Tenant’s sole and exclusive remedy therefor, Tenant shall be entitled to a pro rata abatement of rent beginning on the first (1st) business day that the Premises or any portion thereof are unusable (and not used or occupied) and continuing until the Premises or such portion thereof is rendered tenantable (or Tenant recommences using or occupying the Premises or such portion thereof).

14.3    Landlord will use its commercially reasonable efforts to cause the restoration of any interrupted utility services; further, should any base building equipment or machinery break down so as to render the Premises unusable by Tenant, Landlord shall promptly repair or replace it (subject to delays which result from strikes, unavailability of parts or other materials, or other matters beyond Landlord’s reasonable control).

14.4    The parties hereto agree to comply with all energy conservation controls and requirements applicable to office and retail buildings that are imposed or instituted by the Federal, state or local governments, having jurisdiction over the Building, including without limitation, controls on the permitted range of temperature settings in office and retail buildings, and requirements necessitating curtailment of the volume of energy consumption or the hours of operation of the Building. Any terms or conditions of this Lease that conflict or interfere with compliance with such controls or requirements shall be suspended for the duration of such controls or requirements. It is further agreed that compliance with such controls or requirements shall not be considered an eviction, actual or constructive, of Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement of any rent payable hereunder.

14.5    Tenant shall reimburse Landlord for any excess water usage in the Premises. “Excess water usage” shall mean the excess of Tenant’s water usage during any billing period for water services over the estimated average water usage during the same period for all office tenants of the Building (excluding Tenant), as computed by Landlord. If Tenant connects into Landlord’s supplemental cooling system currently located (or to be located) on the roof of the Building, then Tenant shall reimburse Landlord for all reasonable and actual costs incurred by Landlord therefor, as reasonably determined by Landlord. Tenant shall reimburse Landlord for any excess usage of supplemental condenser water, which excess usage shall be paid for by Tenant in the same manner and subject to similar conditions as apply to excess water usage and electricity usage pursuant to this Section 14.5.

14.6    The Building (including the roof deck and the Parking Garages) is a non-smoking facility. Tenant agrees to adhere to Landlord’s rules and regulations pertaining to such policy (as the same may be amended from time to time, provided Tenant receives written notice thereof), as set forth in the Building’s Rules and Regulations, a current copy of which are attached hereto as Exhibit C.

14.7    Subject to applicable Legal Requirements and governmental and quasi-governmental prohibitions and/or restrictions, for so long as Tenant is a tenant in the Building and the fitness facility in the Complex remains open to office tenants of the Complex, Tenant’s employees who work in the Building shall have the nonexclusive right (subject to reasonable rules and regulations and reasonable fees) to use the fitness facility. Landlord shall, for the Lease Term, continually operate and maintain the fitness facility. The fitness facility shall be available to Tenant’s employees who work in the Building on a regular basis on a non-exclusive first-come, first-served basis. Landlord may specifically condition the use of the fitness facility by any person upon such person’s execution of a written waiver and release holding Landlord harmless from any and all liability, damage, expense, cause of action, suit, claim, judgment and cost of defense arising from injury to such employee or guest occurring in the fitness facility or resulting from the use thereof. Neither Landlord nor Landlord’s agents or partners, shall have any liability to Tenant or its Invitees for any damage, injury, loss, expense, compensation or claim whatsoever arising out of the use of the fitness facility. Tenant may (pursuant to any requirements Tenant may choose to impose) permit its employees to employ personal trainers, whom are qualified to perform the activities associated with training individuals on a one-on-one basis and whom have been certified in the fitness industry by a nationally recognized certification program (“Trainers”), to work with Tenant’s employees, only, on a one-on-one basis in the Building’s fitness facility. Prior to performing any activities in the Building each Trainer shall execute Landlord’s then standard written waiver and release as described above.

14.8    Tenant and its employees may bring bicycles into the Premises provided that the bicycles are brought into the Premises through the Building Service elevator.

14.9    Unless otherwise expressly provided in this Lease, costs for the services and utilities required to be furnished and/or performed by Landlord that are described in this Article XIV shall be passed through to Tenant as an Operating Expense to the extent permitted pursuant to Article IV hereof.

14.10    (a)    Landlord agrees to use commercially reasonable and legally compliant efforts to ensure that the personnel of Landlord’s contractor performing cleaning services in the Premises (i) are not Non-US Persons, and (ii) have been subject to a background check consistent with commercially reasonable practices.  For purposes of this Lease, the term “Non-US Person” shall be consistent with the definition provided in 8 U.S.C. Section 1334b(a)(3), as amended or replaced from time to time, which currently provides that a “Non-US Person” is anyone who is not: (i) a U.S. Citizen or national, (ii) an alien lawfully admitted for permanent residence in the U.S. (i.e. an alien possessing a valid Form I-550 known as a “green card”), (iii)

an alien resident in the U.S. since 1982 and subject to the 1986 amnesty statue, (iv) a recipient of official asylum or refugee status, or (v) an alien lawfully admitted for temporary employment in connection with certain agricultural jobs as defined in 8 U.S.C. Section 1324b(a)(3)(i.e. migrant workers).  Tenant shall pay, within thirty (30) days after request therefor, all actual third-party incremental increases in costs incurred by Landlord in connection with Landlord’s compliance with this paragraph.

(b)     If Landlord changes janitorial service providers after the Effective Date, in lieu of Landlord’s obligation to provide janitorial services for the Premises pursuant to Section 14.1(a) above, Tenant shall have the right, upon at least thirty (30) days prior written notice thereof to Landlord, to separately contract for the provision of all janitorial services for the Premises at Tenant’s sole cost and expense, effective as of the date specified by Tenant in such notice, which date shall be no earlier than thirty (30) days after the date of such notice. In such event, (A) Tenant shall be solely responsible for the cost of all janitorial services it provides for the Premises, including without limitation, in the event Tenant chooses to provide its own day porter services, such day porter services and the replenishment of restroom supplies for the core area restrooms on all floors on which Tenant leases the entire rentable area, (B) Tenant’s proportionate share of Operating Expenses shall continue to include all janitorial costs as Landlord incurs in connection with the Building less the savings for any evening cleaning provided by Tenant (but in all events including the cost for day porter services even if Tenant provides its own day porter services), (C) Base Year Operating Expenses shall be reduced by the cost of providing evening janitorial services for the Premises only incurred by Landlord in the Base Year and included in Operating Expenses and (D) the provisions of Section 4.2 shall otherwise apply to cause an equitable adjustment to the Operating Expenses. In addition, Tenant’s janitorial services (I) shall not interfere with Landlord’s janitorial services or with the Building operations, (II) shall be performed in a manner consistent with janitorial services provided to comparable Class A office buildings in the Market Area, (III) shall be subject to Landlord’s reasonable rules and regulations, and (IV) shall include, at a minimum, the janitorial specifications as set forth in Exhibit E attached hereto that are applicable to leasable space. During any period in which Tenant provides janitorial services for the Premises, Tenant shall require its janitorial vendor to provide written documentation evidencing the obligation of such vendor to indemnify the Landlord Parties to the same extent that Tenant is required to indemnify the Landlord Parties pursuant to Section 13.1 above, and to maintain insurance that meets the requirements of Article XIII, provided that the terms hereof shall not relieve Tenant of any of its obligations to comply with the requirements of Article XIII. Tenant shall require all such janitorial vendors to supply certificates of insurance evidencing that the insurance requirements of Article XIII have been met and shall forward such certificates to Landlord on or before the date on which the vendor first enters the Premises. Tenant shall be responsible for identifying and remedying any deficiencies in such certificates or policy provisions.

14.11    Tenant shall have the right to install supplemental heating, ventilation and air conditioning unit(s) (the “Supplemental HVAC Units”) at the Premises, subject to Landlord’s approval of the plans and specifications in connection therewith pursuant to Article 9. If the Premises or any portion thereof is at any time served by Supplemental HVAC Units, (i) Tenant, at Tenant's expense, shall install an electric submeter for the Supplemental HVAC Unit(s) concurrently with Tenant's installation of such Supplemental HVAC Unit(s) and pay to Landlord all electricity charges (including any taxes and other fees associated with such electricity charges) measured on such submeter within thirty (30) days after receipt of an invoice therefor; (ii) Tenant shall reimburse Landlord for all reasonable and actual costs incurred by Landlord in connection with Tenant connecting Supplemental HVAC Units to Landlord’s base Building condenser water loop in accordance with Section 14.5, (iii) Tenant, at Tenant's expense, shall at all times maintain a Supplemental HVAC Unit(s) service contract with a firm and upon such terms as may be reasonably satisfactory to Landlord, and Tenant shall provide Landlord with such documentation and other evidence as Landlord might reasonably request from time to time to demonstrate Tenant’s proper maintenance of the Supplemental HVAC Unit(s), and (iv) in no event shall Landlord be liable for, and Tenant hereby waives any claim for, any losses and other damages (whether direct, indirect, consequential or punitive damages, including loss of profits or business opportunity) to persons, property, equipment or otherwise arising in connection with the Base Building HVAC System including any failure of the base Building condenser water loop and/or any equipment related thereto to operate as such loop and/or equipment was designed to operate and regardless of the cause of such failure.

ARTICLE XV
DEFAULT AND LIABILITY OF LANDLORD

15.1    Except as specifically provided in the last sentence of this Section 15.1 and except as specifically provided in the Lease, Landlord shall not be liable to Tenant or to its Invitees for any damage, injury, loss, compensation or claim, including but not limited to claims for the interruption of or loss to Tenant’s business, based on, arising out of, or resulting from any cause whatsoever, including but not limited to the following: repairs to any portion of the Premises or the Building; interruption in the use of the Premises; any accident or damage resulting from the use or operation (by Landlord, Tenant or any other person or persons) of elevators, or of the heating, cooling, electrical or plumbing equipment or apparatus; the termination of this Lease by reason of the destruction of the Premises or the Building; any fire, robbery, theft, mysterious disappearance or any other casualty; the actions of any other tenants of the Building or of any other person or persons; and any leakage in any part or portion of the Premises or the Building, or from water, rain or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Building. Any goods, property or personal effects stored or placed by Tenant or its employees in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor. It is understood that the employees of Landlord are prohibited from receiving any packages or other articles delivered to the Building for Tenant, and if any such employee receives any such package or articles, such employee shall be acting as the agent of Tenant for such purposes and not as the agent of Landlord. Notwithstanding the foregoing provisions of this Section 15.1 to the contrary, Landlord shall not be released from liability to Tenant for damage or injury caused by the gross negligence or willful misconduct of Landlord or its employees; provided, however, in no event shall Landlord have any liability to Tenant for any claims based on the interruption of or loss to Tenant’s business or for any indirect losses or consequential damages or punitive damages or other special damages whatsoever.

15.2    In the event that at any time Landlord shall sell or transfer title to the Building, provided the purchaser or transferee assumes in writing the obligations of Landlord hereunder arising from and after the date of the transfer, Landlord named herein shall not be liable to Tenant for any obligations or liabilities based on or arising out of events or conditions occurring on or after the date of such sale or transfer. Furthermore, Tenant agrees to attorn to any such purchaser or transferee upon all the terms and conditions of this Lease.

15.3    In the event that Tenant shall have a claim against Landlord, Tenant shall not have the right to deduct the amount allegedly owed to Tenant from any rent or other sums payable to Landlord hereunder, it being understood that Tenant’s sole remedy for recovering upon such claim shall be to institute an independent action against Landlord.

15.4    Tenant agrees that in the event Tenant is awarded a money judgment against Landlord, Tenant’s sole recourse for satisfaction of such judgment shall be limited to execution against the estate and interest of Landlord in the Building. Except as otherwise specifically provided herein, in no event shall any other assets of Landlord, any partner of Landlord, the holder of any mortgage (or anyone claiming by through or under such holder) or any other person or entity be available to satisfy, or be subject to, such judgment, nor shall any partner of

Landlord or any such other person or entity be held to have any personal liability for satisfaction of any claims or judgments that Tenant may have against Landlord or any partner of Landlord in such partner’s capacity as a partner of Landlord. In the event Tenant obtains a final nonappealable judgment against Landlord, but is unable to collect after reasonable collection efforts because Landlord has no equity in the Building, or is otherwise judgment proof, Tenant, at its option, may offset the judgment against its rental obligations hereunder.

15.5    In the event that Landlord fails to perform any maintenance or repair obligations of Landlord under this Lease with respect to the Premises (such failure, a “Delayed Repair”), and, except in the case of an emergency, (a) such failure shall continue for a period of fifteen (15) days after receipt of written notice from Tenant to Landlord and any lender of Landlord (“First Repair Self Help Notice”) or, if such failure cannot reasonably be cured within fifteen (15) days, then such longer period as may be required for such cure provided that Landlord commences such cure within such fifteen (15) day period and diligently pursues such cure to completion, and (b) such failure shall continue for three (3) business days after receipt of an additional written notice from Tenant to Landlord and any lender of Landlord following the expiration of the period described in clause (b) above (“Second Repair Self Help Notice”), and (c) Landlord has not disputed in writing that it has failed to perform any maintenance or repair obligation of Landlord under this Lease, then Landlord shall reimburse Tenant for either (x) a portion of the reasonable costs and expenses actually incurred by Tenant in curing such Delayed Repair, in an amount equal to the difference between such total costs and expenses actually incurred by Tenant less Tenant’s proportionate share of such costs and expenses, if and to the extent such expenses are includable as Operating Expenses pursuant to Article IV hereof or (y) the reasonable costs and expenses actually incurred by Tenant in curing such Delayed Repair, if such expenses are not so includable as Operating Expenses (as applicable, the “Excess Repair Costs”) within thirty (30) days after Landlord has received from Tenant an invoice therefor (and Tenant has provided a copy of same to any lender of Landlord). Any Excess Repair Costs so reimbursed to Tenant by Landlord shall not be includable in the Operating Expenses payable by Tenant pursuant to Article IV above. The First Repair Self Help Notice and the Second Repair Self Help Notice each shall include a statement that Tenant intends to exercise this right to self help and shall identify in reasonable detail the basis for the self help and the actions Tenant intends to undertake to perform the Delayed Repair. Further notwithstanding anything to the contrary contained in this Lease, Tenant’s right to perform any such self help pursuant to this Section 15.5 is conditioned upon strict compliance by Tenant with the following requirements: Tenant shall ensure that (i) all such work shall be performed solely by contractors, subcontractors and design consultants, as applicable, who are bonded, licensed in the Commonwealth of Virginia, qualified and recognized as reputable within their field, (ii) each entity performing such work shall have obtained public liability and worker’s compensation insurance policies covering all persons who will perform such work in amounts customary for comparable work in buildings comparable to the Building, and (iii) all such work shall be performed in a good, workmanlike, first-class and prompt manner, in accordance with any rules for contractors that may be established by Landlord from time to time, and in accordance with all Legal Requirements and the requirements of any insurance company insuring the Building or any portion thereof. Further notwithstanding anything to the contrary contained in this Lease, the self help right provided to Tenant under this Section 15.5 shall not be applicable to any repair or maintenance obligations that affect the Building structure or systems.

ARTICLE XVI
RULES AND REGULATIONS

16.1    Tenant and its Invitees shall at all times abide by and observe the Rules and Regulations attached hereto as Exhibit C. In addition, Tenant and its Invitees shall abide by and observe all other rules or regulations that Landlord may promulgate from time to time for the operation and maintenance of the Building, provided that written notice thereof is given to

Tenant and such rules and regulations are not inconsistent with the provisions of this Lease. Nothing contained in this Lease shall be construed as imposing upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant or its Invitees for the violation of such rules or regulations by any other tenant or such other tenant’s employees, agents, invitees, licensees, customers, subtenants, contractors, clients, family members or guests. Landlord shall use reasonable efforts to enforce all such rules and regulations including any exceptions thereto, uniformly and in a manner which does not unreasonably discriminate against Tenant, although it is understood that Landlord may grant exceptions to such rules and regulations in circumstances in which it reasonably determines such exceptions are warranted. If there is any inconsistency between this Lease and the Rules and Regulations set forth in Exhibit C, this Lease shall govern.

ARTICLE XVII
DAMAGE OR DESTRUCTION

17.1    (a)    Subject to subparagraphs (c) and (d) below, if the Premises or the Building are totally or partially damaged or destroyed from any cause, thereby rendering the Premises totally or partially inaccessible or untenantable, Landlord shall diligently (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company involved) restore and repair the Premises and/or the Building to substantially the same condition they were in prior to such damage or destruction.

    (b)    Within forty-five (45) days after the occurrence of such damage or destruction (the “Determination Period”), Landlord will provide Tenant, in writing (the “Restoration Notice”), with a good faith estimate of the date by which the repairs and restoration will be completed, including the time needed for removal of debris, preparation of plans, bidding of contracts, and issuance of all required governmental permits.

    (c)    If, in the sole judgment of an independent third party selected by Landlord, the repairs and restoration cannot be completed within 180 days after the occurrence of such damage or destruction, including the time needed for removal of debris, preparation of plans, bidding of contracts, and issuance of all required governmental permits, Landlord shall have the right, at its sole option, to terminate this Lease by giving written notice to Tenant at any time prior to the expiration of the Determination Period.

    (d)    Additionally, if, in the sole judgment of an independent third party selected by Landlord, the Building is damaged or destroyed from any cause to such an extent that the costs of repairing and restoring the Building would exceed fifty percent (50%) of the replacement value of the Building at the time of such damage or destruction, whether or not the Premises are damaged or destroyed, then Landlord shall have the right, at its sole option, to terminate this Lease by giving written notice of termination to Tenant at any time prior to the expiration of the Determination Period.

17.2    If the Restoration Notice provides that the repairs and restoration cannot be substantially completed within 180 days after the occurrence of such damage or destruction, then Tenant shall have the right to terminate this Lease by providing written notice to Landlord within thirty (30) days after the date of the Restoration Notice. Notwithstanding the foregoing, Tenant shall not have the right to terminate this Lease if the act or omission of Tenant, or any Tenant Party, shall have caused the damage or destruction.

17.3    If this Lease is terminated pursuant to this Article XVII, all rent payable hereunder shall be apportioned and paid to the date of the occurrence of such damage or destruction and Tenant shall have no further rights or remedies against Landlord pursuant to this

Lease, or otherwise. If this Lease is not terminated pursuant to the terms of this Article XVII, and provided that such damage or destruction was not caused by the act or omission to act of Tenant, or any Tenant Party, until the repair and restoration of the Premises is completed, Tenant shall be required to pay annual base rent and additional rent only for that portion of the Premises that Tenant is able to use while repairs are being made, based on the ratio that the amount of rentable area in the usable portion of the Premises bears to the total rentable area of the Premises.

17.4    If this Lease is not terminated as provided in this Article XVII, Landlord shall proceed to diligently repair and restore the Premises (including the Leasehold Work) and/or the Building using (i) the proceeds of Landlord’s insurance (covering damage to the Building and to the Leasehold Work up to the amount of the Improvement Allowance (as defined in Exhibit B), and (ii) the proceeds of Tenant’s insurance (covering the Leasehold Work in excess of the amount of the Improvement Allowance). Tenant shall be required to repair and restore at its sole expense all decorations, trade fixtures, furnishings, equipment and personal property installed by or belonging to Tenant. In connection with any restoration of the Leasehold Work, Landlord shall perform the Leasehold Work, and Landlord shall be obligated to pay for the cost of the Leasehold Work only up to the amount of the Improvement Allowance. Tenant shall reimburse Landlord (within thirty (30) days of receipt of written demand therefor, including valid invoices) for the reasonable, actual and documented cost of any Leasehold Work above the amount of the Improvement Allowance. In the event that Landlord commences repairs and does not complete the same within thirty (30) days following the date by which Landlord indicated in its Restoration Notice that the repairs would be complete, Tenant shall have the right to terminate this Lease.

17.5    Notwithstanding anything provided herein to the contrary, Landlord shall not be obligated to restore the Premises and/or the Building if (i) the damage or destruction was not caused by an insurable event, or (ii) the estimated cost of such repair or restoration, based on the report of an independent third party selected by Landlord, exceeds the amount of insurance proceeds available to Landlord for such repair or restoration (provided Landlord maintained such insurance as required pursuant to the terms of this Lease). This right of termination shall be in addition to any other right of termination provided in this Lease.

ARTICLE XVIII
CONDEMNATION

18.1    If the whole or a substantial part (as hereinafter defined) of the Building or the Premises, or the use or occupancy of a substantial part of the Premises, shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking), then this Lease shall terminate on the date title thereto vests in such governmental or quasi-governmental authority, and all rent payable hereunder shall be apportioned as of such date. If less than a substantial part of the Premises, or the use or occupancy thereof, is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking), this Lease shall continue in full force and effect, but the annual base rent and additional rent thereafter payable hereunder shall be equitably adjusted (on the basis of the ratio of the number of square feet of rentable area taken to the total rentable area of the Premises prior to such taking) as of the date title vests in the governmental or quasi-governmental authority. For purposes of this Section 18.1, a “substantial part” of the Building or the Premises shall be considered to have been taken if, respectively, more than one-third (1/3) of the Building or the Premises is rendered untenantable as a result of such taking.

18.2    All awards, damages and other compensation paid by the condemning authority on account of such taking or condemnation (or sale under threat of such taking) shall belong to Landlord, and Tenant hereby assigns to Landlord all rights to such awards, damages and compensation. Tenant agrees not to make any claim against Landlord or the condemning authority for any portion of such award or compensation attributable to damage to the Premises, the value of the unexpired term of this Lease, the loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the condemning authority for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant’s expense and for relocation expenses, provided that such claim does not in any way diminish the award or compensation payable to or recoverable by Landlord in connection with such taking or condemnation.

ARTICLE XIX
DEFAULT BY TENANT

19.1    In addition to those events or occurrences described in this Lease as an Event of Default, the occurrence of any of the following shall constitute an “Event of Default” by Tenant under this Lease:

    (a)    If Tenant shall fail to pay any installment of annual base rent, additional rent or any other sums required by this Lease when due, and such failure shall remain uncured for a period of five (5) days after Landlord notifies Tenant in writing of such failure; provided, however, that Landlord shall not be required to give Tenant more than two (2) such written notices in any twelve (12) month period (after which time nonpayment within five (5) days of the date due without any such written notice shall constitute an Event of Default).

(b)    If Tenant shall violate or fail to perform any other term, condition, covenant or agreement to be performed or observed by Tenant under this Lease and such violation or failure shall continue uncured for a period of thirty (30) days after Landlord notifies Tenant of such violation or failure in writing and with specificity. If such violation or failure is not capable of being cured within such thirty (30) day period, then provided Tenant commences curative action within such thirty (30) day period and proceeds diligently and in good faith thereafter to cure such violation or failure, such cure period shall be extended for a reasonable time not to exceed ninety (90) days.

    (c)    If Tenant shall assign its interest in this Lease or sublet any portion of the Premises in violation of the requirements of Article VII of this Lease.

    (d)    [Intentionally omitted]

    (e)    If Tenant permits any liens to continue on the Premises, or any part thereof, beyond the periods set forth herein.

    (f)    If an Event of Bankruptcy, as defined in Section 20.1 of this Lease, shall occur.

    (g)    If an Environmental Default, as defined in Section 6.4 of this Lease, shall occur.

19.2    (a)    If there shall be an Event of Default, then the provisions of this Section 19.2 shall apply. Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may reenter, terminate Tenant’s right of possession and take possession of the Premises. The provisions of this Article shall operate as a notice to quit, and Tenant hereby waives any other notice to quit or notice of Landlord’s intention to reenter the Premises or terminate this Lease. If necessary, Landlord may proceed to recover possession of the Premises under the applicable Legal Requirements, or by such other proceedings, including reentry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant’s right of possession, everything contained in this Lease required to be done or performed by Landlord shall cease, without prejudice. However, Tenant’s liability for all base rent, additional rent and other sums due under this Lease shall not cease. Whether or not this Lease and/or Tenant’s right of possession is terminated, Landlord shall have the right, at its sole option, to terminate any renewal or expansion right contained in this Lease and to grant or withhold any consent or approval pursuant to this Lease in its sole and absolute discretion. Landlord shall use reasonable efforts to relet the Premises or any part thereof, alone or together with other premises, for such term(s) (which may extend beyond the date on which the Lease Term would have expired but for Tenant’s default) and on such terms and conditions (which may include any concessions or allowances granted by Landlord) as Landlord, in its sole and absolute discretion, may determine, but Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished by reason of, any failure by Landlord to relet all or any portion of the Premises or to collect any rent due upon such reletting.

    (b)    Whether or not this Lease and/or Tenant’s right of possession is terminated or any suit is instituted, Tenant shall be liable for any base rent, additional rent, damages or other sum which may be due or sustained prior to such Event of Default, and for all costs, fees and expenses (including, but not limited to, reasonable attorneys’ fees and costs, brokerage fees, expenses incurred in enforcing any of Tenant’s obligations under this Lease or in placing the Premises in Class A rentable condition, advertising expenses, and any concessions or allowances granted by Landlord) incurred by Landlord in pursuit of its remedies hereunder and/or in recovering possession of the Premises and renting the Premises to others from time to time plus other damages suffered or incurred by Landlord on account of such Event of Default (including, but not limited to late fees or other charges incurred by Landlord under any mortgage). Tenant also shall be liable for additional damages which at Landlord’s election shall be either one of the following:

        (i)    an amount equal to the Base Rent and additional rent due or which would have become due from the date of such Event of Default through the remainder of the Lease Term, plus all expenses (including reasonable and actual broker and attorneys’ fees) incurred in connection with the reletting of the Premises, less the amount of rental income, if any, which Landlord actually receives during such period from others to whom Landlord may (but is not required to) relet the Premises, other than any additional rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord, which amount shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following such Event of Default and continuing until the date on which the Lease Term would have expired but for such Event of Default, it being understood that separate suits may be brought, at Landlord’s discretion, from time to time to collect any such damages for any month(s) (and any such separate suit shall not in any manner prejudice the right of Landlord to collect any damages for any subsequent month(s)), or Landlord may defer initiating any such suit until after the expiration of the Lease Term (in which event such deferral shall not be construed as a waiver of Landlord’s rights as set forth herein and Landlord’s cause of action shall be deemed for limitations purposes not to have accrued until the expiration of the Lease Term), and it being further understood that if Landlord elects to bring suits from time to time prior to reletting the Premises, Landlord shall be entitled to its full damages through the date of the award of damages without regard to any Base Rent, additional rent or other sums that are or may be projected to be received by Landlord upon reletting of the Premises; or

        (ii)     an amount equal to the sum of (a) all base rent, additional rent and other sums due or which would be due and payable under this Lease as of the date of such Event of Default through the end of the scheduled Lease Term, plus (b) all expenses (including broker and attorneys’ fees) incurred in connection with the reletting of the Premises, minus (c) any base rent, additional rent and other sums which Tenant proves by a preponderance of the evidence would be received by Landlord upon reletting of the Premises from the end of the vacancy period projected by Landlord through the expiration of the scheduled Lease Term; or

        (iii)    an amount equal to the product of (x) all base rent, additional rent and other sums due or which would be due and payable under this Lease as of the date of such Event of Default through the end of the scheduled Lease Term, multiplied by (y), with (y) equal to: .75 if there are more than 10 years remaining on the Lease Term; .80 if there are more than five but fewer than 10 years remaining on the Lease Term; or .90 if there are fewer than five years remaining on the Lease Term, it being understood that such amount constitutes a liquidated and final damage amount, which was negotiated by the parties and is designed to approximate to the best of the parties’ abilities the damage to the Landlord as a result of Tenant’s default, and does not constitute a penalty.

The damage amounts calculated under either option (ii) or option (iii) shall be accelerated and discounted using a discount factor equal to the yield of the Treasury Note or Bill, as appropriate, having a maturity period approximately commensurate to the remainder of the Lease Term, and such resulting amount shall be payable to Landlord in a lump sum on demand, and Landlord may bring suit to collect any such damages at any time after an Event of Default if Tenant does not make such payment on demand, it being understood that upon payment of such liquidated and agreed final damages, Tenant shall be released from further liability under this Lease with respect to the period after the date of such payment.

    (c)    In the event Landlord relets the Premises together with other premises or for a term extending beyond the scheduled expiration of the Lease Term, Tenant shall not be entitled to apply any base rent, additional rent or other sums generated or projected to be generated by either such other premises or in the period extending beyond the scheduled expiration of the Lease Term (collectively, “Extra Rent”) against Landlord’s damages. Similarly, in proving the amount that would be received by Landlord upon a reletting of the Premises as set forth in subparagraph (b) above, Tenant shall not take into account the Extra Rent. Nothing herein shall be construed to affect or prejudice Landlord’s right to prove, and claim in full, unpaid rent accrued prior to termination of this Lease. If Landlord is entitled, or Tenant is required, pursuant to any provision hereof to take any action upon the termination of the Lease Term, then Landlord shall be entitled, and Tenant shall be required, to take such action also upon the termination of Tenant’s right of possession.

19.3    (a)    Tenant hereby expressly waives, for itself and all persons claiming by, through or under it, any right of redemption, reentry or restoration of the operation of this Lease under any present or future Legal Requirements, including without limitation any such right which Tenant would otherwise have in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Premises as herein provided.

    (b)    All rights and remedies of Landlord set forth herein are in addition to all other rights and remedies available to Landlord hereunder or at law or in equity. All rights and remedies available to Landlord hereunder or at law or in equity are expressly declared to be cumulative. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay in the enforcement or exercise of any such right or remedy shall constitute a waiver of any default by Tenant hereunder or of any of Landlord’s rights or remedies in connection therewith. Landlord shall not be deemed to have waived any default by Tenant hereunder unless such waiver is set forth in a written instrument signed by Landlord. If Landlord waives in writing any default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.

19.4    If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of default or of any other covenant, condition or agreement set forth herein, nor of any of Landlord’s rights hereunder. Neither the payment by Tenant of a lesser amount than the installments of annual base rent, additional rent or of any sums due hereunder nor any endorsement or statement on a check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or other sums or to pursue any other remedy available to Landlord. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

19.5    If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act. If Landlord elects to make such payment or do such act, all costs and expenses incurred by Landlord, plus interest thereon at the rate per annum (“Default Rate”) which is two percent (2%) higher than the publicly announced “prime rate” then being reported by the Bank of America, from the date paid by Landlord to the date of payment thereof by Tenant, shall be immediately paid by Tenant to Landlord; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. The taking of such action by Landlord shall not be considered as a cure of such default by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default.

19.6    If Tenant fails to make any payment of base rent or of additional rent on or before the date such payment is due and payable, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such payment. In addition, such payment shall bear interest at the Default Rate from the date such payment became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such late charge and interest shall constitute additional rent due and payable hereunder with the next installment of annual base rent due hereunder. Notwithstanding the foregoing, the late charge shall be waived for the first late payment during each calendar year (not to exceed five (5) such waivers during the Lease Term), provided that such payment is made within five (5) business days of Tenant’s receipt of Landlord’s written notice.

19.7    Landlord hereby waives any lien rights which it may otherwise have concerning Tenant’s property, which shall include furniture, fixtures, equipment, any and all equipment and/or supplies utilized by Tenant in its business operations and Tenant shall have the right to remove the same at any time without Landlord’s consent.

19.8    In the event either Landlord or Tenant shall employ an attorney to enforce the other party’s covenants and obligations under this Lease, whether or not Landlord proceeds to recover possession or Landlord or Tenant commence any other proceeding against the other party, the non-prevailing party shall be liable for all costs and expenses sustained by the prevailing party in the enforcement of such covenants and obligations, including but not limited to attorneys’ fees and expenses, costs of collection and court costs.

ARTICLE XX
BANKRUPTCY

20.1    Each of the following shall be an “Event of Bankruptcy” under this Lease:

    (a)    Tenant’s or any guarantor’s (i) becoming insolvent, as that term is defined in Title 11 of the United States Code (“Bankruptcy Code”) or under the insolvency laws of any state, district, commonwealth or territory of the United States (“Insolvency Laws”); (ii) generally not paying its debts as they become due unless such debts are the subject of a bona fide dispute, or (iii) inability to pay its debts as they become due;

    (b)    The appointment of a receiver, trustee, custodian or any similar responsible party or representative for any or all of Tenant’s or any guarantor’s property or assets, or the institution of a foreclosure, replevin, forfeiture, seizure, attachment, garnishment, or any similar action, proceeding or process upon or against any of Tenant’s or any guarantor’s real, personal or other property;

    (c)    The filing by Tenant or any guarantor of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;

    (d)    The filing of an involuntary petition against Tenant or any guarantor as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (i) is not dismissed within thirty (30) days of filing, or (ii) results in the issuance of an order for relief against the debtor; or

    (e)    Tenant’s or any guarantor’s making or consenting to an assignment for the benefit of creditors or a common law composition of creditors, or otherwise consenting to the default rights or remedies of Tenant’s or any guarantor’s other creditors.

ARTICLE XXI
SUBORDINATION

21.1    (a)    Subject to the terms of this Article XXI, this Lease and Tenant’s rights under this Lease are subject to and subordinate to any ground lease or underlying lease, first mortgage, first deed of trust, or other first lien encumbrance or indenture, together with any renewals, extensions, modifications, consolidations, and replacements of them (each a “Superior Lien”) that now or hereafter affects the Premises or any interest of Landlord in the Premises or Landlord’s interest in this Lease and the estate created by this Lease (except to the extent that the recorded instrument evidencing the Superior Lien expressly provides that this Lease is superior to the Superior Lien). The holder of any Superior Lien shall be referred to herein as a “Superior Lien Holder.” This Lease shall also be subject and subordinate to the lien of any second or junior mortgages that may hereafter encumber the Building, provided the holder of the first mortgage consents to such subordination. At any time after the execution of this Lease, a Superior Lien Holder shall have the right to declare this Lease to be superior to the lien of its Superior Lien, and Tenant agrees to execute all commercially reasonable documents required by such holder in confirmation thereof.

    (b)    Landlord represents that there is currently no mortgage or deed of trust on the Building. Landlord shall, at no cost to Tenant, obtain from any future holder of any mortgage or deed of trust on the Building a Subordination Non-Disturbance Agreement (“SNDA”) on such holder’s standard market form that provides that as long as Tenant pays all rent when due and punctually observes all other covenants and obligations on its part to be observed under this Lease, the terms and conditions of this Lease shall continue in full force and effect and Tenant’s possession, use and occupancy of the Premises shall not be disturbed during the term of this Lease by the holder of such mortgage or deed of trust or by any purchaser upon foreclosure of such mortgage or deed of trust.

21.2    In confirmation of the foregoing subordination, Tenant shall, at Landlord’s request, promptly execute, acknowledge and deliver any requisite or appropriate certificate or other document within ten (10) business days after Landlord’s written request. If Tenant fails to execute such certificate or other document within the aforesaid ten (10) business day period,

Landlord shall have the right to provide Tenant with a second notice stating in bold, all capital letters, “SECOND AND FINAL NOTICE - FAILURE TO RESPOND WITHIN 5 BUSINESS DAYS SHALL CONSTITUTE AN EVENT OF DEFAULT.” If Tenant fails to execute such certificate or other document within five (5) business days following receipt of Landlord’s second (2nd) written request therefor, such failure shall constitute an Event of Default and Tenant hereby constitutes and appoints Landlord as Tenant’s attorney-in-fact to execute any such certificate or other document for or on behalf of Tenant. Subject to the terms of this Article 21, Tenant agrees that in the event any proceedings are brought for the foreclosure of any mortgage encumbering the Building, Tenant shall attorn to the purchaser at such foreclosure sale, if requested to do so by such purchaser, and shall recognize such purchaser as the landlord under this Lease, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event any such foreclosure proceeding is prosecuted or completed or any deed in lieu obtained. Tenant agrees that upon such attornment, such purchaser shall not (i) be bound by any payment of annual base rent or additional rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, but only to the extent such prepayments have been delivered to such purchaser; (ii) be bound by any amendment of this Lease made without the consent of any lender providing construction or permanent financing for the Building; (iii) be liable for damages for any act or omission of any prior landlord; (iv) be subject to any offsets or defenses which Tenant might have against any prior landlord; (v) be obligated for construction of any improvements otherwise to be constructed by Landlord under this Lease; or (vi) be obligated under any provision of this Lease setting forth terms of indemnification by Landlord of Tenant. After succeeding to Landlord’s interest under this Lease, such purchaser shall perform in accordance with the terms of this Lease all obligations of Landlord arising after the date such purchaser acquires title to the Building. Upon request by such purchaser, Tenant shall execute and deliver an instrument or instruments confirming its attornment.

21.3    (a)    After receiving written notice from any person, firm or other entity that it holds Superior Lien, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such Superior Lien Holder; provided, however, that Tenant shall have been furnished with the name and address of such Superior Lien Holder. The curing of any of Landlord’s defaults by such Superior Lien Holder shall be treated as performance by Landlord. As of the Effective Date there is no Superior Lien Holder.

    (b)    In addition to the time afforded Landlord for the curing of any default, any such Superior Lien Holder shall have such additional time as may be necessary given the nature and extent of the default (including such time as may be necessary in order to foreclose the mortgage, deed of trust or other similar security instrument, or obtain a deed in lieu therefor or otherwise obtain possession of the Land and Building) after the expiration of the period allowed to Landlord for the cure of any such default within which to cure such default so long as any such holder, trustee or ground lessor acts continuously and with reasonable diligence.

    (c)    In the event that any lender providing construction or permanent financing or any refinancing for the Building requires, as a condition of such financing, that modifications to this Lease be obtained, and provided that such modifications (i) are reasonable, (ii) do not adversely affect in a material manner Tenant’s use of the Premises as herein permitted and (iii) do not increase the rent and other sums to be paid by Tenant hereunder, and (iv) do not materially increase any other obligation of Tenant or decrease any obligation of Landlord hereunder, Landlord may submit to Tenant a written amendment to this Lease incorporating such required changes, and Tenant hereby covenants and agrees to execute, acknowledge and deliver such amendment to Landlord within ten (10) business days of Tenant’s receipt thereof, provided such amendment is reasonably acceptable to Tenant.

ARTICLE XXII
HOLDING OVER

22.1    In the event that Tenant shall not immediately surrender the Premises on the date of the expiration of the Lease Term, without the express consent of the Landlord, Tenant shall become a tenant by the month at a base rent and additional rent equal to one hundred twenty-five percent (125%) of the amount of the annual base rent and all additional rent in effect during the last month of the Lease Term for the first three (3) months of holdover and one hundred fifty percent (150%) thereafter. Said monthly tenancy shall commence on the first day following the expiration of the Lease Term. As a monthly tenant, Tenant shall be subject to all the terms, conditions, covenants and agreements of this Lease. Tenant shall give to Landlord at least thirty (30) days’ written notice of any intention to quit the Premises. Tenant shall be entitled to thirty (30) days’ written notice to quit the Premises, which notice shall not be given until the expiration of the Lease Term. If Tenant is in an Event of Default under this Lease, Tenant shall not be entitled to any notice to quit, the usual thirty (30) days’ notice to quit being hereby expressly waived. Notwithstanding the foregoing provisions of this Section 22.1, in the event that Tenant shall hold over for more than three (3) months after the expiration of the Lease Term, and if Landlord shall desire to regain possession of the Premises promptly at the expiration of the Lease Term, then at any time prior to Landlord’s acceptance of rent from Tenant as a monthly tenant hereunder, Landlord, at its option may forthwith re-enter and take possession of the Premises without process, or by any legal process in force in the jurisdiction in which the Building is located.

22.2    Provided that no Event of Default then exists, Tenant may extend the Lease Term for up to three (3) months, on a month-by-month basis (the “Short Extension Term”), by delivering Tenant’s written extension election notice to Landlord no later than thirteen (13) months prior to the expiration of the then Lease Term, with time being of the essence. The terms and conditions of this Lease during the Short Extension Term shall remain unchanged, except Tenant shall only be entitled to a single Short Extension Term, as a monthly tenant, Tenant shall give to Landlord at least thirty (30) days’ written notice of any intention to quit the Premises, the annual base rent for the Short Extension Term shall be one hundred percent (100%) of the annual base rent payable under this Lease immediately prior to the commencement of the Short Extension Term and the Lease Term shall expire on the last day of the Short Extension Term. In no event shall Tenant have any liability to Landlord for any indirect losses or consequential damages or punitive damages or other special damages whatsoever in connection with Tenant’s exercise of Tenant’s rights under this Section 22.2.

ARTICLE XXIII
COVENANTS OF LANDLORD

23.1    Landlord covenants that it has the right to make this Lease for the term aforesaid, and that if Tenant shall pay all rent when due and punctually perform all the covenants, terms, conditions and agreements of this Lease to be performed by Tenant, Tenant shall, during the term hereby created, freely, peaceably and quietly occupy and enjoy the full possession of the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of this Lease, including, without limitation, Section 23.2 hereof. Tenant acknowledges and agrees that its leasehold estate in and to the Premises vests on the date this Lease is executed, notwithstanding that the term of this Lease will not commence until a future date.

23.2    Landlord hereby reserves to itself and its successors and assigns the following rights (all of which are hereby consented to by Tenant): (i) to change the street address or name of the Building, by providing at least four (4) months prior written notice to Tenant, or the arrangement or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building (provided same does not materially, adversely affect Tenant’s use of or access to the Premises) and provided Landlord reimburses Tenant for the reasonable costs incurred as a result thereof, including but not limited to the costs for a reasonable supply of replacements stationary, business cards and promotional materials; (ii) to erect, use and maintain pipes and conduits in and through the concealed portions of the Premises, subject to Section 12.1; (iii) to grant to anyone the exclusive right to conduct any particular legal business or undertaking in the Building provided such right does not conflict with the Permitted Use as set forth in Article VI; (iv) in the event that Tenant vacates the Premises prior to the expiration of the Lease Term, to make alterations to or otherwise prepare the Premises for re-occupancy by another tenant without relieving Tenant of its obligation to pay all base rent, additional rent and other sums due under this Lease through such expiration; and (v) to grant anyone the exclusive right from time to time on a temporary basis to use any portion of the common public areas of the Building (provided it does not materially, adversely affect Tenant’s use of or access to the Premises). Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or of Tenant’s use or occupancy of the Premises, provided that Landlord shall give Tenant reasonable prior written notice and agrees not to materially and adversely affect Tenant’s use or quiet enjoyment of the Premises or access thereto.

ARTICLE XXIV
PARKING

24.1    Landlord grants (or if the Parking Garages are managed by a parking operating, agrees to cause such to be made available) to Tenant and its employees (whose principal office is located in the Premises) and to Tenant’s permitted assignees and subtenants, the right to park standard-sized and compact passenger vehicles, including standard-sized sport utility vehicles, in any of the Parking Garages based on a ratio of 3.5 vehicles per 1,000 square foot of rentable area in the Premises (“Monthly Parking Permits”). Tenant’s employees and visitors shall be entitled to use the Parking Garages, in common with others entitled thereto, on an unreserved, first-come, first-served basis. Subject to Tenant’s right to use the Monthly Parking Permits set forth above, Landlord makes no representation as to the number of parking spaces that will be available at any time for Tenant’s employees and Tenant’s visitors.

24.2    It is understood and agreed that the Parking Garages will be operated on a self-parking basis and that no specific parking spaces will be allocated for use by Tenant. Each user of the Parking Garages will have the right to park in any available unreserved parking space. Notwithstanding anything herein to the contrary, Landlord hereby reserves the right from time to time to designate any portion of the Parking Garages to be used exclusively by Building visitors, retail patrons to the Building, other tenants of the Building, and/or members of the public. Tenant agrees that it and its employees shall observe reasonable safety precautions in the use of the Parking Garages and shall at all times abide by all rules and regulations promulgated by Landlord or the Parking Garages operator governing their use. If an employee of Tenant or Tenant’s permitted subtenants parks in a reserved parking space or in areas of the Parking Garages that are designated as reserved for the exclusive use of tenants other than Tenant, visitors or retail patrons, such employee or subtenant shall be subject to enforcement measures.
24.3    The Parking Garages will remain open for Tenant’s employees with Monthly Parking Permits seven (7) days a week, twenty-four (24) hours a day. The Parking Garages will remain open for visitors and retail patrons at times reasonably designated by Landlord from time to time. Landlord reserves the right to close the Parking Garages during periods of unusually inclement weather and portions of the Parking Garages during periods of repair, cleaning and/or maintenance.

24.4    It is understood and agreed that Landlord does not assume any responsibility for, and shall not be held liable for, any damage or loss to any vehicles parked in the Parking Garages or to any personal property located therein, or for any injury sustained by any person in or about the Parking Garages.

24.5    Landlord has installed parking controls controlling access to and from the Parking Garages. Tenant’s employees with Monthly Parking Permits may be required to provide their license plate number(s), display a form of identification on their vehicles or provide any other method of validation as determined by Landlord for all vehicles parked in the Parking Garages. Any car not in compliance with such method of validation shall be subject to enforcement measures. As a result of such parking controls, Tenant’s employees above the ratio stated in 24.1 and visitors (including Tenant’s employees whose principal office is not located in the Premises) will be charged a fee for parking in the Parking Garages, if parking is available in the Parking Garages. Landlord shall reasonably coordinate with Tenant to permit Tenant to pay such fee on behalf of Tenant’s visitors and invitees; provided, however, Tenant shall not be permitted to use the Monthly Parking Permits for Tenant’s visitors or invitees. Notwithstanding anything provided in this Article XXIV, Tenant acknowledges that for the initial Lease Term, the cost to park the vehicles included in the ratio set forth in Section 24.1 is included in the Base Rent but for any Renewal Term Tenant shall pay to Landlord its customary rate for Monthly Parking Permits in addition to the Base Rent.

24.6    In addition to the Monthly Parking Permits, during the initial Lease Term Landlord will provide validations (which validations shall be at no charge to Tenant) for daily parking (not to exceed 12 hours per day) for Tenant’s non-employee visitors to the Premises in the Parking Garages in an aggregate amount not to exceed five hundred (500) such daily permits per year (“Validations”). In no event (a) shall any such unused Validations for any particular year be permitted to be carried over into any future year, and (b) shall any such validations provided by Landlord be applicable to any garages other than the Parking Garages or to any street parking for Tenant’s guests.

ARTICLE XXV
GENERAL PROVISIONS

25.1    Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are being acquired by Tenant except as herein expressly set forth.

25.2    Nothing contained in this Lease shall be construed as creating a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of landlord and tenant.

25.3    Landlord recognizes Jones Lang LaSalle Brokerage, Inc. (the “Broker”) as the broker procuring this Lease and shall pay said Broker a commission pursuant to a separate agreement between said Broker and Landlord. Landlord and Tenant each represent and warrant to the other that, except as provided in the preceding sentence, neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this Lease. Landlord and Tenant shall indemnify and hold the other harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by Landlord or Tenant or with whom Landlord or Tenant has dealt in connection with this Lease, other than the Broker.

25.4    (a)    Tenant agrees, at any time and from time to time, upon not less than fifteen (15) business days’ prior written notice from Landlord, to execute, acknowledge and deliver to Landlord a true statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been any modifications, that this Lease is in full force and effect as modified and stating the modifications), (ii) stating the dates to which the rent and any other charges hereunder have been paid by Tenant, (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying the nature of such default, (iv) stating the address to which notices to Tenant are to be sent, and (v) stating such other information as Landlord, Lender or any other holder of a mortgage secured by the Building may reasonably request on such form as Landlord, Lender or such holder may reasonably request. If Tenant fails to execute, acknowledge and deliver any such written statement within the aforesaid fifteen (15) business day period, Landlord shall provide Tenant with a second notice stating in bold, all capital letters, SECOND AND FINAL NOTICE- FAILURE TO RESPOND WITHIN 3 BUSINESS DAYS SHALL CONSTITUTE AN EVENT OF DEFAULT. In the event Tenant fails to deliver to Landlord such statement within three (3) business days following receipt of such Second and Final Notice, then such failure shall constitute an Event of Default. Any such statement delivered by Tenant may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, any mortgagee or prospective mortgagee of the Building or such Land or of Landlord’s interest therein, or any prospective assignee of any such mortgagee. Tenant shall have no liability to any party relying on the estoppel certificate; the sole consequence of delivering the certificate is that Tenant shall be estopped from denying the accuracy of the statements contained therein and that Tenant shall not assert or enforce any claim which is inconsistent with the statements contained therein.

    (b)    To the extent that Tenant’s financial information is not publicly available, within fifteen (15) business days following Tenant’s receipt of written request from Landlord, Tenant shall make its chief financial officer available to answer any reasonable questions Landlord may have concerning such financial statements and shall deliver any additional information reasonably requested by Landlord to clarify or verify the data shown on the statements provided pursuant to the preceding sentence, provided Landlord agrees to hold the financial statements and other such additional information subject to customary confidentiality conditions. Notwithstanding the foregoing, Tenant shall not be obligated to produce such financial statements more than one time in a given twelve (12) month period, except in the event of a monetary Event of Default or if the Landlord requests such statement in connection with its efforts to solicit financing on the Building or the sale of the Building.

25.5    Landlord and Tenant each hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other in connection with any matter arising out of or in any way connected with this Lease, the relationship of landlord and tenant hereunder, Tenant’s use or occupancy of the Premises, or any claim of injury or damage.

25.6    All notices or other communications required hereunder shall be in writing and shall be deemed duly given if delivered in person (with receipt therefor), or if sent by certified or registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, when received or refused to the following addresses: (i) if to Landlord at c/o Boston Properties, 2200 Pennsylvania Avenue NW, Suite 200W, Washington, DC 20037, Attn: Regional Counsel, with a copy to Boston Properties, 800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103, Attn: General Counsel, (ii) if to Tenant, at the Premises with a copy to Shartsis Friese LLP, One Maritime Plaza, Eighteenth Floor, San Francisco California 94111-3598; Attention: Scott Schneider/Thomas Morell, except that prior to the Lease Commencement Date, notices to Tenant shall be sent to such address as Tenant shall designate and inform Landlord in accordance with this Section 25.6. Either party may change its address for the giving of notices by notice given in accordance with this Section.

25.7    If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

25.8    Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution.

25.9    The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, successors and assigns, subject to the provisions hereof restricting assignment or subletting by Tenant.

25.10    This Lease, together with all Riders and Exhibits attached hereto, contains and embodies the entire agreement of the parties hereto and supersedes all prior agreements, negotiations and discussions between the parties hereto. Any representation, inducement or agreement that is not contained in this Lease shall not be of any force or effect. This Lease may not be modified or changed in whole or in part in any manner other than by an instrument in writing duly signed by both parties hereto.

25.11    This Lease shall be governed by and construed in accordance with the laws of the jurisdiction in which the Building is located, without regard to the conflicts of laws principles.

25.12    Article and section headings are used herein for the convenience of reference and shall not be considered when construing or interpreting this Lease.

25.13    The submission of an unsigned copy of this document to Tenant for Tenant’s consideration does not constitute an offer to lease the Premises or an option to or for the Premises. This document shall become effective and binding only upon the execution and delivery of this Lease by both Landlord and Tenant.

25.14    Time is of the essence of each provision of this Lease.

25.15    Neither this Lease nor a memorandum thereof shall be recorded.

25.16    Except as otherwise provided in this Lease, any amounts (whether referenced herein as “Additional Rent” or “additional rent”) owed by Tenant to Landlord, and any cost, expense, damage, or liability shall be paid by Tenant to Landlord no later than the later of (i) thirty (30) days after the date Landlord notifies Tenant in writing of the amount of such additional rent or such cost, expense, damage or liability, or (ii) the day the next monthly installment of annual base rent is due. If any payment hereunder is due after the end of the Lease Term, such additional rent or such cost, expense, damage or liability shall be paid by Tenant to Landlord not later than thirty (30) days after Landlord notifies Tenant in writing of the amount of such additional rent or such cost, expense, damage or liability.

25.17    All of Tenant’s duties and obligations hereunder, including but not limited to Tenant’s duties and obligations to pay annual base rent, additional rent and the costs, expenses, damages and liabilities incurred by Landlord for which Tenant is liable, shall survive the expiration or earlier termination of this Lease for any reason whatsoever. Landlord’s obligation to refund to Tenant any Security Deposit or overpayment made by Tenant pursuant to Article IV or Article V shall likewise survive the expiration or earlier termination of this Lease.

25.18    In the event either party is in any way delayed, interrupted or prevented from performing any of its obligations under this Lease (except with respect to Tenant, any obligation set forth in Exhibit B or the obligations to pay rent and other sums due under this Lease, holdover, Tenant’s obligation with respect to insurance pursuant to Article XIII, and with respect to Landlord, the obligation to disburse the Improvement Allowance pursuant to this Lease, and such delay, interruption or prevention is due to fire, casualty, act of God, governmental act, action or inaction (including, without limitation, government delays in issuing any required building, construction, occupancy or other permit, certificate or approval or performing any inspection or review in connection therewith), act(s) of war, terror or terrorism, strike, labor dispute or disruptions, disruptions in the supply chain or other inability to procure materials, actual or threatened health emergency (including without limitation, epidemic, pandemic, famine, disease, plague, quarantine, and other health risk), or any other cause beyond such party’s reasonable control (whether similar or dissimilar) (each a “Force Majeure Event”), then such party shall be excused from performing the affected obligations for the period of such delay, interruption or prevention.

25.19    Landlord and Tenant each hereby represents and warrants to the other that all necessary action has been taken to enter this Lease and that the person signing this Lease on behalf of Landlord and Tenant has been duly authorized to do so.

25.20     Landlord and Tenant agree that the terms and conditions of this Lease shall remain confidential and shall not be disclosed, directly or indirectly, to any individual or entity by either Landlord or Tenant without the express written consent of the other, with the exception of consultants, employees, agents, lawyers, accountants and other professionals employed or retained directly by either or both of the parties to negotiate or work on this Lease who have a legitimate need to know such information and any other disclosures as may be required to comply with applicable Legal Requirements or otherwise required by a court of law or in connection with any other legal arbitration or dispute resolution proceeding. In the event Tenant is required by law to provide this Lease or disclose any of its terms, Tenant shall give Landlord prompt notice of such requirement prior to making disclosure so that Landlord may seek an appropriate protective order. If failing the entry of a protective order Tenant is compelled to make disclosure, Tenant shall only disclose portions of this Lease which Tenant is required to disclose and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to the information so disclosed. Any and all public announcements regarding this Lease and any public announcement using either party’s name must be approved in writing by such party prior to publication or other dissemination, it being expressly agreed, however, that, notwithstanding anything in this Section to the contrary, Landlord shall have the right, without the consent of Tenant, to make customary written and verbal disclosures, including describing this Lease and identifying Tenant and/or its affiliates (i) in filings required by the Securities and Exchange Commission or as otherwise may be required by Legal Requirements and (ii) on investor/earnings calls, in investor/earnings meetings and in earnings releases.

25.21    Intentionally omitted.

25.22    Landlord and Tenant each hereby covenant and agree that each and every provision of this Lease has been jointly and mutually negotiated and authorized by both Landlord and Tenant; and, in the event of any dispute arising out of any provision of this Lease, Landlord and Tenant do hereby waive any claim of authorship against the other party.

25.23    The term “days,” as used herein, shall mean actual days occurring, including, Saturdays, Sundays and holidays. The term “business days” shall mean days other than Saturdays, Sundays and holidays. If any item must be accomplished or delivered hereunder on a day that it is not a business day, it shall be deemed to have been timely accomplished or delivered if accomplished or delivered on the next following business day.

25.24    All exhibits, schedules, riders and other appendices attached hereto are a part of this Lease and are incorporated herein by reference.

25.25    (a)    As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) Tenant (and any person, group, or entity which Tenant controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person that either may cause or causes Landlord to be in violation of any OFAC rule or regulation, including, without limitation, any assignment of this Lease or any subletting of all or any portion of the Premises. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be deemed a default by Tenant under Article XIX of this Lease and shall be covered by the indemnity provisions of this Lease, (y) Tenant shall be responsible for ensuring that all assignees of this Lease and all subtenants or other occupants of the Premises comply with the foregoing representations and warranties, and (z) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.

    (b)    As an inducement to Tenant to enter into this Lease, Landlord hereby represents and warrants that: (i) Landlord is not, nor is it owned or controlled directly or indirectly by, any Prohibited Person; (ii) Landlord is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) Landlord (and any person, group, or entity which Landlord controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person that either may cause or causes Tenant to be in violation of any OFAC rule or regulation. In connection with the foregoing, it is expressly understood and agreed that the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease. Notwithstanding anything contained herein to the contrary, for the purposes of this subsection (B) the phrase “owned or controlled directly or indirectly by any person, group, entity or nation” and all similar such phrases shall not include (x) any shareholder of Boston Properties, Inc., (y) any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange or (z) any limited partner, unit holder or shareholder owning an interest of five percent (5%) or less in Boston Properties Limited Partnership or the holder of any direct or indirect interest in Boston Properties Limited Partnership.

25.26    (a)    Notwithstanding anything in this Lease to the contrary, if Landlord or any affiliate of Landlord has elected to qualify as a real estate investment trust (“REIT”), any service required or permitted to be performed by Landlord pursuant to this Lease, the charge or cost of which may be treated as impermissible tenant service income under the laws governing a REIT, may be performed by a taxable REIT subsidiary that is affiliated with either Landlord or Landlord’s property manager, an independent contractor of Landlord or Landlord’s property Manager (the “Service Provider”). If Tenant is subject to a charge under this Lease for any such service, then, at Landlord’s direction, Tenant will pay such charge either to Landlord for further payment to the Service Provider or directly to the Service Provider, and, in either case (i) Landlord will credit such payment against Additional Rent due from Tenant under this Lease, and (ii) such payment to the Service Provider will not relieve Landlord from any obligation under the Lease concerning the provisions of such service.

25.27    No waiver by Landlord of any condition precedent to the execution or effectiveness of this Lease, nor any failure by Tenant to deliver any security deposit, letter of credit, pre-paid rent, financial information, guaranty or other item required upon the execution and delivery of this Lease (except as otherwise expressly provided pursuant to Section 5.1(a) above), shall be construed as excusing satisfaction of any such condition or the delivery of any such item by Tenant, and (subject to all notice and cure rights expressly available to Tenant under this Lease) Landlord reserves the right to declare the failure of Tenant to satisfy any such condition or deliver any such item an Event of Default under this Lease.

25.28    This Lease may be executed in counterpart, each of which shall be deemed an original and all of which collectively shall constitute one and the same document. Any signature on a counterpart of this Lease sent by facsimile or other electronic transmission (e.g., a PDF copy transmitted by email) shall be deemed valid and binding upon the party employing the same; provided that such party shall, upon the request of the other party, promptly provide such other party with a counterpart of this Lease bearing an original version of such signature sent by facsimile or other electronic transmission.

25.29    In no event shall Landlord be liable for, and Tenant, on behalf of itself and all other Tenant Parties, hereby waives any claim for, any indirect, consequential or punitive damages, including loss of profits or business opportunity, arising under or in connection with this Lease. In no event shall Tenant be liable for, and Landlord, on behalf of itself and all other Landlord Parties, hereby waives any claim for, any indirect, consequential or punitive damages, including loss of profits or business opportunity, arising under or in connection with this Lease, except in connection with a holdover pursuant to Section 22.1 above.

ARTICLE XXVI
COMMUNICATIONS AND ACCESS; BUILDING RISERS

26.1    Tenant shall be responsible for contracting and connecting to telecommunication providers’ equipment at the main DMARC location and running cable into the Premises through the Risers. Landlord agrees that, provided Tenant is not in an Event of Default under this Lease, Tenant and its contractor shall be permitted non-exclusive access equal to its proportionate share (as determined from time to time based upon the number of rentable square feet of office space Tenant is leasing in the Building from Landlord) of the available space in the Building risers and telecommunications closets, including without limitation the space above the ceilings and below the floors of the Premises, except such risers or closets being utilized exclusively by Landlord or other tenants in the Building (and excluding, in any event, such Building risers and/or telecommunications closets located in mechanical rooms, basement space or other common and/or public areas of the Building) (collectively, “Risers”), at no additional charge therefor, for the sole purpose of installing cabling and telecommunications equipment therein; provided, however, that:

    (a)    Tenant shall submit to Landlord for Landlord’s prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed) reasonably detailed plans and specifications showing the locations within the Risers where such cabling and equipment will be installed. Tenant shall appropriately mark and/or tag all such cabling and equipment as reasonably required by Landlord to identify the owner and/or user thereof. If any such cabling and/or equipment are installed without Landlord’s prior written approval or without such appropriate identification, and Tenant fails to remove same within thirty (30) days after written notice from Landlord to do so, then Landlord shall have the right to remove and correct such improvements and restore the Risers to their condition immediately prior thereto, and

Tenant shall be liable for all expenses incurred by Landlord in connection therewith. Tenant shall not be entitled to use or occupy a disproportionate amount of the available space in the Risers, based upon the proportion of the rentable area then being leased by Tenant to the aggregate rentable office area in the Building. Landlord makes no representation or warranty that the Risers will be adequate to satisfy Tenant’s needs. Tenant has previously inspected the Riser space and has satisfied itself as to the adequacy of such space.

    (b)    Tenant and its contractor shall coordinate any access to the Risers with Landlord’s property manager for the Building.

    (c)    Tenant shall pay, as additional rent, all reasonable and actual, out of pocket costs and expenses reasonably incurred by Landlord in connection with performance of such work by or on behalf of Tenant or its contractors, agents or employees.

    (d)    Tenant and its contractor shall conduct their work in a manner that shall minimize disruption and inconvenience to other tenants and occupants of the Building.

    (e)    During the installation, maintenance, repair, replacement, and removal of such cabling and equipment, Tenant shall keep all public areas of the Building where such work is being performed neat and clean at all times and Tenant shall remove or cause all debris to be removed from the Building at the end of each work day.

    (f)    Tenant shall promptly repair, at its sole cost and expense, any damage done to the Building or to the premises of any other tenant in the Building and to any electrical, mechanical, HVAC, sprinkler, life safety and other operating system serving the Building or other common areas appurtenant to the Building that are caused by or arise out of any work performed by Tenant or its contractor pursuant to this Section.

    (g)    Any contractor performing such work shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

    (h)    In performing such work, Tenant and its contractor shall observe Landlord’s reasonable rules and regulations regarding the construction, installation, and removal of Tenant improvements in the Building, which rules and regulations, together with any modifications thereto, shall be provided to Tenant, in writing, prior to enforcement.

    (i)    Tenant shall be solely responsible at its sole cost and expense to correct and to repair any work or materials installed by Tenant or Tenant’s contractor. Landlord shall have no liability to Tenant whatsoever on account of any work performed or material provided by Tenant or its contractor.

    (j)    Tenant shall remove, at Tenant’s sole cost and expense, all cabling and equipment (that are not appropriately marked and/or tagged) installed by or on behalf of Tenant or other occupants of the Premises from the Risers or the Building, by no later than the expiration or earlier termination of this Lease (including any cabling or equipment related to a DAS System). All damages and injury to the Risers, the Premises or the Building caused by such removal shall be repaired by Tenant, at Tenant’s sole expense and in a manner approved by Landlord.

    (k)    Landlord’s representative shall have the right to inspect any work performed by Tenant or its contractor during the normal hours of operation of the Building or such other hours as Landlord may request.

    (l)    All work done and materials furnished by Tenant and/or its contractor shall be of good quality, shall be performed in a good and workmanlike manner and in accordance and compliance with all applicable Legal Requirements and the other applicable provisions of this Lease.

    (m)    Any casualty or other damage to all or any portion of the Risers shall not affect Tenant’s obligations, duties, or responsibilities under this Lease.

ARTICLE XXVII
ROOF RIGHTS

27.1    (a)    Subject to the satisfaction, in Landlord’s reasonable judgment, of all of the conditions set forth in this Article, Tenant, at Tenant’s sole cost and expense, may install and maintain, on Tenant’s proportionate share (as determined from time to time based upon the number of rentable square feet of office space Tenant is leasing in the Building from Landlord) of roof space available for tenants’ equipment (the “Rooftop Area”), the location of which shall be mutually agreed to by Landlord and Tenant, (i) satellite dishes or antennae (collectively, the “Communications Equipment”) on the roof of the Building, and (ii) supplemental HVAC unit(s) or other similar reasonable equipment to support Tenant’s use and occupancy of the Premises on the roof of the Building (collectively, the “HVAC Equipment”), for use in connection with Tenant’s business in the Premises. Notwithstanding anything in this Article to the contrary, Tenant shall not be permitted to install the Communications Equipment or the HVAC Equipment unless (x) such Communications Equipment and HVAC Equipment each conforms to the specifications and requirements set forth in the drawings and specifications prepared by a licensed professional (as applicable, the “Communications Equipment Drawings” and the “HVAC Equipment Drawings”), which Communications Equipment Drawings and HVAC Equipment Drawings shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed and (y) Landlord approves, which approval shall not be unreasonably withheld or delayed, the size, capacity, power, location and proposed placement and method of installation of such Communications Equipment and HVAC Equipment (it being understood that Landlord may require, at Tenant’s expense, (I) any HVAC dry coolers that are a part of the HVAC Equipment to be elevated on platforms, and (II) louvers or undercuts to be added to the any screen wall, for purposes of air circulation). Tenant, at Landlord’s direction, shall cause the Communications Equipment and the HVAC Equipment to be painted in a nonmetallic paint to match the materials on the penthouse. In addition, if the installation of the Communications Equipment and/or the HVAC Equipment on the roof of the Building would penetrate the roof of the Building, then Tenant shall not be permitted to install the Communications Equipment and/or the HVAC Equipment, as applicable, unless Tenant obtains the approval of Landlord, in writing, which approval shall be in Landlord’s sole discretion. The Communications Equipment and HVAC Equipment shall be installed by a contractor reasonably acceptable to Landlord and thereafter shall be properly maintained by Tenant, all at Tenant’s sole expense. At the expiration or earlier termination of the Lease Term, the Communications Equipment and HVAC Equipment shall be removed from the Building at Tenant’s sole cost and expense and that portion of the Building that has been affected by the Communications Equipment and the HVAC Equipment shall be returned to the condition it was in prior to the installation of the Communications Equipment and the HVAC Equipment, ordinary wear and tear and damage by fire or other casualty excepted. Tenant shall pay all subscription fees, usage charges and hookup and disconnection fees associated with Tenant’s use of the Communications Equipment and the HVAC Equipment and Landlord shall have no liability therefor. All of the provisions of this Lease, including, without limitation, the insurance, maintenance, repair, release and indemnification provisions shall apply and be applicable to Tenant’s installation, operation, maintenance and removal of the Communications Equipment and the HVAC Equipment.

(b)    Except as shown on the Communications Equipment Drawings and/or the HVAC Equipment Drawings, as applicable, as reasonably approved by Landlord, Tenant shall not make any modification to the design, structure or systems of the Building, required in connection with the installation of the Communications Equipment and/or the HVAC Equipment without Landlord’s prior written approval of such modification and the plans therefor, which approval shall be granted, conditioned or withheld by Landlord in accordance with the standards for the initial installation thereof pursuant to Section 27.1(a) above. Tenant agrees that, in addition to any indemnification provided Landlord in this Lease, Tenant shall indemnify and shall hold Landlord and Boston Properties, Inc., Boston Properties Limited Partnership, Landlord’s managing agent, and their employees, shareholders, partners, members, officers and directors, harmless from and against all costs, damages, claims, liabilities and expenses (including attorneys’ fees and any costs of litigation) suffered by or claimed against Landlord, directly or indirectly, based on, arising out of or resulting from Tenant’s use of the Communications Equipment and the HVAC Equipment and/or the conduits to connect the Premises to the Communications Equipment and the HVAC Equipment.

(c)    Tenant, at its sole cost and expense, shall secure all necessary permits and approvals from all applicable governmental agencies with respect to the size, placement and installation of the Communications Equipment and the HVAC Equipment (and Landlord shall reasonably cooperate in good faith with Tenant upon request, at no cost or expense to Landlord, in connection with Tenant’s efforts to obtain all such permits and approvals). In the event Tenant is unable to obtain the necessary approvals and permits from any applicable federal, state, county or other local governing authorities for the Communications Equipment and/or the HVAC Equipment, Tenant shall have no remedy, claim, cause of action or recourse against Landlord, nor shall such failure or inability to obtain any necessary permits or approvals provide Tenant the opportunity to terminate this Lease.

(d)    Landlord makes no representations or warranties concerning the suitability of the Building for the installation operation, maintenance and repair of the Communications Equipment or the HVAC Equipment, Tenant having satisfied itself concerning such matters.

(e)    Tenant shall not have access to the Communications Equipment or the HVAC Equipment without Landlord’s prior written consent, which consent shall be granted to the extent necessary for Tenant to perform its maintenance, repair, replacement, installation and removal obligations hereunder and only if Tenant is accompanied by Landlord’s representative (if Landlord so requests, in which event Landlord and Tenant shall coordinate reasonably to accomplish the same). Any such access by Tenant shall be subject to reasonable rules and regulations relating thereto established from time to time by Landlord, including without limitation rules and regulations prohibiting such access unless Tenant is accompanied by Landlord’s representative and Tenant’s agreement to reimburse Landlord for costs incurred by Landlord to make Landlord’s representative available to accompany Tenant if after normal business hours.

(f)    Upon at least thirty (30) days’ prior written notice to Tenant, Landlord shall have the right to require Tenant to relocate the Communications Equipment and/or the HVAC Equipment, if in Landlord’s opinion such relocation is necessary. Any such relocation shall be performed by Tenant at Landlord’s expense, and in accordance with all of the requirements of this Article. Nothing in this Article shall be construed as granting Tenant any line of sight easement with respect to such Communications Equipment; provided, however, that if Landlord requires that such antenna be relocated in accordance with the preceding two (2) sentences, then Landlord shall use reasonable efforts to provide either (i) the same line of sight for such Communications Equipment as was available prior to such relocation, or (ii) a line of sight for such Communications Equipment which is functionally equivalent to that available prior to such relocation.

(g)    It is expressly understood that by granting Tenant the right hereunder, Landlord makes no representation as to the legality of such Communications Equipment or HVAC Equipment or its installation. In the event that any federal, state, county, regulatory or other authority requires the removal or relocation of such Communications Equipment and/or HVAC Equipment, Tenant shall remove or relocate such Communications Equipment and/or HVAC Equipment at Tenant’s sole cost and expense, and Landlord shall under no circumstances be liable to Tenant therefor.

(h)    Tenant’s rights under this Article are personal to and may be exercised only by FireEye, Inc. and shall not be exercisable by any assignee or subtenant of FireEye, Inc., except an assignee constituting an Affiliate of Tenant or a Parent of Tenant under section 7.4 of the Lease.

(i)    Except as otherwise expressly provided for in this Article XXVII, Tenant’s right to use the roof of the Building for the Communications Equipment and the HVAC Equipment shall be at no additional rental charge to Tenant during the Lease Term.

27.2    Tenant shall maintain such insurance as is appropriate with respect to the installation, operation and maintenance of the Communications Equipment and the HVAC Equipment. Landlord shall have no liability on account of any damage to or interference with the operation of the Communications Equipment or the HVAC Equipment except for physical damage caused by Landlord’s gross negligence or willful misconduct and Landlord expressly makes no representations or warranties with respect to the capacity for Communications Equipment placed on the roof or penthouse of the Building to receive or transmit signals. The operation of the Communications Equipment and the HVAC Equipment shall be at Tenant’s sole and absolute risk. Upon the written request of Tenant from time to time, Landlord shall cause any subsequent roof user who installs roof equipment after the Communications Equipment and the HVAC Equipment is installed and operational to modify or discontinue such roof use if the same unreasonably interferes with Tenant’s previously installed and operational Communications Equipment and/or HVAC Equipment, as applicable.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on or as of the day and year first above written.

LANDLORD:

ONE FREEDOM SQUARE, L.L.C.,
a Delaware limited liability company

By:    BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, its managing member

By:    BOSTON PROPERTIES, INC., a Delaware corporation, its general partner

By:     /s/ John J. Stroman
Name:    John J. Stroman
Title:    SVP, Leasing

TENANT:

FIREEYE, INC.,
a Delaware corporation

By:     /s/ Frank E. Verdecanna
Name: Frank E. Verdecanna
Title: Executive Vice President, Chief Financial Officer and Chief Accounting Officer

RIDER NO. 1
RENEWAL

1.    Landlord hereby grants to Tenant the conditional right, exercisable at Tenant’s option, to renew the term of the Lease, for the entire Premises, for two (2) additional terms of five (5) years each. If timely exercised and if the conditions applicable thereto have been satisfied, the first such renewal term shall commence immediately following the end of the initial Lease Term and the second such renewal term shall commence immediately following the end of the first renewal term (each such renewal term, a “Renewal Term”). The right of renewal herein granted to Tenant shall be subject to, and shall be exercised in accordance with, the following terms and conditions:

(a)    Tenant shall exercise its right of renewal with respect to each Renewal Term by giving Landlord written notice of the exercise thereof (the “Renewal Option Notice”) not less than twelve (12) months and not more than eighteen (18) months prior to the expiration of the then Lease Term. If Tenant exercises its right of renewal, Tenant may not thereafter revoke such exercise, except as set forth in the last sentence of Section 1(c) of this Rider. In the event that a Renewal Option Notice is not given in a timely manner, Tenant’s right of renewal with respect to the applicable Renewal Term shall lapse and be of no further force or effect. Tenant’s right to exercise its right of renewal with respect to the second Renewal Term shall be conditioned upon Tenant having previously and effectively exercised its right of renewal with respect to the first Renewal Term. If Tenant is subject to an Event of Default under the Lease on the date a Renewal Option Notice is given, or any time thereafter on or before the commencement date of the applicable Renewal Term, then, at Landlord’s option, such Renewal Option Notice shall be totally ineffective and Tenant’s right of renewal as to the applicable Renewal Term shall lapse and be of no further force or effect.

(b)    Promptly following Landlord’s timely receipt of a Renewal Option Notice, Landlord and Tenant shall commence negotiations concerning the amount of annual base rent which shall be payable during each year of the applicable Renewal Term and the Lease security that may be required, it being intended that such annual base rent shall be equal to (i) with respect to the first Renewal Term, ninety-five percent (95%) of the then prevailing fair market rent for the Premises and (ii) with respect to the second Renewal Term, one hundred percent (100%) of the then prevailing fair market rent for the Premises. The parties shall have thirty (30) days after Landlord’s receipt of the Renewal Option Notice in which to agree on the annual base rent which shall be payable during each year of the applicable Renewal Term and the Lease security that may be required. The parties shall be obligated to conduct such negotiations in good faith. The factors to be considered by the parties during such negotiations shall be (i) the general office rental market for Class A office buildings in the Market Area, (ii) rental rates then being obtained (or quoted if comparables are not readily available) by other building owners for office buildings of comparable size, location and quality to the Building in the Market Area, (iii) the rental rates then being obtained by Landlord for comparable office space, in “as is” condition, in the Building, (iv) escalations and pass throughs of Operating Expenses as provided in the Lease, except the Base Year shall be as set forth in clause (ii) of Section 1(d) of this Rider, (v) concession packages then being obtained (or offered if comparables are not readily available) by other building owners for office buildings in the Market Area of comparable size, location and quality to the Building, and (vi) concession packages then being obtained by Landlord for comparable office space in “as-is” condition in the Building. If the parties agree on the base rent payable during each year of the applicable Renewal Term and the Lease security required, they shall promptly execute an amendment to the Lease stating the rent and Lease security so agreed upon.

Rider No. 1, Page 1

(c)    If, during such thirty (30) day period referred to in Section 1(b) above, the parties are unable to agree on the base rent payable during the applicable Renewal Term, then (i) the fair market rent and (ii) the related fair market concessions, abatements and allowances, if any, that will be applicable thereto shall be determined in accordance with the procedure set forth in this Section 1(c). Within ten (10) days after expiration of such thirty (30) day period, the parties shall appoint a real estate broker (“Renewal Broker”) who shall be mutually agreeable to both Landlord and Tenant, shall be a member of the Commercial Real Estate Brokerage Association of Greater Washington, D.C. (CREBA), and shall have at least ten (10) years relevant experience in office rentals in the Market Area. If the parties are unable to agree on a Renewal Broker within such ten (10) day period, then each party, within five (5) days after the expiration of the aforesaid ten (10) day period, shall appoint a Renewal Broker (with the same qualifications) and the two Renewal Brokers shall together appoint a third Renewal Broker with the same qualifications (“Third Renewal Broker”). The original agreed upon Renewal Broker, if applicable, or the two Renewal Brokers appointed by the parties shall determine, within thirty (30) days after appointment, the then fair market base rent (and related fair market concessions, abatements and allowances, if any) that will be applicable to the Premises for the applicable Renewal Term. The factors to be considered by the Renewal Broker or Renewal Brokers in determining the fair market base rent for the Premises (and related fair market concessions, abatements and allowances, if any) that will be applicable during the applicable Renewal Term shall be those factors set out in Section 1(b) above. The fair market rent arrived at by the Renewal Broker, if only one, (or if more than one Renewal Broker and the original two (2) Renewal Brokers appointed by the parties agree on a fair market rent), shall be used as the fair market base rent for the applicable Renewal Term. If more than one Renewal Broker is appointed and the Renewal Brokers reach different determinations, and the parties are unable to reach agreement within five (5) business days of receipt of both Renewal Brokers’ determinations, then the Third Renewal Broker shall determine within thirty (30) days of receipt of both Renewal Brokers’ determinations, which of the Renewal Brokers’ determination of the fair market base rent for the Premises (and related fair market concessions, abatements and allowances, if any) will be applicable for the applicable Renewal Term. The fair market base rent (and related market concessions, abatements and allowances, if any) selected by the Third Renewal Broker shall be used for the applicable Renewal Term. Landlord and Tenant shall each bear the cost of its Renewal Broker and shall share equally the cost of the Third Renewal Broker. Notwithstanding the foregoing, Tenant shall be permitted to revoke its Renewal Option Notice following the Landlord’s determination in Section 1(b) or following either the Renewal Brokers’ determination or the determination of the Third Renewal Broker by sending written notice to the Landlord not less than thirteen (13) months prior to the expiration of the then Lease Term.

(d)    During each Renewal Term, all the terms, conditions, covenants and agreements set forth in the Lease shall continue to apply and be binding upon Landlord and Tenant, except that (i) the annual base rent payable during each year of the applicable Renewal Term shall be the amount agreed upon by Landlord and Tenant in the manner provided in Sections 1(b) and (c) above, (ii) the Base Year during the applicable Renewal Term shall mean the calendar year in which the applicable Renewal Term commences, (iii) in no event shall Tenant have the right to renew the term of the Lease, or any renewal term thereof, beyond the expiration of the second Renewal Term, (iv) no abatements, allowances or other concessions shall apply during a Renewal Term, except to the extent otherwise agreed to by the parties in accordance with this Rider, and (v) Landlord shall not be responsible for any brokerage commissions in connection with each Renewal Term.

2.    Tenant’s rights under this Rider are personal to and may be exercised only by FireEye, Inc. and shall not be exercisable by any assignee or subtenant of FireEye, Inc., except an assignee that is an Affiliate of Tenant or a Parent of Tenant pursuant to an assignment in accordance with Section 7.4 of this Lease.

Rider No. 1, Page 2

3.    Tenant shall not be entitled to renew the Lease Term, and Tenant’s rights under this Rider shall lapse and be of no further force or effect, if, at the time Tenant would otherwise be entitled to exercise its rights of renewal (or at any time thereafter prior to the commencement of the Renewal Term), Tenant (or an Affiliate of Tenant or a Parent of Tenant pursuant section 7.4 of the Lease) is leasing less than one hundred percent (100%) of the initial Premises or occupying less than fifty percent (50%) of the initial Premises (except that a sublease to an Affiliate of Tenant or a Parent of Tenant under section 7.4 of the Lease shall be included for the purposes of calculating such occupancy).
Rider No. 1, Page 3

RIDER NO. 2
RIGHT OF FIRST OFFER

1.    Tenant shall have the right, at any time and from time to time after the Lease Commencement Date, to lease additional office space located on the third (3rd), fourth (4th) or seventh (7th) floors of the Building (the “ROFO Space”) as it becomes available and is offered to the general public with the effective date, if so exercised by Tenant, following the vacation of such leased space by the then-current tenant of such space, subject to and in accordance with the following terms and conditions:

(a)    After Landlord is reasonably certain that ROFO Space will be coming available (and that such space is no longer encumbered by any other tenants’ rights), Landlord shall notify Tenant in writing (the “ROFO Availability Notice”) of the availability of the ROFO Space prior to entering into any agreements with prospective tenants; provided, however, if the lease commencement date with respect to ROFO Space will occur when fewer than three (3) years remain in the Lease Term, then such space shall not constitute ROFO Space and shall not be subject to the terms of this Rider unless Tenant simultaneously and irrevocably exercises its renewal right pursuant to Rider No. 1 (i.e., solely in the event Tenant has the right to exercise such renewal option and the deadline therefor has not occurred); provided, however, that in such event and for such purposes only, the 18-month “not-sooner-than” date set forth in Paragraph 1(a) of Rider No. 1 will be deemed accelerated to accommodate such exercise by Tenant and the thirty (30) day period following Landlord’s receipt of the Renewal Option Notice for the parties to agree on the prevailing fair market rent for the Renewal Term described in Paragraph 1(b) of Rider No. 1 shall commence on the date that is eighteen (18) months prior to the expiration of the initial Lease Term or the First Renewal Term, whichever is applicable.

(b)    The annual base rent with respect to the ROFO Space shall be one hundred percent (100%) of the then prevailing fair market rent (taking into account the factors specified in Rider No. 1). Landlord’s ROFO Availability Notice shall set forth Landlord’s determination of the then prevailing fair market rent for the applicable ROFO Space (taking into account the factors specified in Rider No. 1) and the date (or dates) on which the ROFO Space is scheduled to become available.

(c)    For a period of fifteen (15) business days after Tenant’s receipt of any such ROFO Availability Notice from Landlord, Tenant shall have the right, by written notice to Landlord, to lease all, but not less than all, of the ROFO Space identified by Landlord in such ROFO Availability Notice upon the terms set forth in this Rider and otherwise upon the terms and conditions set forth in the Lease (but without any obligation on the part of Landlord to construct, alter, renovate, repaint, recarpet the ROFO Space) commencing on the date that possession of the ROFO Space is made available to Tenant. If Tenant disagrees with Landlord’s determination of the prevailing fair market rent for the ROFO Space set forth in Landlord’s ROFO Availability Notice, then Tenant may state so in its written notice to Landlord to lease the ROFO Space, and in which case the parties shall have thirty (30) days from the date of Landlord’s ROFO Availability Notice in which to agree on the fair market rent for the ROFO Space (taking into account the factors specified in Rider No. 1). The parties shall be obligated to conduct such negotiations in good faith. If, during such thirty (30) day period, the parties are unable to agree on the fair market rent for the ROFO Space, then the fair market rent for the ROFO Space shall be determined in accordance with the procedure set forth in Section 1(c) of Rider No. 1; provided, however, that notwithstanding anything in Rider No. 1 to the contrary, (i) there shall be no rescission right whatsoever with respect to Tenant’s election to lease the ROFO Space, and (ii) such fair market rent determination shall be based on a new lease (not a renewal) with a term equal to the remaining Lease Term as of the anticipated delivery date therefor. If Tenant exercises its right to lease the ROFO Space hereunder, Tenant may not thereafter revoke
Rider No. 2, Page 1

such exercise, and Landlord and Tenant shall promptly execute an amendment to this Lease adding the ROFO Space to this Lease. The number of square feet of rentable area of the ROFO Space shall be in accordance with the BOMA method of measurement and shall be set forth in the amendment to the Lease.

(d)    Tenant shall accept ROFO Space in “as is” condition as of the date the same is delivered to Tenant. All work performed in ROFO Space shall be performed by Tenant in accordance with the terms and provisions of this Lease. The lease commencement date with respect to any ROFO Space shall be the date that is the earlier to occur of (i) ninety (90) days after such ROFO Space is delivered to Tenant by Landlord or (ii) the date Tenant commences business operations in any portion of such ROFO Space. The Lease Term for the ROFO Space shall be co-terminus with the Lease Term for the initial Premises.

(e)    Tenant shall be obligated to pay additional rent with respect to any ROFO Space in accordance with the provisions of Article IV of this Lease.

(f)    In the event Tenant does not elect to lease ROFO Space within the fifteen (15) day period provided above, then Landlord shall have the right to lease such space to any other person or entity upon any terms and conditions which Landlord desires, in its sole discretion (including, without limitation granting expansion rights, renewal rights and rights of first offer superior to Tenant’s under this Article).

2.    Tenant’s rights under this Rider shall be subject to the following:

        (i)    With respect to any ROFO Space available for lease as of the Effective Date, Tenant’s rights under this Rider shall not apply to such ROFO Space until Landlord has hereafter entered into a lease with a third-party tenant for such ROFO Space containing such terms as Landlord deems acceptable in Landlord’s sole discretion (including, without limitation, any fixed expansion or extension rights that Landlord might grant such tenant(s) for such ROFO Space) and the term of such lease has expired with respect to such ROFO Space (including, without limitation, the expiration of any lease term extension period(s), regardless of whether the extension right or agreement is contained in such lease or is agreed to at any time by Landlord and the tenant under such lease or otherwise) or otherwise been terminated.

        (ii)     If Tenant notifies Landlord that Tenant elects not to lease a ROFO Space or if Tenant fails to timely exercise Tenant’s rights under this Rider with respect thereto, Tenant’s rights under this Rider shall not apply to such ROFO Space until Landlord has thereafter entered into a lease for such ROFO Space with a third-party tenant under one or more leases containing such terms as Landlord deems acceptable in Landlord’s sole discretion (including, without limitation, any right of opportunity or other expansion rights that Landlord might grant such tenant(s) for such ROFO Space) and Tenant’s rights under this Rider shall not apply to such space until the term of such lease has expired with respect to such ROFO Space (including, without limitation, the expiration of any lease term extension period(s), regardless of whether the extension right or agreement is contained in such lease or is agreed to at any time by Landlord and the tenant under such lease or otherwise) or otherwise been terminated.

        (iii)    Tenant’s rights under this Rider shall be subject to any existing rights of tenants in the Building as of the Effective Date (including, without limitation, the extension of any lease term thereof, regardless of whether the extension right or agreement is contained in such lease or is agreed to at any time by Landlord and the tenant under such lease) with respect to the third (3rd), fourth (4th) and/or seventh (7th) floors of the Building (collectively, the “Superior Rights”). Except for the right of Landlord and the existing tenant of the applicable ROFO Space to extend the term of its lease for such ROFO Space (regardless of
Rider No. 2, Page 2

whether the extension right or agreement is contained in such lease or is agreed to at any time by Landlord and the tenant under such lease or other occupancy agreement), to Landlord’s actual knowledge as of the Effective Date, there are no Superior Rights other than those granted to the following tenants: BetaPrime (renewal, first offer and expansion), Comcast (renewal and first offer), LIUNA (renewal), and Microsoft (renewal and first offer).

3.    If an Event of Default exists under this Lease on the date Landlord’s ROFO Availability Notice is given to Tenant by Landlord, then, at Landlord’s option, Tenant’s right to lease such ROFO Space shall lapse and be of no further force or effect.

4.    Tenant’s rights under this Rider are personal to and may be exercised only by FireEye, Inc. and shall not be exercisable by any assignee or subtenant of FireEye, Inc., except an assignee approved by Landlord under Article VII of this Lease.

    5.    Tenant shall not be entitled to lease the ROFO Space, and Tenant’s rights under this Rider shall lapse and be of no further force or effect, if, at the time Tenant would otherwise be entitled to exercise its rights hereunder (or at any time thereafter prior to the commencement of the lease term for ROFO Space), Tenant is leasing less than one hundred percent (100%) of the initial Premises or occupying less than eighty percent (80%) of the initial Premises (except that a sublease to an Affiliate of Tenant or a Parent of Tenant under section 7.4 of the Lease shall be included for the purposes of calculating such occupancy).

    6.    If Tenant exercises Tenant’s right to contract or terminate the Lease pursuant to Rider No. 4, Tenant’s rights under this Rider shall be null and void and of no further force or effect.

    7.    Landlord shall incur no liability, and the expiration date of the term for any ROFO Space shall not be extended, if Landlord is unable to deliver possession of any ROFO Space to Tenant on the anticipated delivery date due to any holdover tenant's refusal to vacate. Landlord agrees to use commercially reasonable efforts to obtain possession of such ROFO Space as soon as reasonably possible, including instituting eviction proceedings.

    8.    Promptly after Tenant elects in writing to lease any ROFO Space pursuant to this Rider No. 2, the parties shall execute an amendment to this Lease (reasonably acceptable to Landlord and Tenant) adding such ROFO Space to the Premises on the terms and conditions specified herein.

Rider No. 2, Page 3

RIDER NO. 3

EXPANSION OPTION

1.    Tenant shall have the right to lease certain office space designated by Landlord comprised of approximately 12,569 rentable square feet on the fourth (4th) floor of the Building (the “Expansion Space”), to be delivered to Tenant on a date selected by Landlord that is not earlier than the sixty-fourth (64th) full calendar month and not later than the eighty-fourth (84th) month full calendar month of the Lease Term (“Expansion Window”), subject to and in accordance with the following terms and conditions:

(a)    Landlord shall notify Tenant in writing (the “Expansion Availability Notice”) of the anticipated date of availability within the Expansion Window of the Expansion Space not earlier than eighteen (18) months and not later than twelve (12) months prior to such anticipated availability date.

(b)    The annual base rent with respect to the Expansion Space shall be one hundred percent (100%) of the then prevailing fair market rent (taking into account the factors specified in Rider No. 1). Landlord’s Expansion Availability Notice shall set forth Landlord’s determination of the then prevailing fair market rent for the Expansion Space (taking into account the factors specified in Rider No. 1).

(c)    For a period of fifteen (15) business days after Tenant’s receipt of the Expansion Availability Notice from Landlord, Tenant shall have the right, by written notice to Landlord, to lease all, but not less than all, of the Expansion Space upon the terms set forth in this Rider and otherwise upon the terms and conditions set forth in the Lease (but without any obligation on the part of Landlord to construct, alter, renovate, repaint, recarpet the Expansion Space, except as set forth in the Expansion Availability Notice or serving as the basis for the determination of fair market rent) commencing on the date that possession of the Expansion Space is made available to Tenant. If Tenant disagrees with Landlord’s determination of the prevailing fair market rent for the Expansion Space set forth in Landlord’s Expansion Availability Notice, then Tenant may state so in its written notice to Landlord to lease the Expansion Space, and in which case the parties shall have thirty (30) days from the date of the Expansion Availability Notice in which to agree on the fair market rent for the Expansion Space (taking into account the factors specified in Rider No. 1). The parties shall be obligated to conduct such negotiations in good faith. If, during such thirty (30) day period, the parties are unable to agree on the fair market rent for the Expansion Space, then the fair market rent for the Expansion Space shall be determined in accordance with the procedure set forth in Section 1(c) of Rider No. 1; provided, however, that notwithstanding anything in Rider No. 1 to the contrary, (i) there shall be no rescission right whatsoever with respect to Tenant’s election to lease the ROFO Space, and (ii) such fair market rent determination shall be based on a new lease (not a renewal) with a term equal to the remaining Lease Term as of the anticipated delivery date therefor. If Tenant exercises its right to lease the Expansion Space hereunder, Tenant may not thereafter revoke such exercise, and Landlord and Tenant shall promptly execute an amendment to this Lease adding the Expansion Space to this Lease.

(d)    Tenant shall accept Expansion Space in “as is” condition as of the date the same is delivered to Tenant. All work performed in Expansion Space shall be performed by Tenant in accordance with the terms and provisions of this Lease. The lease commencement date with respect to any Expansion Space shall be the date that is the earlier to occur of (i) ninety (90) days after such Expansion Space is delivered to Tenant by Landlord or (ii) the date Tenant commences business operations in any portion of such Expansion Space. The Lease Term for the Expansion Space shall be co-terminus with the Lease Term for the initial Premises.

Rider No. 3, Page 1

(e)    Tenant shall be obligated to pay additional rent with respect to any Expansion Space in accordance with the provisions of Article IV of this Lease.

(f)    In the event Tenant does not elect to lease Expansion Space within the fifteen (15) day period provided above, then Landlord shall have the right to lease such space to any other person or entity upon any terms and conditions which Landlord desires, in its sole discretion (including, without limitation granting expansion rights, renewal rights and rights of first offer superior to Tenant’s rights under Rider No. 2).

2.    If an Event of Default exists under this Lease on the date Landlord’s Expansion Availability Notice is given to Tenant by Landlord, then, at Landlord’s option, Tenant’s right to lease the Expansion Space shall lapse and be of no further force or effect.

3.    Tenant’s rights under this Rider are personal to and may be exercised only by FireEye, Inc. and shall not be exercisable by any assignee or subtenant of FireEye, Inc., except an assignee that is an Affiliate of Tenant or a Parent of Tenant pursuant to an assignment in accordance with Section 7.4 of this Lease.

    5.    Tenant shall not be entitled to lease the Expansion Space, and Tenant’s rights under this Rider shall lapse and be of no further force or effect, if, at the time Tenant would otherwise be entitled to exercise its rights hereunder (or at any time thereafter prior to the commencement of the lease term for Expansion Space), Tenant is leasing less than one hundred percent (100%) of the initial Premises or occupying less than eighty percent (80%) of the initial Premises (except that a sublease to an Affiliate of Tenant or a Parent of Tenant under section 7.4 of the Lease shall be included for the purposes of calculating such occupancy).

6.    If Tenant exercises Tenant’s right to contract or terminate the Lease pursuant to Rider No. 4, Tenant’s rights under this Rider shall be null and void and of no further force or effect.

    7.    Landlord shall incur no liability, and the expiration date of the term for the Expansion Space shall not be extended, if Landlord is unable to deliver possession of the Expansion Space to Tenant on the anticipated delivery date due to any holdover tenant's refusal to vacate. Landlord agrees to use commercially reasonable efforts to obtain possession of such Expansion Space as soon as reasonably possible, including instituting eviction proceedings.

    8.    Promptly after Tenant elects in writing to lease any Expansion Space pursuant to this Rider No. 3, the parties shall execute an amendment to this Lease (reasonably acceptable to Landlord and Tenant) adding such Expansion Space to the Premises on the terms and conditions specified herein.

Rider No. 3, Page 2

RIDER NO. 4
CONTRACTION OR TERMINATION OPTION

    1.    Subject to the provisions of this Rider, Landlord hereby grants to Tenant the conditional right, exercisable at Tenant’s option, either (a) to terminate the Lease effective on December 31, 2027 (the “Termination Date”), or (b) to surrender a portion of the Premises comprised of (i) one (1) full floor of the Premises, which floor shall be the highest floor then leased by Tenant (i.e., from the top down), or fifty percent (50%) of the rentable area of such highest full floor, which fifty percent (50%) to be surrendered must be in one contiguous block of space on such floor, and/or (ii) a portion of one (1) partial floor of the Premises, which portion to be surrendered totals at least five thousand (5,000) rentable square feet of contiguous space in a location on such floor that is commercially marketable on customary terms, including a reasonable amount of window-line and reasonable configuration, as reasonably determined by Landlord (as applicable, the “Contraction Space”), effective on December 31, 2027 (the “Contraction Date”). If Tenant exercises its right to terminate the Lease or to surrender Contraction Space, Tenant may not thereafter revoke such exercise. The contraction and termination options contained in this Rider may be exercised solely in the alternative; if Tenant exercises one such option, the other such option automatically shall be void and without force or effect.

    2.    (a)    Tenant shall exercise its right of termination under this Rider by delivering to Landlord written notice thereof not less than twelve (12) months prior to the Termination Date (the “Termination Notice”). In addition, Tenant shall pay to Landlord a termination payment (the “Termination Payment”) in an amount equal to the sum of (A) the then unamortized portion of the Improvement Allowance (as defined in Exhibit B), any rental abatement and any other direct costs incurred by Landlord in connection with this Lease (including, without limitation, brokerage commissions and attorneys’ fees) as if such costs were amortized over the initial Lease Term with interest at the rate of eight percent (8%) per annum plus (B) if the then Premises includes any leased space at the Building other than the Premises initially leased to Tenant hereunder, the then unamortized portion of any improvement allowance, any rental abatement and any other direct costs incurred by Landlord in connection with leasing such space to Tenant (including, without limitation, brokerage commissions and attorneys’ fees) as if such costs were amortized over a period beginning on the date Landlord commenced leasing such space to Tenant and continuing through the expiration of the Lease with respect to such space (as such dates were contemplated when Landlord initially leased such space to Tenant) with interest at the rate of eight percent (8%) per annum. Landlord shall provide Tenant with the amount of the Termination Payment within thirty (30) days of receipt of a written request therefor from Tenant. Tenant shall pay the Termination Payment to Landlord no later than 180 days prior to the Termination Date.

        (b)    Tenant shall exercise its right of contraction under this Rider by delivering to Landlord written notice thereof not less than twelve (12) months prior to the Contraction Date (the “Contraction Notice”). In addition, Tenant shall pay to Landlord a contraction payment (the “Contraction Payment”) in an amount equal to the portion of the Termination Payment that is allocated to the Contraction Space, based on the proportion that the rentable area of the Contraction Space bears to the rentable area of the Premises leased immediately prior to the Contraction Date.

    3.    (a)    If (i) the Termination Notice is not timely delivered to Landlord, (ii) the Termination Payment is not timely made to Landlord or (iii) if a default has occurred and is continuing as of the date Tenant delivers the Termination Notice to Landlord, then, at Landlord’s option, Tenant’s right to terminate the Lease shall lapse and be of no further force or effect. If a default has occurred and is continuing any time after the date Tenant delivers the Termination
Rider No. 4, Page 1

Notice to Landlord, including on the Termination Date, then, at Landlord’s option, Tenant’s election to terminate the Lease shall lapse and be of no further force or effect; provided, however, if Tenant cures such default prior to the earlier of (A) the expiration of any notice and cure period applicable thereto or (B) the Termination Date, then Tenant’s election to terminate the Lease shall be effective.

        (b)    If (i) the Contraction Notice is not timely delivered to Landlord, (ii) the Contraction Payment is not timely made to Landlord or (iii) if a default has occurred and is continuing as of the date Tenant delivers the Contraction Notice to Landlord, then, at Landlord’s option, Tenant’s right to contract the Premises shall lapse and be of no further force or effect. If a default has occurred and is continuing any time after the date Tenant delivers the Contraction Notice to Landlord, including on the Contraction Date, then, at Landlord’s option, Tenant’s election to contract the Premises shall lapse and be of no further force or effect; provided, however, if Tenant cures such default prior to the earlier of (A) the expiration of any notice and cure period applicable thereto or (B) the Contraction Date, then Tenant’s election to contract the Premises shall be effective.

    4.    (a)    If the Termination Notice is timely delivered to Landlord, the Termination Payment is timely made to Landlord and Tenant has satisfied the other conditions set forth in this Section, the Lease shall terminate on the Termination Date. Notwithstanding anything to the contrary in this Section, Tenant shall remain liable for Tenant’s obligations under the Lease that arise prior to the Termination Date or that are expressly made to survive the expiration or early termination of the Lease.

        (b)    If the Contraction Notice is timely delivered to Landlord, the Contraction Payment is timely made to Landlord and Tenant has satisfied the other conditions set forth in this Section, (i) the Lease shall terminate on the Contraction Date solely with respect to the Contraction Space, (ii) Tenant’s proportionate share of Operating Expenses, the number of Monthly Parking Permits to which Tenant is entitled, and all other calculations based on the rentable area of the Premises shall be adjusted accordingly and Landlord and Tenant shall promptly execute an amendment to the Lease (reasonably acceptable to Landlord and Tenant) specifying the location and configuration of the remaining Premises, and (iii) Tenant shall be responsible, not later than the Contraction Date, for separating the Contraction Space from the balance of the Premises at Tenant’s sole cost and expense in a manner acceptable to Landlord in its reasonable judgment (including, without limitation, closing off, removing or restoring any internal staircase and separating common systems in a manner acceptable to Landlord in its reasonable judgment). Notwithstanding anything to the contrary in this Section, Tenant shall remain liable for Tenant’s obligations under the Lease with respect to the Contraction Space that arise prior to the Contraction Date or that are expressly made to survive the expiration or early termination of the Lease.

Rider No. 4, Page 2

EXHIBIT A

DIAGRAM OF PREMISES

Fifth Floor

Exhibit A, Page 1

Sixth Floor

Exhibit A, Page 2

EXHIBIT B

WORK AGREEMENT

    All capitalized terms not defined herein shall have the meaning set forth in the Lease.

    1.    Authorized Representatives. Tenant designates John O’Neill (“Tenant’s Authorized Representative”) as the person(s) authorized to approve in writing all plans, drawings, specifications, change orders, charges and approvals pursuant to this Exhibit (and the act of either of the aforenamed persons shall be sufficient to bind Tenant). Landlord designates Sharon Clayborne (“Landlord’s Authorized Representative”) as the person authorized to approve in writing all plans, drawings, specifications, change orders, charges and approvals pursuant to this Exhibit (and the act of the aforenamed person shall be sufficient to bind Landlord). Either party may designate a substitute Authorized Representative by written notice to the other party. Neither party shall be obligated to respond to any instructions, approvals, changes, or other communications in connection with this Exhibit from anyone claiming to act on the other party’s behalf other than their Authorized Representative. All references in this Exhibit to actions taken, approvals granted, or submissions made by either party shall mean that such actions, approvals or submissions have been taken, granted or made, in writing, by such party’s Authorized Representative acting for such party.

    2.    Leasehold Work; Base Building Delivery Condition.

(a)    Tenant shall cause the initial leasehold improvements to the Premises made in connection with the Lease (the “Leasehold Work”) to be designed in accordance with the terms of this Exhibit. Landlord shall cause the Leasehold Work to be permitted and constructed in accordance with the terms of this Exhibit. Upon Landlord’s delivery of the Premises to Tenant, (i) the structural elements of the Building, the roof, the exterior walls and window systems and the Building standard heating, ventilation and air conditioning, mechanical, electrical and plumbing systems, pipes and conduits that are provided by Landlord in the operation of the Building or, on a non-exclusive basis, to the Premises, shall be in good working order as of such date of delivery (the “Systems Description”) and (ii) the base Building restrooms on each floor of the Premises shall be compliant with all applicable codes and conditions in effect as of such date of delivery, including the Americans with Disabilities Act, in each case consistent with “business use” density (the “Restrooms Description”) (the Systems Description and the Restrooms Description being collectively referred to as “Base Building Delivery Condition”). The cost to deliver the Building in the Base Building Delivery Condition upon Landlord’s delivery of the Premises to Tenant shall be incurred by Landlord at its sole cost and expense and without deduction from or charge against the Improvement Allowance and without passing the cost thereof through to Tenant in Operating Expenses or otherwise. Additionally, Landlord agrees to modify two (2) of the terrace doors existing as of the Effective Date in the fifth (5th) floor portion of the Premises, and Landlord and Tenant shall cooperate in good faith and in coordination with the Leasehold Architect to implement the most cost-effective solution therefor shown on Schedule IV attached hereto, at Landlord’s sole cost and expense.

(b)    In the event there is a requirement by Fairfax County or another applicable governmental authority in connection with the permitting of the Leasehold Work or the governmental inspections of the Leasehold Work required for the lawful occupancy of the Premises to perform improvements outside of the Premises to remedy a pre-existing non-compliance with applicable Legal Requirements with respect to the base Building, Landlord shall promptly perform the same at Landlord’s sole cost and expense, unless such requirement is a result of the Premises being used or improved for other than general office use or in a manner that is in excess of the business use density for the Building, in which event such improvements shall be at Tenant’s sole cost and expense.
Exhibit B, Page 1

    3.    Architect and Engineers.

(a)    Tenant shall engage IA Architects, or such other architect reasonably approved by Landlord, to prepare all plans for the Leasehold Work (the “Leasehold Architect”). The Leasehold Architect will use all reasonable efforts to engage the base building MEP Engineer to prepare the engineering drawings related to the Leasehold Work. If the Leasehold Architect is unable to employ the base building MEP Engineer on acceptable terms, after consultation with Landlord, Tenant shall direct the Leasehold Architect to retain another qualified engineer, subject to approval by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and Leasehold Architect shall cause the chosen leasehold engineer to coordinate its drawings for the Premises with the base building MEP Engineer. The engineer so engaged by the Leasehold Architect is hereinafter referred to as the “Leasehold Engineer.”

(b)    In addition, Tenant may, at Tenant’s election, employ a professional project management or construction management firm, reasonably approved by Landlord, to provide project management services with respect to the Leasehold Work, and Tenant shall pay any fees due to the project manager for such services, which fees may be paid from the Improvement Allowance pursuant to the terms of Paragraph 6 below.

4.    Plans for Leasehold Work.

(a)    (i)    Tenant delivered to Landlord and Landlord approved the schematic design for the Leasehold Work (the “Schematic Plan”).

(ii)    Tenant delivered to Landlord, for Landlord’s approval, design development plans, which design development plans shall (A) have been accepted and approved by Tenant prior to delivery to Landlord, (B) have been prepared by the Leasehold Architect and Leasehold Engineer, as applicable, (C) have consisted of a detailed space plan of the Premises upon completion of the Leasehold Work, together with preliminary architectural, mechanical, electrical and plumbing plans, and pricing notes therefor and (D) have been substantially in conformance with the Schematic Plan in the form theretofore approved in writing by Landlord. Upon Landlord’s written approval of the design development plans, same shall be deemed to be the “Design Development Plan” hereunder.

(iii)    On or before December 30, 2020, Tenant shall deliver to Landlord, for Landlord’s approval, final, ready for permit construction documents, which construction documents shall (A) be accepted and approved by Tenant prior to delivery to Landlord, (B) be prepared by the Leasehold Architect and Leasehold Engineer, as applicable, (C) consist of all architectural plans, construction drawings and specifications (including, without limitation, a list of all finishes and materials) necessary and sufficient for the construction of the Leasehold Work and to enable Landlord to obtain all necessary governmental permits and approvals for the construction of the Leasehold Work (collectively, the “Permits”), and (D) be substantially in conformance with the Design Development Plan in the form theretofore approved in writing by Landlord. Upon Landlord’s written approval of such construction documents, same shall be deemed to be the “Construction Documents” hereunder.

The Schematic Plan, the Design Development Plan and the Construction Documents (and any other plans and specifications for the Leasehold Work that have been submitted by Tenant and approved by Landlord) shall be referred to herein collectively as the “Leasehold Plans.”

(b)    All plans, drawings and documents related to the Leasehold Work (and any change orders related thereto) shall be submitted to Landlord for its approval in accordance
Exhibit B, Page 2

with this Exhibit, which approval shall not be unreasonably withheld, conditioned or delayed with respect to components of the Leasehold Work that do not constitute Structural Alterations, but which approval with respect to any components of the Leasehold Work that constitute Structural Alterations, may be granted or withheld in Landlord’s sole discretion. Landlord shall use commercially reasonable efforts to provide such approval (or any comments thereto) for the design development plans within five (5) business days after Landlord’s receipt of a complete submission thereof and for the construction documents within ten (10) business days after Landlord’s receipt of a complete submission thereof. Tenant shall incorporate into the Leasehold Work the standard building requirements and materials as reasonably identified by Landlord. Landlord agrees to specify to Tenant in its review of the Leasehold Plans any Specialty Alterations that must be removed by Tenant at the expiration or earlier termination of the Lease Term, it being hereby acknowledged and agreed, however, that notwithstanding anything to the contrary contained in the Lease, Tenant shall not be obligated to remove any internal stair constructed in a location approved by Landlord and Tenant as part of the Leasehold Work, nor shall Tenant be required to remove any alterations or improvements comprising the Leasehold Work which are not either (i) required to be removed pursuant to Section 9.2(i)(i) of the Lease or (ii) Specialty Alterations which are not designated by Landlord for removal concurrently with Landlord’s approval of the Leasehold Plans.

(c)     If Landlord, acting reasonably, requires that any submission from Tenant be modified in order to obtain Landlord’s approval, then Tenant, within five (5) business days after receipt of Landlord’s comments, shall resubmit revised documents, plans, specifications or other materials, as the case may be, incorporating Landlord’s requested changes, to the extent that Landlord’s approval is required by this Exhibit B, and responding to any other issues or questions properly and reasonably raised by Landlord in its review of any prior submission. Such submission and approval shall continue until approval is granted as submitted; provided, however, that the time incurred in connection with any such submissions in excess of the initial two (2) submissions from Tenant for any particular design phase shall be deemed to constitute Tenant Delay to the extent of any delay actually occasioned thereby.

(d)    If Tenant requests any changes to the Leasehold Plans after Landlord’s initial review and approval thereof, such requested changes (“Changes”) must be clearly noted on the Leasehold Plans and submitted to Landlord, together with a written narrative describing the changes, for Landlord’s additional approval in accordance with Sections 4(b) and 4(c) above. In the event that a Change is approved, and incorporated in the Leasehold Plans for the Leasehold Work, any additional incremental costs which arise in connection with such Change shall be paid by Tenant (from the Improvement Allowance to the extent funds remain available therefor) in accordance with the terms of this Work Agreement.

(e)    Tenant shall be solely responsible to ensure that the Leasehold Plans (and each component thereof) comply with all Legal Requirements and with all design standards set forth in the Rules for Construction Projects attached hereto as Schedule II and Landlord’s approval thereof shall not constitute Landlord’s representation or approval that such plans comply with all applicable Legal Requirements or such design standards. In addition, Tenant shall (and Tenant shall cause the Leasehold Architect and the Leasehold Engineer, as applicable, to) respond, within five (5) business days after receipt, to Landlord’s requests for clarifying or additional information concerning the Leasehold Plans as is reasonably required in the performance of the Leasehold Work.

(f)    Tenant shall pay to Landlord the reasonable, actual out-of-pocket third-party costs incurred by Landlord in connection with the review and approval of the Leasehold Plans (and any changes thereto), not to exceed a maximum of Ten Thousand Dollars ($10,000.00) in the aggregate (as applicable, the “Third Party Costs”), which may be paid from the Improvement Allowance following notice to Tenant.
Exhibit B, Page 3

(g)    In addition to the Improvement Allowance, Landlord shall reimburse the Leasehold Architect directly for an amount equal to $13,200.00 to be applied toward the costs to design and prepare the test fit for the Premises.

    5.    Leasehold Contractor; Cost of Leasehold Work.

    (a)    (i)    In order to improve the efficiency of the schedule for the design, permitting and construction of the Leasehold Work and to encourage well-informed pricing, Tenant has previously engaged the Leasehold Architect to prepare a demolition plan for the Premises, the cost for the preparation of which demolition plan is at Landlord’s expense (however all costs incurred for the permitting and performance of such demolition work shall be part of the Leasehold Work to be performed at Tenant’s expense, subject to application of the Improvement Allowance), and Landlord shall cause such demolition to be performed promptly thereafter (following Landlord’s selection of the Leasehold Contractor, which Leasehold Contractor shall perform such demolition work), at Tenant’s expense (subject to application of the Improvement Allowance). Landlord has prepared and Tenant has approved a proposal package for the construction of the Leasehold Work (“Proposal Package”), and Landlord has submitted the Proposal Package substantially in the form of Schedule III attached hereto to the following mutually agreed upon general contractors, based on the approved Schematic Plan for the Leasehold Work (along with the approved test fit and demolition plan for the Premises): Rand Construction, Hitt Construction, DPR Construction, and Davis Construction (“Approved General Contractors”), in order to obtain from such Approved General Contractors a Guaranteed Estimated Maximum Price (“GEMP”) to include all costs for the construction of the Leasehold Work. The GEMP will include fixed costs for demolition, general conditions, general requirements, fee, and any other subcontractors and materials necessary to Substantially Complete the Leasehold Work by May 15, 2021. The Proposal Package shall require the Approved General Contractors to provide “open book” pricing at the construction document stage with respect to their proposals for the construction of the Leasehold Work. Promptly after Landlord has obtained proposals from those of the Approved General Contractors which submit conforming proposals within the period set forth in the Proposal Package (“Conforming Proposals”), Landlord shall provide copies of all such Conforming Proposals to Tenant. After reasonable consultation with Tenant, but not sooner than 5 business days after Tenant’s receipt of all materials relevant to such selection received by Landlord, including without limitation the Conforming Proposals and all related materials received by Landlord, Landlord shall engage one of the Approved General Contractors to act as Leasehold Contractor hereunder pursuant to a GEMP approved by Tenant, using price, experience, schedule, proposed team and expected performance value as the criteria for selection, in Landlord’s commercially reasonable determination, of the Leasehold Contractor. Without limiting the generality of the phrase “reasonable consultation,” Tenant shall concurrently receive all Conforming Proposals and backup documentation, submittals, and statements of qualification received by Landlord, and Tenant shall participate in all meetings and interviews conducted by Landlord throughout the selection process. Following such consultation and selection process, Landlord shall enter into a construction contract with such selected Approved General Contractor selected by Landlord (after reasonable consultation with Tenant) and will proceed with the construction of the Leasehold Work, with such Approved General Contractor deemed to be the “Leasehold Contractor” for all purposes hereof.

(ii)    Promptly following Landlord’s approval of the Construction Documents submitted by Tenant, Landlord shall (or shall cause the Leasehold Contractor to) request bids for the subcontracts in connection the performance of the Leasehold Work in accordance with the process set forth in the Proposal Package, Landlord hereby agreeing that it shall (or shall cause the Leasehold Contractor to) request bids from three (3) qualified subcontractors with respect to each of the major trades (meaning, for purposes hereof,
Exhibit B, Page 4

mechanical, electrical, plumbing, fire protection, millwork, drywall and structural steel), and it shall (or shall cause the Leasehold Contractor to) request bids from qualified subcontractors with respect to all other trade categories, Landlord hereby agreeing to endeavor to obtain three (3) bids for each of such other trade categories. Landlord shall cause the Leasehold Contractor to concurrently provide copies of all such subcontractor bids to Tenant. Following Tenant’s review (not to exceed 5 business days) and in consultation with Tenant, Landlord shall engage (or shall cause the Leasehold Contractor to engage) the trade subcontractor that submitted a qualifying, responsible bid, selected by the Leasehold Contractor and approved by Landlord in Landlord’s reasonable discretion, to construct the Leasehold Work (or portions thereof) in accordance with the Leasehold Plans, based on price, experience, schedule and expected performance value, all of which bids shall remain subject to the Tenant-approved GEMP for the Leasehold Work provided by the Leasehold Contractor. The engagement of the subcontractors to perform the Leasehold Work shall be on an “open book” pricing basis to Landlord and Tenant, and all such subcontractors shall be licensed, of good reputation, and have a demonstrated capability to perform quality workmanship. Notwithstanding the foregoing, Landlord shall have the right to pre-release and/or pre-order certain materials for the Leasehold Work with the Leasehold Contractor at such times as Landlord and the Leasehold Contractor determine are reasonably required to meet the required construction schedule for the Leasehold Work.

(iii)    Tenant acknowledges and agrees that Landlord has the right to cause the Leasehold Contractor, its subcontractors and any other contractors engaged by Landlord in connection with the Leasehold Work to comply with the Rules for Construction Projects attached hereto as Schedule II and with any additional or modified work rules that may be reasonably adopted by Landlord and of which Tenant and the Leasehold Contractor have been given reasonable prior written notice (“Rules for Construction Projects”).

(iv)    Landlord shall have the right, without Tenant’s consent but with notice to Tenant, to make minor, non-material “field changes” to the Leasehold Work as may be necessary given the conditions encountered on site, provided that same (A) do not materially increase the portion of the Leasehold Costs comprised of the GEMP approved by Tenant (or any other Leasehold Costs), (B) do not materially delay Substantial Completion of the Leasehold Work, (C) do not alter the Leasehold Work or the intended function of the portion of the Leasehold Work affected thereby in more than a de minimis manner, and (D) do not reduce the quality of materials used in the Leasehold Work. Any and all field changes which do not satisfy the foregoing conditions shall be subject to Tenant’s prior written approval, which approval will not be unreasonably withheld, conditioned or delayed. Tenant shall approve or disapprove a field change that requires Tenant’s approval hereunder within three (3) business days after receipt of notice of such field change together with supporting evidence as to any changes in cost or project schedule, and which notice shall be deemed given if (I) such field change is discussed in regularly scheduled construction meeting(s) at which Tenant’s Authorized Representative was in attendance (and the meeting minutes include such discussion) or (II) such field change is posted or otherwise identified (e.g., via an RFI) on the Leasehold Contractor’s electronic project management site and Tenant, the Leasehold Architect and Tenant’s Authorized Representative receive timely email notifications of such postings. If Tenant does not timely approve or disapprove a field change that requires Tenant’s approval hereunder, such event shall constitute a Tenant Delay hereunder (provided that the delay accruing therefrom, if any, results in an actual delay in the substantial completion of the Leasehold Work).

(v)    The Leasehold Work shall be performed in a good and workmanlike and safe manner, in substantial and material accordance with the Construction Documents and in accordance with all applicable Legal Requirements.

(b)    Tenant hereby approves Landlord to cause the Leasehold Contractor to engage (or otherwise employ) Landlord’s base building subcontractors set forth in the Rules for
Exhibit B, Page 5

Construction Projects (each a “Required Subcontractor”) for all Leasehold Work related to (i) tie-ins to the base building’s fire and life-safety system and elevators, (ii) the Building’s exterior envelope (including the roof and the glass and glazing systems), and (iii) the base building’s HVAC control system to be performed as a part of the Leasehold Work, and Landlord shall exercise commercially reasonable efforts to ensure fair pricing for such work.

(c)    All costs incurred in connection with the design of the Leasehold Work and any requested Changes thereto, including without limitation, architectural and engineering fees and other design and construction consulting fees incurred in connection with preparation or revision of the Leasehold Plans with respect to the Leasehold Work, the cost of telephone, data, audio-visual and security cabling and wiring installation applicable to the Leasehold Work, the cost of demolition, construction and installation of the Leasehold Work pursuant to the GEMP approved by Tenant, including without limitation, the costs of acquisition of the materials for the Leasehold Work, and all other costs of performing the Leasehold Work to the extent such costs are payable to the Leasehold Contractor pursuant to the applicable construction contract together with the fees and costs of obtaining the permits for the Leasehold Work (including without limitation reasonable permit expediter fees) are sometimes herein referred to collectively as the “Leasehold Costs”. All Leasehold Costs shall be borne by Tenant, subject to the permitted application of the Improvement Allowance pursuant to Section 6 below. All amounts payable by Tenant pursuant to this Exhibit shall be considered additional rent.

6.    Improvement Allowance.

(a)    (i)    Provided no Event of Default has occurred and is continuing under the Lease or the Two Freedom Lease (or if an Event of Default then exists, the right to the Improvement Allowance shall toll until such Event of Default has been cured in full prior to the Allowance Deadline defined below, and if not so cured prior to the Allowance Deadline, such right shall be deemed to have been waived and forfeited), Landlord shall grant Tenant an improvement allowance (the “Improvement Allowance”) in an amount equal to $155.00 multiplied by the number of square feet of rentable area in the Premises, which is equivalent to Seven Million Two Hundred Thirty Thousand One Hundred Thirty Dollars ($7,230,130.00) based on 46,646 rentable square feet contained in the initial Premises, to be applied toward the Leasehold Costs, including without limitation, the following costs incurred with respect to the Premises in Tenant’s sole and absolute discretion: architectural design fees, engineering services, construction costs, including general contractor’s general conditions, overhead and profit, cabling, data and telephone installation and related construction management fees, acquisition, relocation and installation of furniture, fixtures and equipment, acquisition and installation of supplemental HVAC, acquisition and installation of security systems, audio/visual equipment, and other specialty improvements, project management expenses, moving expenses, design, fabrication and installation of Tenant’s Top of Building Sign, Landlord’s Construction Management Fee, and design, permitting and construction of an internal stair. In addition to the foregoing, if any portion of the Improvement Allowance remains after application to the foregoing, at Tenant’s election by written notice thereof received by Landlord not later than the Lease Commencement Date (the “Additional Abatement Notice”), any unused portion of the Improvement Allowance shall be applied as a credit against the base rent next coming due under the Lease following any Abatement to which Tenant is entitled pursuant to Article III of the Lease. Notwithstanding anything to the contrary contained in this Exhibit B, if and to the extent that Landlord pays to Tenant any amounts pursuant to that certain indemnification letter dated as of July 1, 2020 between Landlord and Tenant (the “Indemnity Payment”), the amount of such Indemnity Payment automatically shall be deducted from the amount of the Improvement Allowance available to Tenant pursuant to this Exhibit B, Any portion of the Improvement Allowance that remains unreserved and unapplied by the date that is twenty-four (24) months after the Lease Commencement Date (the “Allowance Deadline”) shall be deemed waived and forfeited. For purposes of this Section 6(a), Improvement Allowance funds shall be deemed
Exhibit B, Page 6

reserved only to the extent that the Leasehold Work for which the Improvement Allowance funds will be applied has been completed and a disbursement requisition for such funds has been submitted to Landlord or with respect to which Tenant shall have provided Landlord with the Additional Abatement Notice described above. The Leasehold Costs shall not include (and Tenant shall have no responsibility for and the Improvement Allowance shall not be used for) the following costs (if any) incurred in connection with the performance of the Leasehold Work and delivery of the Premises to Tenant in the Base Building Delivery Condition: (A) costs incurred to remove Hazardous Materials from the Premises or the surrounding area; (B) costs recoverable by Landlord on account of warranties and insurance; (C) penalties and late charges attributable to Landlord’s failure to pay the Improvement Allowance as and when required; and (D) costs to comply with the Base Building Delivery Condition.

    (ii)    In addition to the foregoing, in the event that Tenant timely elects to convert any Remaining Abatement to Additional Allowance pursuant to Section 3.1(b)(iii) of the Lease, (A) the amount of the Additional Allowance so elected by Tenant automatically shall be applied to increase the amount of the Improvement Allowance dollar for dollar (and all terms and conditions of this Paragraph 6 shall remain applicable to the Improvement Allowance, as increased by the amount of the Additional Allowance), and (B) the amount of the Abatement automatically shall be reduced dollar for dollar by the amount of the Additional Allowance. If Tenant fails to timely elect the Additional Allowance, then Tenant’s right to convert Remaining Abatement to Additional Allowance shall be deemed waived and forfeited and Tenant shall have no right with respect thereto.

(b)    (i)    Landlord shall have the right, from time to time and without the consent of Tenant, to make disbursements of the Improvement Allowance for Leasehold Costs as and when such Leasehold Costs are actually incurred; provided, however, that Landlord shall notify Tenant via email to: {redacted}, {redacted}, and (redacted} at least three (3) business days’ prior to making any disbursements for Leasehold Costs and shall include in such notice the Leasehold Contractor’s invoice or other invoice to be paid by such disbursement or in the case of the Construction Management Fee, the amount to be disbursed.

(ii)    Disbursements of the Improvement Allowance will be made by Landlord for reimbursement of costs incurred by Tenant in connection with the Premises to which the Improvement Allowance is permitted to be applied within thirty (30) days after Tenant’s submission of a requisition (together with the supporting documentation required hereunder), which requisitions shall be submitted no more frequently than monthly. Delivery to Landlord by Tenant of all the following shall be a condition precedent to Landlord’s obligation to disburse any portion of the Improvement Allowance pursuant to this Section 6(b)(ii): (i) lien waivers for such work from all persons or entities that could file mechanics’ or materialmen’s liens against the Premises, the Building or the land on which the Building is located, with respect to all work performed or services or materials provided through the date of each such invoice (subject only to receipt of the requisitioned amount); (iii) with respect to any costs for which Tenant has directly contracted, a certificate specifying the cost thereof, together with evidence of such cost in the form of paid invoices, receipts and the like; and (iii) such other documentation as may be reasonably requested by Landlord.

(c)    Any portion of the Leasehold Costs in excess of the Improvement Allowance shall be borne by Tenant and shall be paid by Tenant to Landlord as additional rent within thirty (30) days after Tenant’s receipt of applicable invoices therefor from Landlord. The following provisions shall apply with respect to disbursement of the Improvement Allowance.

        (i)    In the event that the Leasehold Costs are equal to or less than the Improvement Allowance, then Landlord shall make disbursements of the Improvement
Exhibit B, Page 7

Allowance for the Leasehold Costs, net of previous disbursements therefrom, and the balance of the Improvement Allowance shall be credited against Tenant’s rental obligations in accordance with the terms and conditions of Paragraph 6(a) above.

        (ii)    In the event that the Leasehold Costs are greater than the Improvement Allowance, then Landlord shall make disbursements of the Improvement Allowance (or such portion thereof as has not previously been disbursed) until such Improvement Allowance is exhausted. If the cost to construct the Leasehold Work, as adjusted by any increase or decrease in Leasehold Costs resulting from change orders, will exceed the unapplied (and unreserved) portion of the Improvement Allowance (the “Unused Allowance”), Landlord may then invoice Tenant for the net cost to complete the Leasehold Work (i.e., net of costs for the Leasehold Work previously paid) as adjusted by any increase or decrease in Leasehold Costs resulting from change orders as of such date. Tenant shall pay such invoices, based upon Landlord-approved payment applications from Landlord’s contractors and other design professionals and service providers engaged in connection with the Leasehold Work, within thirty (30) days after receipt thereof.

(d)    A retainage in an amount equal to five percent (5%) of the Improvement Allowance shall be withheld from disbursement of the Improvement Allowance by Landlord until such time as Tenant causes the Leasehold Architect and the Leasehold Engineer to provide to Landlord the deliverables included as items 3, 5 and 6 of the Close-Out Requirements set forth on Schedule I with respect to the Leasehold Work.

        (e)    All improvements that are funded by the Improvement Allowance shall be the property of Landlord; provided, however, that upon the expiration of the Lease Term, Tenant shall be required to remove (i) all equipment and/or fixtures that the Lease expressly requires Tenant to remove pursuant to other provisions of the Lease, and (ii) all Leasehold Work required to be removed pursuant to Section 4(b) of this Work Agreement above. Any damage and injury to the Premises or the Building caused by any such removal shall be repaired by Tenant, at Tenant’s sole expense.

        (f)    If Tenant has satisfied all of Tenant’s obligations with respect to a disbursement from the Improvement Allowance (including, without limitation, the requirements set forth in Sections 6(a)-(c) above) and Landlord fails to make such disbursement from the Improvement Allowance on or before the date such disbursement is required hereunder, Tenant shall have the right to provide Landlord with a notice stating in bold, all capital letters, FINAL NOTICE. In the event Landlord fails to make such disbursement from the Improvement Allowance within five (5) business days following receipt of such Final Notice, then such failed disbursement shall bear interest at the Default Rate from the date Landlord failed to make such disbursement to the date Landlord thereafter makes such disbursement; provided, however, that nothing contained herein shall be construed as permitting Tenant to charge or receive interest in excess of the maximum legal rate then allowed by law.

7.    Substantial Completion; Tenant Delay.

(a)    Except as provided in Section 7(b) below, the Leasehold Work shall be deemed to be “Substantially Complete” or “substantially complete” when (i) the Leasehold Work shall have been completed (except only for Punchlist items the non-completion of which, or the performance to completion of which, do not interfere with the use and occupancy of the Premises in more than a de minimis manner) substantially in accordance with the Construction Documents and (ii) the Leasehold Work has passed final governmental inspections required for the lawful occupancy of the Premises. Tenant shall complete (and notarize, if applicable) and
Exhibit B, Page 8

return to Landlord, within three (3) business days after Landlord’s request therefor, any information, documentation or forms reasonably required in connection with obtaining such final inspections (the “Required Tenant Documentation”).

(b)    If the Leasehold Work has not passed final governmental inspections because (i) Tenant has not completed Tenant’s Work or other improvements, installations or other work to be performed by Tenant (by way of example but not limitation, the installation of low voltage data equipment, security systems, audio-visual equipment, or systems furniture that requires cabling and wiring) or has not timely provided to Landlord any materials required to be incorporated into the Leasehold Work in connection with any improvements, installations or other work to be performed by Tenant (by way of example but not limitation, systems furniture whips, wiring, cabling and installation specifications), in each case, that are required in connection with obtaining such final inspections or (ii) Tenant has not timely completed (and notarized, if applicable) and returned to Landlord any Required Tenant Documentation, then each such day of delay resulting therefrom shall be referred to herein as “Inspection Delay.”

(c)    Notwithstanding the foregoing, if and to the extent Landlord is actually delayed in Substantially Completing the Leasehold Work as a result of: (i) Tenant’s failure to comply with any deadline required of Tenant and specified in this Exhibit, (ii) Tenant’s failure to properly incorporate the revisions required by Landlord for the Leasehold Plans, (iii) Tenant’s request for Changes (whether or not actually implemented) subsequent to the date that the applicable portion of the Leasehold Plans are initially approved as set forth in Section 4 (it being acknowledged that, in some cases, such Change may reduce the amount of time necessary to complete the Leasehold Work), (iv) Tenant’s failure to pay when due any sums payable by Tenant pursuant to this Exhibit, (v) Tenant’s request for materials, finishes or installations as part of the Leasehold Work for which Landlord provides prior written notice to Tenant that such items constitute long-lead items, and Tenant does not select an alternate non-long lead time item in substitute thereof within three (3) business days following its receipt of such notice, (vi) the performance (or non-performance) of any work by Tenant or its employees, agents or contractors (or subcontractors of any tier), including without limitation, during the Early Access Period, (vii) the failure of the Leasehold Plans to be prepared in accordance with the requirements of this Exhibit, including, without limitation, in accordance with Legal Requirements or any other governmental conditions required for the issuance of permits therefor, (viii) any delay in obtaining a construction permit with respect to the Leasehold Work or any delay in passing final inspections with respect to the Leasehold Work caused by the direct act or omission of Tenant or any person or firm employed or retained by Tenant, including without limitation, any Inspection Delay, (ix) any other wrongful act or omission of Tenant or its employees, agents or contractors (or subcontractors of any tier), or (x) any other event or occurrence that expressly constitutes a Tenant Delay hereunder, then such actual delay in Substantial Completion of the Leasehold Work shall be deemed “Tenant Delay.” Notwithstanding anything to the contrary contained herein, Landlord shall notify Tenant’s Authorized Representative (in writing and with reasonable specificity) of the existence and cause of a potential Tenant Delay promptly after Landlord’s Authorized Representative becomes aware of the existence of any such potential Tenant Delay and notwithstanding the preceding sentence, if Landlord fails to so notify Tenant’s Authorized Representative (in writing) as soon as reasonably practicable after Landlord’s Authorized Representative becomes aware thereof, then any period of delay prior to such notice shall not constitute Tenant Delay; provided, however, that no notice shall be required with respect to any Tenant Delay caused by items (i), (ii), (v), (vii) and (viii) of this Paragraph 7(c) above. In the event of any Tenant Delay, calculated on a day-for-day basis, for purposes of determining the Lease Commencement Date, the Leasehold Work shall be deemed to have been Substantially Completed on the date that it would have been Substantially Completed if such Tenant Delay had not occurred. In addition, Tenant shall be solely responsible for all additional incremental Leasehold Costs actually incurred by Landlord as a direct result of a Tenant Delay (subject to application of the Improvement Allowance).
Exhibit B, Page 9

8.    Punchlist and Possession.

(a)    A reasonable period of time prior to the date on which Landlord believes the Leasehold Work to be otherwise Substantially Complete, Landlord shall direct the Leasehold Contractor to inspect the Leasehold Work with Landlord, Tenant and the Leasehold Architect and Leasehold Engineer (the “Inspection”) and prepare a punchlist setting forth any minor defects in design, construction, labor, or materials, or any incomplete work or mechanical adjustments that need to be completed (the “Punchlist”). In the event of a dispute as to whether one or more items shall be included on the Punchlist, the written certification of the Leasehold Architect confirming whether such item(s) require(s) correction or completion shall be binding on Landlord and Tenant absent manifest error. Tenant’s taking of possession of the Premises (subject to access during the Early Access Period in accordance with the terms of Section 9(b) below) shall constitute Tenant’s acknowledgement that the Base Building Delivery Condition described in Section 2(a) of this Exhibit B has been satisfied and that all work and materials supplied by Landlord in connection with the Leasehold Work are satisfactory, except as to any items set forth in such Punchlist and any defects not discoverable in the exercise of commercially reasonable efforts at the time of the walk-through inspection. Landlord, at no cost to Tenant, will cause the Leasehold Contractor to correct and complete the items described in such Punchlist within forty-five (45) days after Substantial Completion of the Leasehold Work. Notwithstanding the foregoing, if any Punchlist item is not reasonably capable of being corrected and completed within the aforesaid forty-five (45) day period, so long as Landlord commences curative action promptly (and within such aforesaid forty-five (45) day period) and proceeds diligently and in good faith thereafter to correct such incomplete item, such correction period shall be extended for a reasonable time necessary to correct such incomplete item.

(b)    Landlord, at no cost to Tenant, shall promptly commence and diligently proceed to remedy any Latent Defects following written notice thereof from Tenant, provided Tenant notifies Landlord thereof within twelve (12) months after the date on which the Leasehold Work is Substantially Complete. For purposes hereof, “Latent Defect” means any defect in the Leasehold Work (i) that Tenant could not reasonably discover during the inspection described in Section 8(a) above, and (ii) that was not caused by Tenant (or a Tenant Party) and that did arise from the performance of any work performed by Tenant pursuant to Section 9 below or from the performance of any Alterations performed after Substantial Completion of the Leasehold Work. In addition, Landlord agrees that it will obtain industry-standard warranties from the Leasehold Contractor and enforce the same for the benefit of the party having an obligation with respect to the applicable component of the Leasehold Work with commercially reasonable diligence.

9.    Limitation on Scope; Tenant Contractors; Early Access.

(a)    The following shall not be included within the scope of the Leasehold Work and Landlord shall not be obligated to perform, install or provide the same (collectively, “Tenant’s Work”): (i) furniture, (ii) audio-visual cabling and equipment, (iii) low voltage IT equipment, (iv) security systems cabling and equipment, (v) non-Building standard signage, (vi) moving or other relocation services, and (vii) the delivery, storage and installation of any of the foregoing. Tenant shall be responsible for managing all contracts with its vendors and contractors with respect to Tenant’s Work. All such vendors and contractors shall be reasonably approved by Landlord in writing and in advance of the performance of any work by such vendors and contractors. Tenant shall cause all such vendors and contractors to perform their work in a good and workmanlike and safe manner, in accordance with all applicable Legal Requirements and in compliance with the Rules for Construction Projects. Promptly upon completion of Tenant’s Work, Tenant shall provide Landlord with the documents and materials set forth in the
Exhibit B, Page 10

close-out requirements as set forth on Schedule I attached hereto in connection with such Tenant’s Work.

(b)    Landlord shall allow Tenant and its contractors access to the Premises at approximately sixty (60) days prior to the anticipated Lease Commencement Date for the purpose of performing Tenant’s Work (the “Early Access Period”). Tenant shall be responsible for managing the contracts with all of Tenant’s vendors and contractors performing Tenant’s Work and for coordinating Tenant’s Work in the Premises prior to the Lease Commencement Date with Landlord and the Leasehold Contractor to ensure that Tenant’s Work does not interfere with the Leasehold Work being performed by Landlord. Notwithstanding anything herein to the contrary, neither Tenant nor its contractors or vendors shall have access to the Premises during the times specified by Landlord as times that may cause delay or interference with the activities of or on behalf of Landlord in the Premises. All terms and conditions of the Lease other than Tenant’s obligation to pay rent shall apply to and be effective during such Early Access Period.

    10.    Construction Management Fee; Third Party Costs. Tenant shall pay to Landlord as additional rent (a) a construction management fee (the “Construction Management Fee”) in an amount equal to one percent (1%) of the “hard construction costs” (excluding the Leasehold Contractor’s overhead and profit), not to exceed $20,000.00, and (b) any Third Party Costs pursuant to Section 4(f) above (which Construction Management Fee and Third Party Costs may be deducted from the Improvement Allowance).

Schedules to Exhibit B:

Schedule I Close-Out Requirements
Schedule II Rules for Construction Projects
Schedule III Form of Proposal Package
Schedule IV Terrace Door Options

Exhibit B, Page 11

SCHEDULE I

CLOSE-OUT REQUIREMENTS

SCHEDULE I

CLOSE OUT REQUIREMENTS

The following items are required from the general contractor and/or design team prior to final payment:

1. Operations and Maintenance Manuals (O/M Manual). Two (2) complete sets.
   One (1) hard copy bound in a notebook.
   One (1) PDF copy on USB device.
   O/M Manual to include:
   a. Copy of building permits and Non-Residential Use Permit(s) or Occupancy Permit(s)
   b. Warranty from General Contractor
   c. Warranties from subcontractors and suppliers, including roof warranty if applicable.
   d. Submittals and Shop Drawings – approved, inclusive of the final submittal log.
   e. Subcontractor and Supplier List inclusive of the contact information, name, address, email and telephone number.
   f. As- Built Finish Schedule
   g. TAB Report

2. Final Releases of Liens – General Contractor, Subcontractors, Suppliers as requested.

3. As-Built Drawings. Two (2) complete sets.
   Drawings shall be final, for record, black line prints including all architectural, structural, plumbing, fire protection, elevator, mechanical and electrical.
   All changes made through Request for Information, Field Orders, etc. shall be clearly noted on the As-Built Drawings.
   One (1) bound set, hard copy
   One (1) PDF copy on USB device

4. HVAC Test and Balance Report (TAB Report)
   Boston Properties approved NEBB certified air and water balancing reports, including as-built air balance drawings. Drawings to clearly identify AHU's, VAV boxes and air diffusers by NEBB numbering system.
   One (1) hard copy – Bound in the O/M Manual
   One (1) pdf copy – submitted via email to the Landlord Construction Manager

5. Certificate of Substantial Completion utilizing AIA G704 Form
   Certificate to be signed by all parties inclusive of date of substantial completion, and punch list attached. Transmit to Landlord Construction Manager.

6. Auto-Cad Electronic Files
   Complete architectural and engineering files inclusive of formal changes made during construction. Transmit to the Landlord Construction Manager.

7. Flow Down Provisions – For contracts and projects where flow down provisions are in effect per the lease:
   "Subcontractor/Supplier/Vendor Compliance Certification Form" to be completed and transmitted to the Landlord Construction Manager.
   The Form shall indicate compliance with all relevant and applicable Federal procurement laws, regulations, terms and conditions.

Schedule I, Page 1

SCHEDULE II

RULES FOR CONTRACTORS

[Attached]

Schedule II, Page 1

Boston Properties

RULES FOR CONSTRUCTION PROJECTS IN OPERATIONAL BUILDINGS

The following requirements have been developed to ensure that modifications or improvements to the building and/or building systems and equipment are completed to Boston Properties' (BXP) building standards. BXP may, at its discretion, elect to impose additional regulations in order to maintain a level of safety, code compliance and consistency within industry standards.

The review of plans and/or specifications by Boston Properties and its insurers, consultants and/or other representatives, does not imply that reviewed materials comply with applicable laws, ordinances, codes, standards or regulations. Additionally, Boston Properties' review and/or approval does not imply that any work is to be performed at Boston Properties' expense.

Boston Properties has the explicit right to remove from the project any person who does not comply with these rules after 24-hour notice.

I. GENERAL

A. No work will be performed until Boston Properties has received two (2) hard copy sets of drawings and specifications and has given written approval. Boston Properties to receive one (1) hard copy final "for construction" set of documents including all Boston Properties and permit comments, which must be clearly identified, dated and clouded. A complete set shall also be kept on site.

B. Architectural and Engineering firm must clearly depict future adjacent spaces as code compliant in plan, when constructing new demising walls. Contractor may not build, or demolish conditions that would otherwise leave adjacent Tenant spaces non-code compliant.

C. At completion of the work, the Contractor shall furnish to Boston Properties one hard copy and one electronic copy of all **"As-Built Drawings".** As-Built Drawings shall reflect all modifications made to the Construction Documents and shall be comprised of all applicable drawings. For Tenant projects, it is the responsibility of the Tenant to track all close out document requirements listed in the lease and ensure that their Consultants and Contractors submit them to Boston Properties at completion of work.

   Architect and Engineer of record shall provide electronic copy on a flash drive and emailed to Boston Properties' designated construction manager and to DC-Drawings@bostonproperties.com. Electronic copy is defined as a full set of both .pdf and AutoCAD (.dwg) drawings, saved down to AutoCAD Version 2011, all X-Reference files bound, and raster images included. USB drive and email subject line should clearly reference the project name and address. Files should be named using the **United States National CAD Standard** followed by a short description and the date on

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the final drawings. (https://www.archtoolbox.com/representation/graphic-symbols/condocsheetorder.html)

D. All modifications to the building or to the building systems and equipment must comply with state, federal and local codes and ordinances.

E. All modifications, relocations or additions to the fire life safety within the building, in relation to a construction project, will require the tenant to obtain a building permit, pass final inspections, and obtain a certificate of occupancy, from the jurisdiction having governing authority, prior to any occupancy of the space.

F. For phased construction projects where the demolition occurs as the initial phase and prior to the commencement of the main construction portion, the tenant is required to insure that all fire life safety systems are in full code compliance, as dictated by the jurisdiction having governing authority. This includes but is not limited to, the sprinkler heads being turned upright until the main construction commences. The Landlord, at its discretion, has the right to review and direct fire life safety protocol prior to implementation.

G. The Contractor and its subcontractors shall comply with all applicable federal, state or local laws, regulations, ordinances, rules or codes relating to employment or conditions of employment of its employees, including, without limitation, laws or regulations concerning workers' compensation, social security, unemployment insurance, classification of employees, hours of labor, wages, working conditions, safety regulations and work practices. The Contractor and its subcontractors confirm that their employees are licensed and qualified under all applicable federal, state and local requirements.

H. The Contractor shall comply with all applicable provisions of the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., as amended, all applicable standards and regulations promulgated thereunder, and applicable responsibilities under OSHA's Multi-Employer Citation Policy (CPL 02-00-124).

I. Prior to the work commencing, a building permit must be obtained and displayed and an electronic copy is to be provided to Boston Properties.

J. Prior to the work commencing, a construction kick-off meeting must be held with Boston Properties, the Project Manager, the Superintendent, the Tenant Representative and the Contractor. Boston Properties is to be notified and invited to all weekly construction progress meetings, which must include the entire Project Team. The Contractor must provide Boston Properties with a list of all GC personnel and subcontractors working in the

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building inclusive of emergency telephone numbers prior to commencing work.

K. The Contractor must provide an on-site project superintendent at all times during ongoing construction when subcontractors are working on site. This superintendent must be knowledgeable of the project's scope of work and have on-site reference materials including "for construction" plans, specifications and MSDS information on all materials used in the performance of the work. If more than one Contractor is working in the building, at the same time, then it is the responsibility of the Contractors to coordinate schedule, and building shared uses, accordingly.

L. Prior to the work commencing, all blinds must be raised and bagged. All window sills and other base building components must be adequately protected and the protection must be maintained. Workers must not stand on windowsills or other building components. Prior to mobilization GC shall survey work area(s) and public areas along with all existing blinds and provide identify deficient items on floor plan or on list provided to Property Management.

M. The Contractor shall repair all existing public area finishes disturbed by the work or damaged by the Contractor's or subcontractor's personnel.

N. Any work that requires access to adjacent Tenant's space must first be coordinated through Boston Properties. Any additional costs of security or building engineering services required due to Contractor's work or during the performance of the Contractor's work shall be charged to the Tenant.

O. All workers must be dressed appropriately when working in an occupied building and in compliance with OSHA standards which includes appropriate PPE. No shorts are permitted.

P. Boston Properties shall approve manufacturer of lockset and key cores for compatibility with building master keying system.

Q. All carts must be furnished with pneumatic tires and rubber bumpers.

R. Smoking is not allowed in and around any occupied building.

S. Radios/Speakers/Music is prohibited on site.

T. Dumping of construction debris into building drains, mop sinks, trash dumpsters, etc. is strictly prohibited. If this does occur, the Contractor shall be charged 200% of the cost of clearing any drain, including administrative time, where evidence of this is found.

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U. Base building restrooms within the construction area will not be available for use by the Contractor unless Boston Properties indicates otherwise. Alternative restroom options may be determined by Boston Properties personnel. If Contractor is permitted to use the restrooms, Contractor shall be responsible for any damage, cleaning and stocking during construction. All other base building restrooms are for Tenant use only and are not to be used by construction personnel.

V. Use of the building stairwells for moving construction materials and construction personnel shall be limited to the stairwell designated by Boston Properties.

W. There is to be no communication between the building Tenants, their guests and the Contractor's/subcontractor's personnel.

X. No work will be performed during building operating hours that will disturb or inconvenience any existing Tenants in the building. Examples of noisy work include, but are not limited to:

1. Core drilling and anything that causes building vibration (i.e. dropping heavy materials, chipping concrete, etc.)
2. Shooting track
3. Noxious odors
4. Threading pipe
5. Hammer drilling or impact gun usage
6. Cutting metal ductwork
7. Pulling BX or rigid conduit through metal.

Boston Properties must pre-approve any work that could be deemed to disturb or inconvenience any existing Tenants in the building.

Y. The Contractor shall immediately report any and all accidents to Boston Properties in writing after first notifying Boston Properties' Construction Manager and Property Management by telephone.

Z. Any roof related work must be performed by a roofing Contractor authorized to do so by the roof manufacturer or by Boston Properties (see attached building specific rider for details).

II. INSURANCE

CONTRACTOR'S LIABILITY INSURANCE:

A. The contractor shall purchase from and maintain until final completion with a company or companies lawfully authorized to do business in the

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jurisdiction in which the project is located such insurance as will protect contractor from claims set forth below which may arise out of or result from contractor's operations under the contract and for which contractor may be legally liable, whether such operations be by contractor or by a subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:

1. Claims under workers' compensation, disability benefit and other similar employee benefit acts which are applicable to the Work to be performed;

2. Claims for damages because of bodily injury, occupational sickness or disease, or death of contractor's employees;

3. Claims for damages because of bodily injury, occupational sickness or disease, or death of any person other than contractor's employees;

4. Claims for damages insured by usual personal injury liability coverage;

5. Claims for damages, other than to the work itself, because of injury to or destruction of tangible property, including explosion, collapse and damage to utilities and loss of use resulting there from;

6. Claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle; and

7. Claims for bodily injury or property damage arising out of completed operations.

B. The insurance required shall, at a minimum, include the following insurance coverages:

1. Workers' compensation insurance providing statutory benefits for all persons employed in connection with the construction at the site, regardless of whether such coverage or insurance is mandatory or merely elective under applicable law, with limits of liability and coverage as required by applicable law, or participation in a monopolistic state workers' compensation fund; and Employer's Liability Insurance, or in a monopolistic state Stop Gap Liability Insurance, in an amount not less than $1,000,000 each accident/$1,000,000 each employee/$1,000,000 annual policy limit, including occupational disease coverage with a limit of $1,000,000

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per person subject to an aggregate limit of $1,000,000 per annum. Workers' Compensation and Employer's Liability Insurance shall be kept in force for at least one year after final completion.

2. Commercial General Liability Insurance, on an "occurrence" basis, insuring against liability for bodily injury and death, for property damage, and for advertising and personal injury, in an amount not less than $1,000,000 per occurrence and $2,000,000 annual aggregate for bodily injury, death, and property damage, and $1,000,000 per occurrence and $2,000,000 annual aggregate for advertising and personal injury. This insurance shall be on a form at least as broad as Insurance Services Office ("ISO") Commercial General Liability Coverage "occurrence" form CG 00 01 10 01 or another ISO Comprehensive General Liability "occurrence" form providing equivalent coverage approved in writing by owner. This insurance shall include operations-premises liability, contractor's protective liability on the operations of contractor and all Subcontractors and sub subcontractors; products and completed operations; broad form contractual liability coverage including coverage for the indemnity obligations of the contractor under the indemnity provisions of this contract and the contract documents; or for work performed by subcontractors, or for explosion, collapse, underground operations, foundation work, damage to utilities, or loss of use resulting therefrom; if applicable, liability arising out of elevators and escalators; pollution coverage for losses arising out of a hostile fire; and an endorsement amending the aggregate limits to apply on a per location or per project basis. Such coverages and limits are to be maintained continuously after final completion for a period equal to the applicable statute of repose for the jurisdiction in which the project is located.

3. Automobile Liability Insurance for all owned, non-owned, leased, rented, borrowed, and/or hired vehicles (Symbol 1) insuring against liability for bodily injury and death and property damage in an amount not less than One Million Dollars ($1,000,000) combined single limit per occurrence, issued on a form at least as broad as ISO Business Auto Coverage form CA 00 01 07 97 or other form approved in writing by owner.

4. Excess/Umbrella Liability Insurance of not less than $10,000,000 annual aggregate, to be excess over the Employer's Liability, Commercial General Liability, and Automobile Liability Insurance described above. The policy must include an "Aggregate Per Project" endorsement. Such coverages and limits are to be maintained continuously after final completion for a period equal to

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the applicable statute of repose for the jurisdiction in which the project is located.

5. Contractor's Pollution Liability Insurance, on an occurrence form, with limits of not less than $2,000,000 per occurrence and in the annual aggregate. Contractor's Pollution Liability Insurance shall include third party claims for bodily injury, property damage and clean-up costs for pollution conditions (including without limitation for mold, fungi, and bacterial matter) arising from Contractor's or any Subcontractor's acts or omissions, negligence or willful misconduct. Contractor agrees to maintain coverage for losses or claims arising from "completed operations" for a minimum of ten (10) years following the Final Completion of the Project. Contractor's Pollution Liability Insurance shall be primary for pollution conditions arising as a result of the performance of the Project.

C. All policies of insurance to be provided by contractor in accordance with this Article II shall be (1) issued by financially responsible companies licensed to issue such insurance in all applicable states and that have an A.M. Best rating of "A-" or better and a financial size category of VIII or larger and otherwise satisfactory to each of the Additional Insured Parties designated herein; and (2) in form and substance satisfactory to the owner and each party designated herein as an Additional Insured Party.

D. All policies of insurance to be provided by contractor in accordance with the contract and shall also insure the interests of the owner, any indemnities and their respective constituent members and partners, each of whom shall be named as additional insureds under such policies. Such insurance shall provide that the additional insureds shall be covered for their costs of defense of any insured claim outside the limits of coverage provided.

E. Prior to date of commencement, contractor shall submit to the owner certificates of insurance and policies in form and substance acceptable to owner evidencing existence of the insurance coverages required under the contract. Each certificate of insurance shall contain a provision that the coverages provided under the respective policies will not be canceled, materially changed or allowed to expire until at least 30 days' prior written notice has been given to owner. If any of the insurance coverages are to remain in effect after final payment is made to contractor, additional certificate(s) of insurance evidencing continuation of such coverage shall be submitted to owner, together with the contractor's final Application for Payment, and a further certificate of insurance shall be delivered to the owner, from time to time, after final payment to evidence the existence of all coverages that are to continue in effect following final payment. Not

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less than fifteen (15) days prior to the expiration date of each policy furnished to owner in accordance herewith, contractor shall deliver to owner a certificate of insurance evidencing the renewal of the applicable policy. In addition to the certificates of insurance, copies of the insurance policies shall be delivered to owner within ten (10) days following the commencement of the Work.

F. The indemnitees and such other parties designated by owner (each, an "**Additional Insured Party**") shall each be named as an additional named insured or an additional insured with respect to the commercial general liability insurance, the automobile liability insurance and the excess/umbrella liability insurance required to be provided and maintained in accordance with the contract.

G. The commercial general liability insurance, automobile liability insurance and excess/umbrella liability insurance policies shall be endorsed to (i) provide that the coverage provided thereunder shall be primary and non-contributory (and any liability insurance of each Additional Insured Party shall be secondary and non-contributory); and (ii) waive any right of subrogation against each Additional Insured Party.

H. Contractor is responsible for requiring that each subcontractor and supplier maintain during its subcontract insurance of the type and in the amounts normally required by the contractor, given the subcontractor's or supplier's size and its scope of work, including but not limited to commercial general liability and worker's compensation and for obtaining certificates of insurance evidencing the insurance and naming the owner and the Additional Insureds set forth in the building specific rider.

I. Intentionally omitted.

J. If contractor fails to purchase and maintain or require to be purchased and maintained, any insurance required under the contract, owner may, but shall not be obligated to, upon five (5) days' written notice to contractor, purchase such insurance on behalf of contractor and shall be reimbursed by contractor upon demand for all amounts paid by owner in connection therewith. In no event shall any failure of owner to receive or demand evidence of such coverage prior to contractor commencing the Work be construed as a waiver by owner of contractor's obligations hereunder. Contractor hereby agrees to indemnify, defend and hold owner and each Additional Insured Party harmless from any loss, cost or expense that such parties may incur as a result of contractor failing to purchase and maintain the insurance required hereunder. Compliance by contractor with the insurance requirements contained in the contract shall not relieve contractor of

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liability under any indemnity or other provision set forth in the contract or limit contractor's liability under the contract.

CLAIMS:

A. Contractor shall promptly investigate and make a full written report to Boston Properties and to Boston Properties' insurance carriers as to all alleged accidents and/or alleged claims for damage or destruction of the building and the estimated cost of repair and shall perform all necessary recordkeeping related to same. At the request of Boston Properties, contractor shall cooperate with Boston Properties and its insurance carrier(s) in procuring all reports required by the insurance carrier(s) and shall do nothing to jeopardize the rights of Boston Properties and any other party insured under said policies. Contractor and Boston Properties shall each notify the other (and, at Boston Properties' request, contractor shall notify Boston Properties' insurance carriers) of any casualty or of any claim made against the other or both jointly and severally on account of personal injury or property damage, and shall cooperate fully with any insurance carrier in connection with any such claim, which cooperation shall include, without limitation, attendance at meetings and court proceedings and the like; provided, however that, by so cooperating, contractor shall not settle any losses, complete loss reports, adjust losses or endorse loss drafts without the prior written approval of Boston Properties.

B. Contractor shall notify Boston Properties promptly upon the discovery of any defect with respect to the work, without relieving contractor of the responsibility for addressing such defect as a part of its services, as provided elsewhere in the Contract.

C. Contractor shall provide such information to Boston Properties and Boston Properties' insurance carriers and shall attend such meetings as shall be necessary from time to time to ensure that the insurance carried hereunder appropriately addresses issues pertaining to and conditions at the building, including, without limitation, exposure information, loss control and protection of the building and current replacement cost figures.

D. Boston Properties in good faith shall have the right to adjust and settle a loss with insurers unless the Boston Properties' lender exercises its right to join Boston Properties in the adjustment and settlement of any jointly by Boston Properties and its lender.

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III. STRUCTURAL

A. GENERAL

1. Design Load on office floor levels is 100 psf, include 20 psf for partitions. Any uniform live load exceeding the design load shall be reviewed and approved by the base building structural engineer.

B. CORE DRILLING

1. Prior to core drilling or cutting, all slabs with any power-driven penetrations greater than ½" depth, must be x-rayed.

2. A plan of all core drills identified and numbered with photos of the scans, dimensions to scans from building columns and or perimeter wall, must be provided to Boston Properties and Boston Properties' base building Structural Engineer. Boston Properties' base building Structural Engineer must review and approve x-rays, scans and associated plan(s) in writing. Prior to commencing the work, such approval shall be provided to Boston Properties' Construction Manager. Structural Engineer review costs must be borne by Tenant, as a project cost.

3. If obstructions are detected, the core drill locations must be moved as required by the base building structural engineer. Ultrasound and GPR are acceptable substitutes for x-ray only upon approval by the base building structural engineer.

C. POST-TENSION REQUIREMENTS

1. For Buildings that are post-tensioned concrete construction, all slabs must be x-rayed. Scheduling of all x-ray scans, must be coordinated with Boston Properties' Building Team a minimum of 72 hours in advance. Provide x-ray technician's horizontal and vertical spread to Boston Properties when making schedule requests. All scans must be performed after hours, as directed by Boston Properties.

2. Concentration of punching shear stresses, reinforcement and post-tensioned cables are heavier around columns. All coring shall be kept away from the column as much as possible. Coring is not permitted in the beams or column drop pads. Locations of all coring shall be approved and backed per tests as indicated. Any coring shall clear post-tensioned cables as directed by base building structural engineer.

3. Duct supports, conduit attachments, ceiling hangers, etc. should all be supported by power-actuated fasteners with maximum slab penetration of 5/8". Hilti HDI-P drop-in anchors with ¾". These hanger locations should

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also be coordinated with the formwork paint marketing to avoid the indicated location of the tendons on the underside of the slab.

4. When ceiling, deck or slab is to be painted/sprayed, all post-tensioned markings are to be taped; taping to be inspected and approved by the property management team prior to commencement of slab painting.

IV. LIFE SAFETY

A. GENERAL

1. Contractor shall perform the work in full compliance with NFPA 241 which prescribes the minimum safeguards for construction, alteration and demolition operations necessary to provide reasonable safety to life and property from fire.

B. SPRINKLER

1. Contractor shall furnish Boston Properties with sprinkler submittal inclusive of shop drawings, product data and calculations (if applicable) prepared by subcontractor and ready for submittal to the Fire Marshall. Based on project size, the Contractor is to adhere to the following:

   a. Spaces **under** 5,000 SF. Once approved by the Fire Marshall, the Contractor shall furnish Boston Properties one set of the approved sprinkler shop drawings. Provide Boston Properties with electronic copies of sprinkler submittal inclusive of shop drawings and product data for Boston Properties' review and approval prior to any sprinkler work scheduled (e.g. drain downs, relocation of head, etc.).

   b. For first generation spaces or renovation of spaces **larger** than 5,000 SF, GC is to provide Boston Properties with two (2) hard copies of the following:

      i. Full-size sprinkler plans
      ii. Sprinkler calculations
      iii. Cut sheets highlighting the selected sprinkler heads, pipe, hangers, fasteners and all fittings.
      iv. All components of the sprinkler system to be UL listed and FM approved.

Boston Properties' Risk Management shall review and approve the aforementioned items prior to any sprinkler work scheduled (e.g. drain downs, relocation of head, etc.). Boston Properties' Risk Management review may take up to ten (10) business days to review and comment. GC should incorporate review time in Schedule.

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2. The entire sprinkler system should be designed and installed in accordance with NFPA Pamphlet No. 13, 231 and 231C latest issues. If demolition is not immediately followed by a build out, Tenant and/or Contractor must turn up sprinkler heads as directed by Boston Properties and in accordance with all applicable jurisdictional regulations and code requirements.

3. Contractor is to adhere to the following when designing the sprinkler system:

   Note #1: If concealed type sprinkler heads are to be utilized in office areas, the system is to be designed as an Ordinary Hazard Group 1 System. If hybrid pendant installation exists (i.e. concealed, recessed, semi-recessed, etc. in one design), then Ordinary Hazard Group 1 System design always governs.

   Note #2: For light hazard designed systems, as designated by the Boston Properties, the hydraulically most remote design area shall not be allowed a 40% reduction. The minimum design area shall be 1,500 square feet.

   Note #3: Partial Renovation of Space where majority of heads are not relocated:

   (a) Since there is not a quick pendant sprinkler head with FM approval, BXP will allow use of a UL Listed, quick response head, when it also carries an FM Approval standard response (i.e. V3802 sprinkler head).

   (b) It must be confirmed in writing from the General Contractor to BXP that the existing heads with the same physical space are also existing quick response heads and the sprinkler system can support an ordinary hazard group 1 design. If the existing heads are standard response, then the heads must be UL Listed/FM Approved.

   Note #4: Complete Renovation of Space where majority of heads are affected or relocated:

   (a) Standard response head that is UL Listed/FM approved is required.

   Note #5: Sprinkler work will not commence until Boston Properties has received a copy of the sprinkler permit and Boston Properties has approved the sprinkler shop drawings and product data (as well as calculations when necessary) as indicated above.

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4. All buildings are to be fully protected by automatic sprinkler systems in accordance with Boston Properties' standards and specifications.

5. All sprinkler systems and equipment are to be designed and installed in accordance with the current standards of the National Fire Protection Association.

6. All equipment, devices, materials, hangers, etc., used in the life safety system installation must be UL Listed and FM Approved.

7. Connections to the base building sprinkler system/standpipe riser shall be provided with a control valve and water flow alarm device. Sprinkler system control valves shall be UL Listed and FM Approved, clockwise closing, indicating valves with supervisory switches.

8. Enclosed, as Attachment "A", is a copy of the "Guidelines for Managing Construction Project Fire Protection Impairments".

C. FIRE ALARM

1. Contractor will not disconnect, tamper with, delete, obstruct, relocate, or expand any life safety equipment, except as indicated on drawings approved by Boston Properties. Contractor shall not interfere with or delay any other Contractors' (or Boston Properties') inspections which are scheduled prior to the Contractor's inspections or testing.

2. The Contractor must take necessary precautions to prevent accidental fire alarms. Contractor will be charged for all emergency response costs and penalty fees imposed by any authority having jurisdiction over the building for any accidental fire alarms caused by their activities. In the event of an increased likelihood of an accidental fire alarm by the Contractor's activities, such as demolition, sprinkler work or hot work, the Contractor must take steps needed to prevent accidental alarms, including but not limited to, monitoring the fire alarm panel for accidental alarms.

3. Any unit or device temporarily incapacitated will be red-tagged "Out of Service" and Boston Properties will be alerted prior to the temporary outage. See attached "Guidelines for Managing Construction Project Fire Protection Impairment".

4. The base building fire alarm system shall monitor all Tenant installed special fire extinguisher/alarm detection systems. The connections to the base building fire alarm system will be at the Tenant's expense.

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5. All Tenant installed fire alarm initiation and notification devices that connect with the base building fire alarm system shall match the base building system and be approved by Boston Properties.

6. All connections to the building's existing fire alarm system are to be made only by the subcontractor specified by Boston Properties.

7. Contractor shall perform a ring-down of the affected area, as well as a pre check of the functionality of all fire alarm devices. A report outlining any deficiencies must be submitted to Boston Properties prior to commencement of work. Absent such report, any deficiencies found after commencement of work will be the responsibility of the Tenant and Contractor to correct.

8. All fire alarm testing will be scheduled at least 72 hours in advance with Boston Properties and must occur after normal business hours if the building is occupied.

9. Combustible and hazardous materials are not allowed to be stored in the building without prior written approval of Boston Properties. Material safety data sheets on all materials to be stored in the building must be kept on site and a copy submitted to Boston Properties.

10. Dust protection of smoke detectors must be installed and removed each day (if operational). Dust protection is required during construction to avoid false fire alarms and damaging of detector system. Filter media must be installed over all return air paths to any equipment rooms prior to demolition. The media must be maintained during construction and removed at substantial completion.

11. All corrective work to the fire alarm system due to the Contractor's work shall be charged to the Contractor.

12. Final tie-in of fire alarm work into the base building fire alarm system is to be made by the base building fire alarm Contractor.

V. MECHANICAL, ELECTRICAL, PLUMBING AND VOICE/DATA/LOW VOLTAGE CABLING

A. GENERAL

1. Before any new electrical or mechanical equipment is installed in the building; the Contractor must submit a copy of the manufacturer's data sheets along with complete shop drawings and submittal to Boston Properties for approval.

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2. Any installation or modification to building HVAC or electrical systems must be first submitted for review by Boston Properties. This includes base building systems as well as supplemental units and/or exhaust systems. The mechanical and electrical plans must be prepared by a licensed engineer and must show size and location of all supply and return grilles. We may require that Boston Properties' MEP engineer review the MEP drawings. In that event, the Tenant will pay for the cost of this review. We will notify the Tenant prior to engaging Boston Properties' engineer.

3. As required by code and Boston Properties regulations, all telecommunications, data, access control, security, fire alarm, HVAC control, electrical lighting, electrical power, cable and other systems' wiring and piping which is not to be reused by Tenant and is not a part of other Tenants' or base building systems, including but not limited to: conduit, BX/MC cable, "plenum cable" (low voltage electric, telephone, data wiring), plumbing and/or mechanical piping shall be removed from the Risers (as defined in the lease to include ceiling plenums, telephone, mechanical, utility and electrical closets and risers) and shall be removed back to the originating terminal block, panel board, wet stack or source as determined by Boston Properties.

The installation of Tenant equipment (except emergency lighting per code) on the base building emergency power supply systems is not permitted.

4. Boston Properties' Building Engineering Team shall complete a baseline multi-point inspection of the Mechanical Equipment within the Tenant Space prior to (or immediately following) ceiling demolition by the General Contractor. It is the responsibility of the General Contractor to provide 48-hour written notice to Boston Properties identifying when the ceiling demolition will be complete. Prior to commencement of construction, it is the responsibility of the General Contractor to document any mechanical equipment deficiencies and provide an associated report for Boston Properties' review. Failure to provide such report prior to commencement of construction will require any corrections be the responsibility of the General Contractor, in order for Boston Properties to be able to approve the final design and performance of system.

B. MECHANICAL

1. Contractors modifying, or relocating ductwork, air grilles, VAV boxes, etc. must balance the air and water systems as necessary. All air balancing is to be done in the presence of Boston Properties. Two (2) copies of all balance shall be submitted to Boston Properties for review and approval.

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2. All Test Adjust Balance contractors must be either NEBB or AABC. The following standard NEBB and AABC terminal unit data must be accounted for within the report:

a. Manufacturer
b. Terminal Type
c. Terminal Model Number
d. Terminal Size
e. Identification/Designation
f. Location (Typically an acceptable mechanical print mark up)
g. DDC Address
h. Fan Design CFM
i. Fan Actual CFM
j. Maximum Primary Air Design CFM
k. Maximum Primary Air Actual CFM
l. Minimum Primary Air Design CFM
m. Minimum Primary Air Actual CFM
n. DDC Maximum/Minimum CFM
o. Fan Speed (High, medium, low, variable, etc.) *
p. DDC Flow Correction/Calibration Factors**
q. For terminals with electric heat, the following shall also be provided:
    i. Provide design and actual KW
    ii. Voltage
    iii. Amperage
    iv. Entering and Leaving temperature readings from terminal

*Note: Item o. Fan Speed – Log fan control voltage (from speed controller) for PSC motors, log control DCV to ECM motors.

**Note: Item q. DDC Flow Correction/Calibration Factors – Verify factor via manufacturer's published inlet velocity ring DP vs. CFM graphs. Provide reference graph with report.

To reduce the possibility that a balance report is rejected, we suggest the Test Adjust Balance Contractor submit a sample report in advance of its work for Boston Properties' approval.

3. Exhaust fans discharging air directly into the ceiling plenum are for room-generated heat transfer applications only. Air cooled condensers and fans used for toilet, smoking, or chemical fumes' exhaust shall not be permitted to be discharged into the ceiling plenum.

4. Tenant-installed supplemental units and equipment are required to have an electric and/or plumbing sub meter. Absent such sub meter, Tenant may incur a flat rate electricity and/or plumbing charge which is to be paid by the

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RULES FOR CONSTRUCTION PROJECTS IN OPERATIONAL BUILDINGS

Tenant based on anticipated consumption. Contractor to be responsible for low voltage connections from sub meter to building metering network.

5. All base building mechanical equipment shall be properly protected with pre-filters, dust covers etc. prior to start of work. Protection shall be removed and equipment wiped down at completion.

6. Energy management and building control work is to be performed by the base building controls Contractor (see attached building specific rider for details).

7. Tenant installed equipment that supplements existing base building equipment such as VAV boxes, fire alarm devices, control work; etc. shall be identical to the existing base building equipment to facilitate warranty and maintenance operations.

8. All concealed equipment shall be located with necessary accessibility for maintenance and repair.

9.Tenant shall engage MEP engineer to perform inspection of above ceiling conditions, prior to the Contractor's scheduled ceiling close-in inspection. MEP engineer to provide field report of such inspection findings to Boston Properties, prior to ceiling close-in completion.

10. Contractor shall contact Boston Properties 48 hours in advance for Boston Properties wall and ceiling close-in inspections. All Boston Properties and MEP Engineer Ceiling Inspection reports to be corrected by Contractor prior to ceiling close-in completion.

C. ELECTRICAL

1. Receptacles shall not be installed with building envelope.

2. All circuit breaker panels must be clearly and accurately identified with typed labels and directories.

3. All wiring run outside of Tenant-demised area and in core rooms (i.e. below slab, electrical room, mechanical room or where exposed) shall be in rigid conduit.

D. PLUMBING

1. Any domestic or condenser water connections made to the building's piping system, must include a high quality isolation valve, (brass bodied gate or ball-type) and adequate system drain valves. If the system piping is of a different material a dielectric union must be installed. All valves and

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RULES FOR CONSTRUCTION PROJECTS IN OPERATIONAL BUILDINGS

equipment must be easily accessible; access doors are required in drywall or other fixed construction.

2. Compression fittings (e.g. propress, shark bite, etc.) are not permitted at any plumbing connection. Refer to Hot Work Permit Section from Property Management Team prior to commencement of work.

3. Contractor shall provide leak detection system and automatic shut off system to stop flow of domestic cold and hot water to associated plumbing equipment (e.g. sinks, water heater, ice maker, dishwasher, shower, etc.). Request specifications from Boston Properties for building-specific leak detection requirements and sequence of operation.

E. VOICE/DATA/LOW VOLTAGE CABLING

1. All wiring/cabling run outside of Tenant-demised area and in core rooms (i.e. below slab, electrical room, mechanical room or where exposed) shall be in rigid conduit.

VI. PARKING – LOADING DOCK

A. Contractors, subcontractors and their personnel will not use the loading dock area for daytime parking. Boston Properties may permit at its discretion parking at the loading dock. Unauthorized vehicles will be ticketed and towed.

B. Use of the loading dock for deliveries/trash removal must be scheduled through Boston Properties a minimum of 48 hours in advance.

C. Material that does not fit into the service elevator must be delivered through a window opening. The Contractor will be required to properly remove and replace the glass and adequately protect the window framing. Contractor must use base building glass Contractor and request prior approval and scheduling from Boston Properties.

VII. UTILITIES

A. Utilities (i.e. electric, gas, water, telephone, cable) must not be disconnected or interrupted. A minimum of 48-hour notice and written permission from Boston Properties must be provided and attained, respectively.

B. In unoccupied Tenant space under construction or control by the Contractor, the Contractor shall turn off all lights, except emergency lighting, at the end of each workday. In the event the Contractor fails to turn off the non-emergency lighting at the end of each work day, the Contractor will be invoiced for the excess electric consumption at the rate

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Rules for Contractors Working in Operational Buildings *Page 18 of 25*

Schedule II, Page 19

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RULES FOR CONSTRUCTION PROJECTS IN OPERATIONAL BUILDINGS

of $0.01 per square foot, per day.

VIII. SECURITY

A. The Contractor will be responsible for controlling any keys or access cards furnished by Boston Properties and will return them to Boston Properties at the completion of project. There will be a charge to the Contractor for lost or unreturned access fobs/key cards.

B. At the completion of the work day, the Contractor will be responsible for locking all base building areas that were made available by Boston Properties.

C. ID Badges: If requested, Contractors may be required to wear identification badges.

IX. ELEVATORS

A. PASSENGER ELEVATOR

1. Passenger elevators will not be used to move construction material or construction personnel. During full floor construction, Contractor must protect all passenger elevator openings, jambs, call lanterns, call buttons, sills, etc. Lack of protection of the elevator may result in back charges (e.g. service calls, shaft or machine room cleaning, etc.). Contractor to coordinate with Boston Properties for locking off of passenger elevator access to the floor for the duration of construction.

B. SERVICE ELEVATOR

1. The service elevator can be used to move construction personnel at any time during the day, provided the elevator doors are not held open. The service elevator cannot be used to move construction materials, furniture, furnishing or equipment into the building during building operating hours unless approved in writing by Boston Properties. All other usage must be scheduled with Boston Properties with at least 48 hours notice. Contractor shall protect the service elevator's walls with homasote and plywood. In some instances, corex and masonite may be permitted at Boston Properties' discretion. Any costs to repair damage to the elevators including dust or dirt in machine rooms or shaft or costs for service calls resulting from the Contractor's operations will be charged to the Contractor.

X. CLEANING

A. The Contractor will remove all trash and debris daily or as often as necessary to maintain cleanliness in the building(s). The building trash

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Rules for Contractors Working in Operational Buildings *Page 19 of 25*

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RULES FOR CONSTRUCTION PROJECTS IN OPERATIONAL BUILDINGS

compactors or containers are not to be used for construction debris.

B. Walk-off mats or other protection must be provided at door entrances where work is being performed.

C. Carpeting shall be protected by masonite or corex as necessary to maintain cleanliness and to protect carpets from damage.

D. Tile, Terrazzo, Stone and wood floors shall be protected from damage as necessary.

E. Contractor will furnish a vacuum(s) with a supply of clean bags and an operator to facilitate ongoing clean- up.

F. Trash removal will be scheduled and coordinated with Boston Properties.

G. Contractors must remove all food cartons and related debris from the work area on a daily basis.

H. Driveway and street cleaning by Contractor will be required when Contractor's work has created mud or debris.

Boston Properties *Revised August 1, 2018*
Rules for Contractors Working in Operational Buildings *Page 20 of 25*

Schedule II, Page 21

Boston Properties

RULES FOR CONSTRUCTION PROJECTS IN OPERATIONAL BUILDINGS

ATTACHMENT A

GUIDELINES FOR MANAGING CONSTRUCTION PROJECT FIRE PROTECTION IMPAIRMENTS

I. IMPAIRMENTS

Impairments to the building sprinkler and fire alarm systems are typically required when renovations involve changes to these systems. The following impairment procedures must be adhered to whenever impairments to the sprinkler or fire alarm systems are required or encountered.

<u>Contractors requiring an impairment shall follow these steps:</u>

1. Request a Red Impairment Tag from Boston Properties' Impairment Coordinator and be prepared to fulfill the responsibilities assigned to the Contractor.

2. Assist the Impairment Coordinator in completing the Pre-Impairment Checklist part of the Red Impairment Tag (Part A).

3. The "hard copy" of the Red Impairment Tag is placed on the impaired equipment.

4. Upon completion of work and/or to release the impairment the Contractor shall return the Red Impairment Tag "hard copy" to the Impairment Coordinator.

5. The Contractor and Impairment Coordinator place both parts of the tag together and complete the system restoration checklist (Part B) including signing off that the restoration is complete.

Enclosed as Attachment A-1 is a copy of the Impairment Tag. Important points are as follows:

- A Red Tag Permit is required for any impairment of the sprinkler / fire alarm systems.

- Each permit will be valid for one shift.

- Plan all work to minimize the duration of the system(s) impairment.

- The actual impairment of the system(s) should not take place until all personnel, material and equipment are at the work location.

- If possible, isolate only the work zone for impairment. System(s) must be restored at the end of the work shift.

- Impairments to large areas or that would affect primary life safety system(s) should be scheduled for times when the building or area is unoccupied. Fire watch tours of the

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RULES FOR CONSTRUCTION PROJECTS IN OPERATIONAL BUILDINGS

impaired area shall be established and if applicable, personnel should be provided at closed valves or fire pumps to quickly restore the system if a fire occurs.

- Hot work or other hazardous-type operations shall not be conducted in an area where the fire protection or life safety system(s) are impaired.

- If any hot work or hazardous operations are necessary as part of the impairment, fire watches must be established.

II. HOT WORK

A Hot Work Permit is required for any temporary operation producing open flame or sparks. This includes brazing, cutting, grinding, soldering, pipe thawing, torch applied roofing and welding.

Contractors requiring a hot work permit shall follow these steps:

1. Request a Yellow Hot Work Permit from Boston Properties' Impairment Coordinator and be prepared to fulfill the responsibilities assigned to the Contractor.

2. Assist the Impairment Coordinator in completing Part A of the Yellow Hot Work Permit.

3. The "hard copy" of the Yellow Hot Work Permit is placed at the work location.

4. Upon completion of the hot work, the Contractor shall complete Part B of the Yellow Hot Work Permit and return the "hard copy" to the Impairment Coordinator.

5. The Contractor and Impairment Coordinator place both parts of the tag together and sign off/close the Yellow Hot Work Permit.

Enclosed as Attachment A–2 is a copy of the Hot Work Permit. Important points are as follows:

- If there is a practical and safer way to do the job without hot work and that is approved in advance by Boston Properties, that method should be used.

- No hot work is permitted without authorization from Boston Properties' representative serving as, the fire safety supervisor / impairment coordinator, in the form of a signed hot work permit. This permit will be valid for a maximum of one eight-hour shift. After this time, another permit must be obtained from

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Rules for Contractors Working in Operational Buildings *Page 22 of 25*

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RULES FOR CONSTRUCTION PROJECTS IN OPERATIONAL BUILDINGS

and signed by the fire safety supervisor / impairment coordinator, before any additional hot work can continue.

- Specific firefighting equipment and protection material will be required at the hot work site before work starts. Contractor shall provide all equipment and protection required to ensure fire safe operations or otherwise specified by Boston Properties.

- No hot work is permitted without a designated fire watch present. The Contractor is responsible to provide necessary personnel to conduct a fire watch for four (4) hours after the hot work has been completed. The subcontractor completing the work will monitor the work the1st hour with the Contractor monitoring the last 3 hours. The four (4) hour fire watch overrides the timeframe indicated on the sample hot work permit. The Contractor will notify Boston Properties upon completion of the hot work and that the four (4) hour fire watch has commenced. If unsafe conditions are observed, the hot work operation will be stopped until the hazard is neutralized or eliminated. Additionally, the fire safety supervisor / impairment coordinator must be notified immediately of all unsafe or hazardous conditions.

- The Contractor will verify that all equipment associated with the hot work is in proper working order. An inspection of the equipment may be conducted by the fire safety supervisor / impairment coordinator before the hot work permit is issued. Any unsafe equipment must be removed from the property and replaced prior to starting hot work.

- All Contractor-owned equipment or materials stored in the facility overnight must be properly secured in an area designated by the fire safety supervisor / impairment coordinator.

- A sprinkler impairment and hot work in the same zone at the same time will not be allowed.

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Rules for Contractors Working in Operational Buildings *Page 23 of 25*

Schedule II, Page 24

Boston Properties

RULES FOR CONSTRUCTION PROJECTS IN OPERATING BUILDINGS

Attachment A–2

Boston Properties **Impairment Tag**

CONTROL NUMBER________________ Revision 01/02

Property: ____________________ Area: ____________

System(s): ___________ Equip I.D. #: ________ Date: ____________

All items in Part A should be completed prior to any fire protection or life safety system impairment, with the exception of impairments conducted as part of a documented routine test procedure where the system(s) can be immediately restored by standby personnel. Part B should be completed as part of the restoration procedure.

PART A: PRE-IMPAIRMENT

	Yes	No	N/A
1. Boston Properties' Impairment Guidelines have been reviewed?			
2. Was this impairment planned?			
3. Scope of impairment has been reviewed with property management?			
4. Work will be performed continuously until protection is restored?			
5. The following notifications have been made:			
Impairment Database			
Fire Department			
Fire Alarm Monitoring Company			
Security			
Tenants			
6. Hazardous operations have been terminated (Hot Work)?			
7. Additional fire extinguishers/charged hose lines have been located in impairment work area?			
8. Security rounds have been modified to include impairment area/increased rounds?			
9. Impairment tags have been completed and placed on impaired systems?			

Completed by: ____________________ Date: ________

Reviewed by: ____________________ Date: ________
Impairment Coordinator

PART B: SYSTEM RESTORATION

	Yes	No	N/A
1. All systems have been restored?			
2. Work area has been inspected and found to be satisfactory?			
3. Operational test of system has been completed with satisfactory results?			
4. All parties notified in Part A, Section 4, have been notified that system(s) are restored?			
5. Tags and status boards have been cleared?			
6. Any fire equipment displaced has been returned to original location?			

Completed by: ____________________ Date: ________

Reviewed by: ____________________ Date: ________
Impairment Coordinator

RETAINED BY IMPAIRMENT COORDINATOR Page 1 of 2

(second page of tag is identical and is placed on impaired equipment)

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Boston Properties

RULES FOR CONSTRUCTION PROJECTS IN OPERATING BUILDINGS

Boston Properties **Hot Work Permit**

CONTROL NUMBER________________ Revision 01/02

All items in part A should be completed prior to the start of any hot work operations. Part B should be completed as part of the restoration procedure at completion of the hot work operation

Building: ________________ Date: ________________

Location: ________________________________

Description of work: ________________________________

Work Approved to be done from: to:

PART A

	Yes	No	N/A
1. Boston Properties' Hot Work Guidelines have been reviewed?			
2. Has smoke detection system in area been arranged to prevent unecessary alarms as a result of hot work?			
3. Scope of work has been reviewed with Property Manager, Hot Work Coordinator, Impairment Coordinator and Chief Engineer?			
4. Sprinkler systems in service?			
5. Equipment to be used in hot work is in good condition?			
6. Flammable/combustable liquids and explosive atmosphere removed/eliminated?			
7. Combustible finishes/furnishings removed or covered with fire resistant material?			
8. Combustibles on opposite side of wall moved away?			
9. Wall and floor openings covered, protective curtains in place?			
10. Air transfer equipment arranged to prevent products of combustion from getting into occupied areas?			
11. Ventilation acceptable for hot work area?			
12. Fire watch in place with portable communications device and portable fire extinguishers.			
13. Emergency reporting instructions have been provided to fire watch?			
14. Hot Work Coordinator has reviewed and approved start of work?			

Fire Watch: ________________ Date: ________

Hot Work Coordinator: ________________ Date: ________

PART B: SYSTEM RESTORATION

	Yes	No	N/A
1. Area has been inspected by fire watch at completion of work? Record time of inspection____________________			
2. Continuous fire watch of area has been maintained for 60 minutes after work was completed? Record time:____________________			
3. Periodic inspection of area has been conducted for four hours after work was completed? Record final time: ____________________			
4. All fire protection and building systems restored to normal operation?			
5. Property Manager, Hot Work Coordinator, Impairment Coordinator and Chief Building Engineer notified of completion?			

Fire Watch: ________________ Date: ________

Hot Work Coordinator: ________________ Date: ________

RETAINED BY THE HOT WORK COORDINATOR Page 1 of 2 Rev. 3/02

(second page of tag is identical and placed at site of hot work)

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Rules for Contractors Working in Operational Buildings *Page 25 of 25*

Schedule II, Page 26

Boston Properties

One Freedom Square

RULES FOR CONTRACTORS WORKING IN OCCUPIED BUILDINGS – BUILDING SPECIFIC RIDER

Building Address:	11951 Freedom Drive Suite 100, Reston, VA 20190	
Hours of Operation:	Monday through Friday:	7:00 AM to 7:00 PM
	Saturday:	8:00 AM to 2:00 PM

Additional Insureds:

Certificate Holder:

Required Contractors and Vendors

Access Control:	Datawatch
HVAC Controls:	EMS Technology
Fire Alarm Tie-Ins:	Seimens Brad Turgeon – (301) 837-2605 Brad.Turgeon@Siemens.com
Elevator Service:	Otis
Roofing Installer:	Prospect Waterproofing
Roofing Manufacturer:	Henry
Exterior Glazing:	LBL SkySystems
Base Building Structural Engineer:	IMEG

Boston Properties *June 25, 2020*
Rules for Contractors Working in Occupied Buildings – Building Specific Rider

Schedule II, Page 27

Daniel Goff – (703) 860-8865
Email: Daniel.E.Goff@imegcorp.com

Recommended TAB Contractors:

1. Comfort Control – (301) 931-9300 – contact: Darren Aley

2. Metro T&B – (301) 808-3660 – contact: James M. Noto

3. Seneca Balance, Inc. – (410) 665-1281 – contact: Eric Fleischer

Special Conditions:

1. All appliances (e.g. coffee machines, refrigerators, ice makers, drink machines and any other appliances or equipment that must have a water line attached) must have a copper water supply line with a shut-off valve. The shut-off valve must be within 2 feet of the equipment. This shut-off must be accessible without moving the equipment. All drain lines must be copper and drain into a waste line or open site drain.

2. Post Tension Requirement

   The buildings are post tension concrete structures, all slabs must be x-rayed and x-rays reviewed by Boston Properties' base building structural engineer prior to core drilling or power driven penetrations greater than ½" in length. If obstructions are detected, consult with the Structural Engineer to relocate the core drill as necessary during their review to BXP. Provide approval to BXP prior to scheduling core drilling.

- Concentration of punching shear stresses, reinforcement, and PT cables are heavier around the columns. Keep any coring away from the columns as much as possible. No coring is permitted in the beams or column drops. Location of all coring shall be approved and backed by tests as per above. Any coring shall clear PT cables by 3" minimum and rebar by 1" minimum.

- Duct supports, conduit attachments, ceiling hangers etc. should all be supported by power actuated fasteners with maximum slab penetration of 5/8". Hilti HDI-P drop-in anchors with 3/4" may be used with the assumption that the drill bit will penetrate a maximum of 3/4". These hanger locations should also be coordinated with the formwork paint markings to avoid the indicated locations of tendons on the underside of the slab.

  Design load on office floor levels is 100 PSF including 20 PSF for partitions. Any uniform live load exceeding the design load shall be reviewed and approved by the base building structural engineer.

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Rules for Contractors Working in Occupied Buildings – Building Specific Rider

Schedule II, Page 28

All hangers and inserts placed in the concrete to support loads of more than 1000 lbs. shall be reviewed and approved by the base building structural engineer.

Finishing of Slab/Post Tension Markers:

All post-tension markings are to be taped; taping to be inspected and approved by the Property Management team prior to the commencement of any slab painting.

Boston Properties *June 25, 2020*
Rules for Contractors Working in Occupied Buildings – Building Specific Rider

Schedule II, Page 29

SCHEDULE III
FORM OF PROPOSAL PACKAGE
[attached]

Schedule III, Page 1

Bid Instructions

FireEye Tenant Improvements – Floors 5 and 6

One Freedom Square

November 4, 2020

I. **General Information**

A. Objective

The intent of this Request for Proposal (the "RFP") is to solicit a comprehensive proposal (the "Proposal") for the work required to construct:

Project: FireEye Tenant Improvements - Floors 5 and 6
Location: One Freedom Square
11951 Freedom Drive
Reston, VA 20190

Project Team:

- Owner - Boston Properties ("BXP")
- Tenant – FireEye
- Tenant Representative - JLL
- Architect - IA
- MEP Engineer – CMTA

Project Description:

This Project is based on FireEye's strategic relocation of their premises to align with future office environment design and represent FireEye as a leading cyber security company. The Project is comprised of 46,646 RSF evenly spit on located on the fifth (5th) and sixth (6th) floors. The existing interior build-out will be demolished and replaced with an entirely new build-out to accommodate approximately 296 employees. Key elements include: reception, conference rooms, team areas, pantries, unisex restrooms, tech bar, IT Lab, private offices, SOC, open workstation areas, copier/print areas and an internal stair.

Proposal Type:

The work will be performed to comply with requirements associated with BXP's FireEye Lease Agreement. The Proposal shall establish and include a Guaranteed Estimated Maximum Price (the "GEMP") to include all costs for the interior improvements as indicated in the RFP Pricing Documents (the "Documents"). The GEMP will include fixed costs for demolition, general conditions, general

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2200 PENNSYLVANIA AVENUE NW, SUITE 200W • WASHINGTON, DC 20037 • TEL 202.585.0800 • FAX 202.585.0888
WWW.BXP.COM • BOSTONPROPERTIES, INC. (NYSE: BXP)

Schedule III, Page 2

bxp Boston Properties

Bid Instructions
FireEye Tenant Improvements – Floors 5 and 6
One Freedom Square
November 4, 2020

requirements and fee, as well as estimates for any and all other subcontractor, supplier and material costs necessary to meet the Substantial Completion Date.

The Construction Contract will be between BXP and the selected Contractor. After careful evaluation and after consulting with JLL, BXP will select and award the Project to the "Best Value" general contractor (the "Contractor").

Contractor's Proposal shall include all labor and material required to meet the Substantial Completion and Final Completion as noted below. The Proposal should include a list of possible, anticipated, long lead items based on experience building tenant spaces of this nature.

Demolition Documents will be available and distributed per the below "Bid Dates". A fixed price for the demolition shall o be included in the Proposal. The selected Contractor will be expected to perform Demolition as soon as reasonably possible to keep off of the critical path.

The selected Contractor will then be required to present a minimum of three qualified subcontractor bids for all trades based on the pending Tenant Interiors 100% Construction Set to be issued in accordance with date below. The subsequent subcontractor bid process will be managed by the Contractor in a transparent manner and the GEMP will be converted into a negotiated lump sum amount. That is, the Contractor will present subcontractor bids for BXP and the Tenant's review in an open book manner as the negotiated lump sum is established with its corresponding subcontractor buy-out contingency. Subcontractor proposals, clarifications and exclusions, emails, other written back-up, including notes, scope sheets and similar documents, informing the Lump Sum will be available to BXP during this open book process.

B. Bid Dates

1. RFP Issuance ("Pricing Documents") – **Wednesday, November 4, 2020**
2. Bid Addendum #1 ("Schematic Design Documents") – **Friday, November 6, 2020**
3. Bid Addendum #2 ("Demolition Documents") – **Monday, November 9, 2020**
4. Pre-Bid Requests for Information (RFI) Due – **Tuesday, November 10, 2020**
5. Responses to Pre-Bid RFI – **Thursday, November 12, 2020**
6. Proposal Due Date - **Thursday, November 19, 2020 @ 4:00 PM**

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2200 PENNSYLVANIA AVENUE NW, SUITE 200W • WASHINGTON, DC 20037 • TEL 202.585.0800 • FAX 202.585.0888
WWW.BXP.COM • BOSTONPROPERTIES, INC. (NYSE: BXP)

Schedule III, Page 3

bxp Boston Properties

Bid Instructions
FireEye Tenant Improvements – Floors 5 and 6
One Freedom Square
November 4, 2020

7. Prospective Contractor Presentations (virtual) – **Monday, November 30 or Tuesday, December 1**
8. Anticipated "Best Value" Contractor Selection – **Monday, December 7, 2020**

C. Other Important Dates

1. Issuance of 100% Construction Documents – **Wednesday, December 23, 2020**
2. Anticipated Building Permit Issuance – **Tuesday, March 2, 2021**
3. Substantial Completion Date – **Friday, May 14, 2021**
4. Punch List Completion / Ready for Tenant Occupancy – **Friday May 28, 2021**

D. Questions – Submit all questions in writing, electronically, to Sharon Clayborne - sclayborne@bxp.com.

E. Site Visit – Contractors may schedule a site visit via electronic request to rtcconstruction@bostonproperties.com. Once the visit is scheduled, the contractor will meet a property management representative to view only the public and/or accessible areas, relevant to the Project. Facemasks will be required at all times. No clarifications will be provided at this site visit. The purpose of the visit is to observe the existing conditions of the building.

F. Construction Contract

1. BXP will utilize our standard "Master Contract for Construction" form. All prospective contractors have an active Master Contract for Construction on file with BXP. The Project's work will be directed via a Work Authorization(s) which will include the following BXP standard shared Savings clauses:

a) Any and all cost savings attributable to elimination of portions of the Work, reductions in the scope of the Work or cost-savings substitutions (including Value Engineering) initiated by the Owner shall inure solely to the benefit of the Owner. Such savings shall reduce the Contract Sum by the amount of such cost savings, plus a pro rata portion of the fee, insurance and bond/subcontractor default insurance costs, without reduction of general conditions

b) Any and all cost savings attributable to elimination of portions of the Work, reductions in the scope of the Work or cost-savings substitutions

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2200 PENNSYLVANIA AVENUE NW, SUITE 200W • WASHINGTON, DC 20037 • TEL 202.585.0800 • FAX 202.585.0888
WWW.BXP.COM • BOSTONPROPERTIES, INC. (NYSE: BXP)

Schedule III, Page 4

bxp Boston Properties

Bid Instructions

FireEye Tenant Improvements – Floors 5 and 6

One Freedom Square

November 4, 2020

(including Value Engineering) initiated by the Contractor shall inure solely to the benefit of the Owner on a direct cost basis (that is, the Contract Sum shall be reduced by the amount of such savings, plus a pro rata portion of the insurance and bond/subcontractor default insurance costs without reduction of general conditions or the fee).

c) Any and all cost savings attributable to the actual final subcontracted amount purchased by the Contractor that are less than the amount of the subcontractor bids presented by the Contractor and utilized by the Owner and the Contractor to establish the Contract Sum set forth in Section V, shall be used to create a "Bid Savings Contingency Pool." The Bid Savings Contingency Pool is intended to be used by the Contractor, with the Owner's prior consent, for the purpose of funding actual costs incurred for items that should have been reasonably anticipated by the Contractor when the Owner and the Contractor established the Contract Sum. To the extent that there is any remaining balance in the Bid Savings Contingency Pool at the completion of the Project, or at any other time mutually agreed upon, the Contract Sum shall be reduced by seventy-five percent (75%) of said Bid Savings Contingency Pool and the residual twenty-five percent (25%) shall be added to the Contractor's fee.

2. This Project will be managed in a transparent manner. All cost information will be considered an open book until the "negotiated lump sum amount" or Contract Sum is established.

G. Documents

1. RFP Documents will be transmitted to the General Contractors from BXP
2. Documents Include:
    a) Architectural Documents with pricing notes/narrative,
    b) Rules for Construction Projects in Operational Buildings,
    c) COVID-19 Rider, dated April 17, 2020
    d) One Freedom Square Rules Rider

H. Best Value Selection - BXP intends to select the Contractor, after carefully evaluating and reviewing all Proposals. The Contractor selection will be made on a "best value" basis in consideration of the Construction Schedule, Contractor's staff and key personnel,

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2200 PENNSYLVANIA AVENUE NW, SUITE 200W • WASHINGTON, DC 20037 • TEL 202.585.0800 • FAX 202.585.0888
WWW.BXP.COM • BOSTONPROPERTIES, INC. (NYSE: BXP)

Schedule III, Page 5

bxp Boston Properties

Bid Instructions

FireEye Tenant Improvements – Floors 5 and 6

One Freedom Square

November 4, 2020

Contractor's proposed fixed cost, and other items listed in Section II - Proposal Requirements below.

II. PROPOSAL REQUIREMENTS

A. Proposal Submission – The contractor shall submit one (1) electronic copy of the Proposal, via email, to be received by BXP at the due date and time. Electronic copy

a) Email: Sharon Clayborne sclayborne@@bxp.com
b) Email cc: David Miller dmiller@bxp.com

All formal correspondence from Contractor shall be directed to BXP.

B. Bid Form - Fill out the Bid Form provided with the understanding that the following items are of importance:

1. General Conditions
    - a) Staffing costs, identifying the % of time allocated on this Project
    - b) Costs, other than Staffing
2. General Requirements
    - a) Gross Receipts' Tax and other applicable taxes
    - b) Subcontractor Default Insurance Rate, if proposed
    - c) Liability Insurance Program Rate
    - d) Insurance Experience Rating Modifier
    - e) Any and all applicable mark-ups rates
3. Contractor's Fee
4. Change Order Mark-Up Structure, percentage fee
5. Preconstruction Services Fee, if any

C. Construction Schedule - Propose a comprehensive Construction Schedule that identifies and includes the following:

1. Critical path activities
2. Long lead items

Page 5 of 9

2200 PENNSYLVANIA AVENUE NW, SUITE 200W • WASHINGTON, DC 20037 • TEL 202.585.0800 • FAX 202.585.0888
WWW.BXP.COM • BOSTONPROPERTIES, INC. (NYSE: BXP)

Schedule III, Page 6

bxp Boston Properties

Bid Instructions

FireEye Tenant Improvements – Floors 5 and 6

One Freedom Square

November 4, 2020

3. Durations for the following:
    a. Overall project
    b. Floor by floor demolition
    c. Floor by floor construction identifying any early Release Requirements within floor by floor construction
4. Milestones for the following:
    a. Floor by floor Ready for Furniture dates
    b. Commissioning / Punch List
    c. Substantial Completion
    d. Final Completion

D. Personnel and Organizational Chart - Propose a staffing chart indicating time periods (durations) for personnel including percentage of time for the Project. Include all essential team members to be assigned to the Project. Include resumes for project executives, project managers, and superintendents. Provide an organizational chart to diagram the Contractor's job site and regional office staff.

E. Subcontractors - Identify all early trades. Additionally, provide a spreadsheet listing the proposed subcontractors for all trades, which the Contractor intends to solicit proposals based on the upcoming 100% Construction Document Set issuance.

F. Clarifications – Identify and list all qualifications, assumptions and exclusions associated with the Proposal. Please especially identify all comments pertaining to BXP's Construction Contract (see Section I., H) and specifically note any exceptions.

G. Site Logistics – as needed.

H. Safety Plan – Submit a copy of the Contractor's Safety and Health Program and describe the approach to site management and job site safety, including Covid-19 preventative measures and regulations.

I. Allowances – Identify and list all Allowances recommended to complete the Project.

J. Value Engineering – Submit a list of value engineering suggestions with associated savings values. <u>Do not</u> include the respective savings or cost associated with any value engineering suggestions in the proposed GEMP.

K. Substitutions – <u>Do not</u> include any material substitutions in the GEMP. Material substitutions can be presented for consideration as a value engineering suggestion.

Page 6 of 9

2200 PENNSYLVANIA AVENUE NW, SUITE 200W • WASHINGTON, DC 20037 • TEL 202.585.0800 • FAX 202.585.0888
WWW.BXP.COM • BOSTONPROPERTIES, INC. (NYSE: BXP)

Schedule III, Page 7

bxp Boston Properties

Bid Instructions

FireEye Tenant Improvements – Floors 5 and 6

One Freedom Square

November 4, 2020

L. Alternates – Propose an Alternate value for each of the following items. An Alternate is defined as the cost or credit for elective work to be added or deducted from the Contract Sum if exercised by BXP. Alternates shall include general conditions, overhead and fee. Alternates shall not be included in the GEMP amount.

M. Unit Cost – Propose a Unit Cost for each of the following items. A Unit Cost shall include all markup, including general conditions and fee, which may, when multiplied by the applicable quantity, be used to calculate change order amount.

N. Special Breakdowns – Identify the Special Breakdown for each of the following items; interconnecting stair, patio accessibility code requirements. A Special Breakdown is defined as the value associated with a defined portion of the Project that is already included in the Estimate amount. Each Special Breakdown identifies the value of work, along with the corresponding general conditions and fee.

O. Bid Exclusions – Exclude the following items from the Proposal:

1. Builder's Risk Insurance. BXP shall provide.
2. Third Party Commissioning Agent services.
3. Allowances – unless specifically noted
4. Contingency
5. Performance & Payment Bonds

III. Miscellaneous Considerations --Address the following items in the Estimate:

A. **Building Permit** –BXP will procure the building permits and will be responsible for all associated costs. The Contractor will be responsible for fulfilling all requirements of Fairfax County other than those portions of the County requirements specifically designated to the BXP. The Contractor is responsible for the procurement and cost of all subcontractor trade permits and other miscellaneous trade permits. The Contractor shall schedule and conduct all required pre-construction meetings required by the County prior to starting work.

B. The Tenant will engage other vendors and subcontractors to perform Low Voltage / Structured Cabling, Furniture and Accessories, Audio / Visual Systems, and Security / Access Control Systems (the "Tenant Contracted Work"). Contractor shall include all industry standard required coordination of these trades within the scope of the

Page 7 of 9

2200 PENNSYLVANIA AVENUE NW, SUITE 200W • WASHINGTON, DC 20037 • TEL 202.585.0800 • FAX 202.585.0888
WWW.BXP.COM • BOSTONPROPERTIES, INC. (NYSE: BXP)

Schedule III, Page 8

bxp Boston Properties

Bid Instructions

FireEye Tenant Improvements – Floors 5 and 6

One Freedom Square

November 4, 2020

contracted work to allow for the Tenant Contracted Work to be completed within the time allotted for the Project as follows:

a. ***Low Voltage/Structured Cabling*** - The cost of this Tenant Contracted Work **SHALL** be included in the GEMP. Furnishing and installation of all required low voltage/structured cabling for voice/data systems **shall be included in the Contractor's scope of work.** The Contractor will be responsible to contract with the FireEye's preselected low voltage vendor(s), and coordinate with the FireEye, the Architect, JLL and BXP for this scope. The Estimated low voltage/structured cabling cost is $300,000 or $6.43/PSF.

b. ***Furniture and Accessories*** - The cost of this Tenant Contracted Work (Furniture and Accessories) **SHALL NOT** be included in the GEMP. The space will be furnished with new and relocated (from FireEye's existing Two Freedom Square premises) furniture and accessories. The layout and selection of this furniture will occur under the scope of the furniture dealer. **However,** the Contractor shall be required to provide rough-in infrastructure all final connections for the FireEye's furniture and equipment. Fire Eye will furnish any and all furniture whips to the Contractor.

c. ***Audio / Video Systems*** - The cost of this Tenant Contracted Work (Audio/Video Systems) **SHALL NOT** be included in the GEMP. All Audio / Video Systems will be installed by FireEye's vendor under a separate contract. **However,** the Contractor shall be responsible to coordinate with FireEye's vendor. All raceways, power, and in-wall blocking shall be provided as shown on Bid Documents by the Contractor.

d. ***Security and Access Control Systems*** - The cost of this Tenant Contracted Work (Security and Access Control Systems) **WILL NOT** be included in the GEMP. All Security and Access Control Systems will be installed by FireEye's vendor under a separate contract. All electrified hardware shall be the furnished and installed by the security vendor. However the Contractor will be responsible to coordinate with the Security vendor, including review and coordination of the doors & hardware.

Page 8 of 9

2200 PENNSYLVANIA AVENUE NW, SUITE 200W • WASHINGTON, DC 20037 • TEL 202.585.0800 • FAX 202.585.0888
WWW.BXP.COM • BOSTONPROPERTIES, INC. (NYSE: BXP)

Schedule III, Page 9

bxp Boston Properties

Bid Instructions
FireEye Tenant Improvements – Floors 5 and 6
One Freedom Square
November 4, 2020

C. Facilities—Temporary facilities and all costs associated with field operations are the responsibility of the Contractor and should be included.

D. Utilities—BXP shall be responsible for the utility usage during construction until the point of Substantial Completion.

E. Protection—Contractor will be responsible to protect all perimeter window systems from construction damage as well as all pathways to building core rooms. Contractor will be responsible for maintaining cleanliness and to final clean all building core areas.

F. Base Building Subcontractors—Contractor will be required to engage certain Base Building subcontractors for building specific work as listed in One Freedom Square Rules Rider (i.e. base building structural engineer, fire alarm contractor, etc.).

G. Slab Penetrations—All through slab penetrations must be temporarily fire-stopped to meet slab ratings during construction and permanently fire-proofed upon completion. **This is a post-tensioned concrete structure**, which means all slab locations requiring core drilling or power-driven penetrations greater than ½" in length must be X-rayed. All results must be reviewed and approved by the base building structural engineer prior to any core drill work occurring. Contractor to hold contract with Structural Engineer. Contractor to coordinate with Structural Engineer and include cost of scans and coring in bid.

Page 9 of 9

2200 PENNSYLVANIA AVENUE NW, SUITE 200W • WASHINGTON, DC 20037 • TEL 202.585.0800 • FAX 202.585.0888
WWW.BXP.COM • BOSTONPROPERTIES, INC. (NYSE: BXP)

Schedule III, Page 10

SCHEDULE IV
TERRACE DOOR OPTIONS

FIREEYE TERRACE DOOR MODIFICATIONS
12.01.20

09
JAMB AT DOOR 5.01,5.02 (5.03 OPP HD)
14
JAMB AT DOOR 5.01,5.02 (5.03 OPP HD)

CLR WIDTH
27.5"
DOOR SIZE
30.5"
DET

OPTION 01:
RE-WORK FRAMING ON EITHER SIDE OF DOOR TO ALLOW FOR 36" WIDE DOOR. IF REDUCTION IN FRAMING IS NOT SUFFICIENT, SWITCHING HINGES TO A ROTON TYPE MAY HELP ACHIEVE REQUIRED CLEARANCE.

OPTION 02:
REDUCE SIZE OF ADJACENT WINDOW, CUT BACK CONCRETE SILL AND FINISH, RE-WORK FLASHING TO WIDEN DOOR

MODIFICATIONS REQUIRED AT TWO OF THE TERRACE DOORS. INCLUDING RETROFITTING BOTH DOORS WITH CODE COMPLIANT PANIC HARDWARE, AND EITHER REMOVAL OR MODIFY EXISTING EXTERIOR CARD READERS TO A "TRACKING" CARD READER FUNCTION ONLY.

NOTE: SEE DTL. 2A/A4-4.1 FOR CONTINUATION
ALIGN W/ BOTTOM OF REVEAL-SEE ELEV.'S
CONT FLASHING @ PIER BEYOND
PAVERS
RF-1
T.O. CONC. CURB
GROUTED JOINT

DOOR SIZE
04
DOOR HEAD AT DOOR 5.01,5.02,5.03
3" = 1'-0"

ALU.& GLASS DOOR
ALU. THRESHOLD
EXTRUDED ALU. SILL EXTENSION, PTD
1/2" GYP. BD.
INS-1
CARPET & VINYL BASE N.I.C.
SLAB EL.
MTL. FLASHING
CONC. PAVER ON PEDESTAL
PERIM. EL SEE PLAN
RF-1
CONT CONC. CURB
18
SILL AT DOOR 5.01, 5.02, 5.03 (14.01 AND 14.02 SIM.)
3" = 1'-0"
FSBD4622.DWG

Schedule IV, Page 1

EXHIBIT C

RULES AND REGULATIONS

The following rules and regulations have been formulated for the safety and well being of all tenants of the Building and to insure compliance with municipal and other requirements. Strict adherence to these rules and regulations is necessary to guarantee that each and every tenant will enjoy a safe and undisturbed occupancy of its premises in the Building. Any continuing violation of these rules and regulations by Tenant shall constitute a default by Tenant under the Lease (subject to the notice and cure period set forth in Section 19.1(b) of the Lease).

Landlord may, upon request of any tenant, waive the compliance by such tenant of any of the following rules and regulations in any particular instance, provided that (i) no waiver shall be effective unless signed by Landlord, or its authorized agent, (ii) any such waiver shall not relieve such tenant from the obligation of complying with such rule or regulation in the future unless otherwise agreed to by Landlord, (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with these rules and regulations, unless such other tenant has received a similar written waiver from Landlord, and (iv) any such waiver by Landlord shall not relieve Tenant from any liability to Landlord for any loss or damage occasioned as a result of Tenant’s failure to comply with any rule or regulation.

1.    The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, halls, and other parts of the Building not exclusively occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from each tenant’s premises. If a tenant’s premises are situated on the ground floor of the Building, the tenant thereof shall, at such tenant’s own expense, keep the sidewalks and curb directly in front of its premises clean and free from ice and snow. Landlord shall have the right to control and operate the public portions of the Building, and the facilities furnished for common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to its premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and other public portions or facilities of the Building by other tenants.

2.    No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole and absolute discretion. No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. All awnings, projections, curtains, blinds, shades, screens and other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord, which may be granted or withheld in Landlord’s sole and absolute discretion. Landlord will provide initial window blinds in accordance with the specifications outlined in Exhibit I

3.    No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the public or common area halls, corridors or vestibules without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole and absolute discretion.

4.    The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no debris, rubbish, rags, or other substances shall be thrown therein.

5.    There shall be no marking, painting, drilling into or defacement of the Building or any part of the Premises that is visible from public areas of the Building except as may be approved by Landlord in accordance with Article IX of the Lease. Tenants shall not construct,
Exhibit C, Page 1

maintain, use or operate within their respective premises any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system, except as reasonably required as part of a communication system approved prior to the installation thereof by Landlord, which approval shall not unreasonably be withheld, conditioned or delayed. No such loud speaker or sound system shall be constructed, maintained, used or operated outside of the Premises.

6.    Except as otherwise set forth in the Lease, no bicycles or vehicles and no animals, birds, fish or pets of any kind shall be brought into or kept in or about the Building or any tenant’s premises, except that this rule shall not prohibit the parking of bicycles or vehicles in the garage in the Building. No cooking or heating of food (other than the use of coffee machines, microwave ovens, and chafing dishes) shall be done or permitted by any tenant on its premises. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from its premises.

7.    No space in the Building shall be used for the manufacture of goods for sale in the ordinary course of business, or for the sale at auction of merchandise, goods or property of any kind. Furthermore, the use of its premises by any tenant shall not be changed without the prior approval of Landlord.

8.    No tenant shall unreasonably disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, whistling, singing, or in any other way. No tenant shall throw anything out of the doors or windows or down the corridors or stairs of the Building.

9.    Except as specifically set forth in Article VI of the Lease, no flammable, combustible or explosive fluid, chemical or substance shall be brought into or kept upon the premises.

10.    Except as specifically set forth in Article XII of the Lease, no additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in any existing locks or the locking mechanism therein, without Landlord’s approval. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress and code required egress. Each tenant shall, upon the termination of its tenancy, restore to Landlord all keys of stores, offices, storage and toilet rooms either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the replacement cost thereof. Tenant’s key system shall be separate from the rest of the Building.

11.    Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these rules and regulations or the Lease.

12.    No tenant shall pay any employees on its premises, except those actually working for such tenant at the tenant’s premises.

13.    Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the Building management or watchman on duty. Landlord may, at its option, require all persons admitted to or leaving the Building between the hours of 6:00 p.m. and 7:00 a.m., Monday through Friday, and at any hour on Saturdays, Sundays, and legal holidays, to register. Each tenant shall be responsible for all persons for whom it authorizes entry into the Building, and shall be liable to Landlord for all acts or omissions of such persons.

Exhibit C, Page 2

14.    The Premises shall not, at any time, be used for lodging or sleeping or for any immoral or illegal purpose.

15.    Each tenant, before closing and leaving its premises any time shall see that all lights are turned off.

16.    Landlord’s employees shall not perform any work or do anything outside of their regular duties, unless under special instruction from the management of the Building. The requirements of tenants will be attended to only upon application to Landlord, and any such special requirements shall be billed to Tenant (and paid when the next installment of rent is due) in accordance with the schedule of charges maintained by Landlord from time to time or at such time as is agreed upon in advance by Landlord and Tenant.

17.    Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

18.    There shall not be used in any space or in the public halls of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards.

19.    Mats, trash or other objects shall not be placed in the public corridors of the Building.

20.    Landlord does not maintain suite finishes which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need arise for repairs of items not maintained by Landlord, Landlord will arrange for the work to be done at Tenant’s expense.

21.    Drapes installed by Landlord for the use of Tenant or drapes installed by Tenant, which are visible from the exterior of the Building, must be cleaned by Tenant at least once a year, without notice, at Tenant’s own expense.

22.    The Building is a non-smoking facility. Landlord shall have the right from time to time in its sole discretion to establish “smoke-free” perimeters surrounding the Building entrances and exits (including the Parking Garages) within which smoking shall not be permitted.

23.    All tenants are requested to follow the Building’s recycling program and energy conservation recommendations.

Exhibit C, Page 3

EXHIBIT D

FORM OF DECLARATION

This Declaration made as of the ____ day of ____________, 2021 is being provided pursuant to the terms and provisions of that certain Lease dated ____________ ___, 2020 (“Lease”), between ONE FREEDOM SQUARE, L.L.C. (“Landlord”), and FIREEYE, INC. (“Tenant”). The parties to the Lease desire to confirm that the following terms which are defined in the Lease shall have the same meanings set forth below for all purposes in the Lease:

1.    The Lease Commencement Date is ____________, 201__.

2.    The initial term of the Lease shall expire on ____________, 201__.

3.    The number of square feet of rentable area in the Premises is ____________.

4.    The annual base rent with respect to the Premises for the first Lease Year is an amount equal to ____________ Dollars ($________).

5.    As of the date hereof the Lease has not been modified and is in full force and effect and there are no defaults thereunder.

6.    Attached to this Declaration is evidence of payment of all insurance required pursuant to Article XIII of the Lease.

7.    Tenant acknowledges that any unreserved and unapplied Improvement Allowance as of _______________, 20___, shall be deemed waived and forfeited.

Exhibit D, Page 1

LANDLORD:

ONE FREEDOM SQUARE, L.L.C.,
a Delaware limited liability company

By:    BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, its managing member

By:    BOSTON PROPERTIES, INC., a Delaware corporation, its general partner

By:     ___________________________________
Name:     _____________________________
Title:     _____________________________

TENANT:

FIREEYE, INC.,
a Delaware corporation

By:     ___________________________________
Name: _____________________________
Title:     _____________________________

Exhibit D, Page 2

EXHIBIT E

JANITORIAL SPECIFICATIONS

1.    DAILY
a.    Empty and wipe wastebaskets and ash trays. Sanitize as necessary. Replace trash can liners nightly.
b.    Clean cigarette urns.
c.    Sweep entire floor area, including all lobbies, emergency exists, and stairways. Damp mop or otherwise clean any floor area soiled due to spillage or other cause.
d.    Maintain lobbies to high standards at all times. Glass doors to be cleaned and all metal polished as required.
e.    Vacuum all carpeted areas including stairwells.
f.    Buff shine all hard surface floors.
g.    Elevators to be thoroughly cleaned and wiped including tracks. Only one elevator may be taken out of service at any one time.
h.    Police sidewalks, driveways, loading docks and grounds around building.
i.    Spot wash to remove smudges and marks from walls, doors, glass, and partitions as required.
j.    Clean and polish all drinking fountains.
k.    Carpet spotting throughout building to be done as necessary.
l.    Dust all desk tops, table tops and incidental furniture.
m.    Brush all fabric covered chairs with a lint brush.
n.    Damp wipe all telephones including dials and crevices.
o.    Clean and disinfect all toilet rooms and fixtures, and clean mirrors.
p.    Refill paper towel, toilet paper and soap dispensing units. Empty and clean paper towel and sanitary napkin disposal receptacles.

2.    WEEKLY
a.    Wipe clean all interior and exterior duronotic.
b.    Completely dust office with cloth, including tops of files, ledges, window sills, baseboards, chair rails, door louvers and trim.
c.    Damp wipe all desk tops, table tops and incidental furniture.

Exhibit E, Page 1

3.    MONTHLY
a.    Damp mop and buff all hard surface floors including telephone and electrical closets.
b.    Strip, wax and polish floor areas receiving considerable traffic, such as aisles, coffee rooms, cafeterias, and reception areas.
c.    Machine scrub toilet room floors and completely disinfect all room surfaces.
d.    Dust all pictures, frames, charts, registered, molding, ledges, grills, exteriors of lighting fixtures, etc.
e.    Wash all stairwell landings and treads.
f.    Wash all interior glass walls and glass partitions.

4.    QUARTERLY
    a.    Wash all wastebaskets.
b.    Strip and refinish all hard surfaces floors not covered monthly.
c.    Wipe down all walls.
d.    Dust venetian blinds and window frames.
e.    Thoroughly clean all elevator light fixtures and ledges.
f.    Vacuum and dust all books in place.
g.    Vacuum all upholstered furniture including each cushion.

5.    SEMIANNUALLY
    a.    Vacuum and clean all air conditioning grills and wash as necessary.
b.    Wipe down all exposed piping in stairwells and common areas.

6.    ANNUALLY
    a.    Wash interior and lenses and all light fixtures.
b.    Clean all vertical surfaces not provided for above.
c.    Damp wash all venetian blinds.

The foregoing janitorial specifications are subject to adjustment from time to time if, in Landlord’s good faith judgment, modifications thereto would improve the delivery of such services to the Building.

Exhibit E, Page 2

EXHIBIT F

FORM OF ACCEPTABLE LETTER OF CREDIT

Irrevocable Letter of Credit No.: __________________

________________________, 201__

ONE FREEDOM SQUARE, L.L.C.
c/o Boston Properties
2200 Pennsylvania Avenue NW
Suite 200W
Washington, DC 20037
Attn: Regional Counsel

Account Party:    _______________________

Beneficiary:        ONE FREEDOM SQUARE, L.L.C., its transferees

Amount:        $____________ U.S. Dollars

Expiration Date:    _________________ ___, 20___

Ladies and Gentlemen:

We hereby issue this irrevocable, unconditional letter of credit number ______ (“Credit”) in your favor, payable in immediately available funds in one or more draws of any sum or sums not exceeding in the aggregate ________________________ dollars ($__________), by your draft(s) at sight presented at ________________________, substantially in the form of the draft attached hereto as Attachment 1 and incorporated herein by this reference.

Presentation of drawing(s) may be made by facsimile to our facsimile number (___) ___ -____ under telephonic advice to our standby letter of credit department at (___) ___ -____. In such case, presentation of original document is not required.

This Credit shall be automatically renewed from year to year commencing on the first anniversary of the date hereof unless we shall give thirty (30) days’ prior written notice to Beneficiary, by certified mail, return receipt requested, at the address set forth above or at such other address as provided in writing by Beneficiary, of our intent not to renew this Credit at the expiration of such thirty (30) day period. During such thirty (30) day period, this Letter of Credit shall remain in full force and effect and Beneficiary may draw up to the full amount hereof in accordance with the terms hereof.

We will accept any and all such representatives as authorized and any and all statements delivered hereunder as conclusive, binding and correct without having to investigate or having to be responsible for the accuracy, truthfulness, correctness, or validity thereof, and notwithstanding the claim in any person to the contrary.

Exhibit F, Page 1

Drafts presented under this Credit shall specify the number of this Credit as set forth above and shall be presented on or before the Expiration Date hereof (as it may have been extended from time to time).

This Credit is assignable and transferable and may be transferred one or more times, without charge to Beneficiary, upon our receipt of your written notice that an agreement has been executed to transfer or assign this Credit.

We hereby engage with you that drafts drawn under and in compliance with the terms of this Credit will be duly honored upon presentation to us.

This Credit sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, or by any document, instrument, or agreement in which this Credit is referred to, or to which this Credit relates, and any such reference shall not be deemed to incorporate herein by reference any such document, instrument or agreement.

Except as otherwise expressly stated herein, this Credit is subject to the International Standby Practices ISP98 (International Chamber of Commerce Publication No. 590) and, to the extent not inconsistent therewith, the laws of the Commonwealth of Virginia, including without limitation, the Uniform Commercial Code in effect therein.

    [BANK]

    By:    ______________________________
        Authorized Officer

Exhibit F, Page 2

ATTACHMENT 1
FORM OF DRAFT

DRAFT

$___________________________                __________________________
                                        [Place, Date]
At Sight
Pay to the Order of ________________________________________________________
                    [Name of Beneficiary]
________________________________________________________________________
        [Dollar Amount of Draw]

Drawn under ________________________ Letter of Credit No. ____________________
            [Issuing Bank]

For value received and charge same to account of:
_____________________________________________
            [Applicant/Account Party]

The undersigned Beneficiary hereby certifies that it is entitled to draw the amount drawn hereunder pursuant to the terms of that certain Lease dated _____________, between the referenced Account Party, as tenant, and the undersigned Beneficiary, as landlord.

                        ___________________________________
                                    [Beneficiary]

Exhibit F, Page 3

EXHIBIT G

CURRENT LIST OF ADDITIONAL INSUREDS

One Freedom Square, L.L.C., a Delaware limited liability company
Boston Properties Limited Partnership, a Delaware limited partnership
Boston Properties, Inc., a Delaware corporation
BP Management, L.P., a Delaware limited partnership

Exhibit G

EXHIBIT H
ACCEPTABLE FORMS OF CERTIFICATES OF INSURANCE

Exhibit H, Page 1

CERTIFICATE OF LIABILITY INSURANCE

ACORD®

DATE (MM/DD/YYYY)

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER --- 109722-BLNK-GL-15-16	CONTACT NAME:	
	PHONE (A/C, No, Ext):	FAX (A/C, No):
	E-MAIL ADDRESS:	
	INSURER(S) AFFORDING COVERAGE	NAIC #
	INSURER A :	
INSURED SAMPLE	INSURER B :	
	INSURER C :	
	INSURER D :	
	INSURER E :	
	INSURER F :	

COVERAGES **CERTIFICATE NUMBER:** **REVISION NUMBER:**

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSD	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
	COMMERCIAL GENERAL LIABILITY						EACH OCCURRENCE	$
	CLAIMS-MADE / OCCUR						DAMAGE TO RENTED PREMISES (Ea occurrence)	$
							MED EXP (Any one person)	$
							PERSONAL & ADV INJURY	$
	GEN'L AGGREGATE LIMIT APPLIES PER:						GENERAL AGGREGATE	$
	POLICY / PRO-JECT / LOC						PRODUCTS - COMP/OP AGG	$
	OTHER:							$
	AUTOMOBILE LIABILITY						COMBINED SINGLE LIMIT (Ea accident)	$
	X ANY AUTO						BODILY INJURY (Per person)	$
	ALL OWNED AUTOS / SCHEDULED AUTOS						BODILY INJURY (Per accident)	$
	HIRED AUTOS / NON-OWNED AUTOS						PROPERTY DAMAGE (Per accident)	$
								$
	X UMBRELLA LIAB / X OCCUR						EACH OCCURRENCE	$
	EXCESS LIAB / CLAIMS-MADE						AGGREGATE	$
	DED / RETENTION $							$
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y/N						PER STATUTE / OTH-ER	
	ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH) N	N / A					E.L. EACH ACCIDENT	$
	If yes, describe under DESCRIPTION OF OPERATIONS below						E.L. DISEASE - EA EMPLOYEE	$
							E.L. DISEASE - POLICY LIMIT	$

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (ACORD 101, Additional Remarks Schedule, may be attached if more space is required)

CERTIFICATE HOLDER	CANCELLATION
	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.
	AUTHORIZED REPRESENTATIVE of Marsh USA Inc.

© 1988-2014 ACORD CORPORATION. All rights reserved.

ACORD 25 (2014/01)

The ACORD name and logo are registered marks of ACORD

Exhibit H, Page 2

EVIDENCE OF PROPERTY INSURANCE

DATE (MM/DD/YYYY)

THIS EVIDENCE OF PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS EVIDENCE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE ADDITIONAL INTEREST.

AGENCY / PHONE (A/C, No, Ext):	COMPANY
FAX (A/C, No): / E-MAIL ADDRESS:	
CODE: / SUB CODE:	
AGENCY CUSTOMER ID #:	
INSURED	LOAN NUMBER / POLICY NUMBER
	EFFECTIVE DATE / EXPIRATION DATE / ☐ CONTINUED UNTIL TERMINATED IF CHECKED
	THIS REPLACES PRIOR EVIDENCE DATED:

PROPERTY INFORMATION

LOCATION/DESCRIPTION

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

COVERAGE INFORMATION

COVERAGE / PERILS / FORMS	AMOUNT OF INSURANCE	DEDUCTIBLE

REMARKS (Including Special Conditions)

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

ADDITIONAL INTEREST

NAME AND ADDRESS	☐ MORTGAGEE ☐ ADDITIONAL INSURED ☐ LOSS PAYEE
	LOAN #
	AUTHORIZED REPRESENTATIVE

ACORD 27 (2009/12)

© 1993-2009 ACORD CORPORATION. All rights reserved.

The ACORD name and logo are registered marks of ACORD

Exhibit H, Page 3

EXHIBIT I

CERTAIN BUILDING SPECIFICATIONS

HVAC
Series fan powered terminal boxes with heat serve the perimeter spaces. Fan powered VAV boxes without heat serve interior spaces.

Design Conditions:

Summer Indoor Conditions:         75F Dry Bulb, +/- 2F
Winter Indoor Conditions:         70F Dry Bulb +/- 2F

Interior Lighting HVAC Load:        1 Watt/SF
Interior Equipment HVAC Load:        2.5 Watts/SF
Occupancy:                    1 Person/150 rsf

Energy Management
Remotely monitored building management system (BMS). All VAV boxes to be building standard and connected to building BMS. Tenant supplementary cooling will be sub-metered with Landlord specific meter and connected to Landlord’s network. Tenant’s supplemental equipment shall have standalone controls installed by Tenant.

Electrical Systems
5.5 watts per square foot (1.5 watts/SF for lighting and 4 watts/SF for tenant 120/208 volt power) for tenant use.

Window Blinds
1 Inch slat horizontal louver blinds in good working order installed and operational.
Exhibit I, Page 1

EXHIBIT J

TOP OF BUILDING SIGN LOCATION

Exhibit J, Page 1

EXHIBIT J-1
ALTERNATE FAÇADE LOCATION

Exhibit J-1, Page 1

DECLARATION OF LEASE COMMENCEMENT

This Declaration made as of the 16th day of November, 2021 is being provided pursuant to the terms and provisions of that certain Lease dated December 4, 2020 (“Lease”), between ONE FREEDOM SQUARE, L.L.C., a Delaware limited liability company (“Landlord”), and MANDIANT, INC., a Delaware corporation (f/k/a FIREEYE, INC.) (“Tenant”). The parties to the Lease desire to confirm that the following terms which are defined in the Lease shall have the same meanings set forth below for all purposes in the Lease:

1.    The Lease Commencement Date is July 5, 2021.

2.    The initial term of the Lease shall expire on April 30, 2032.

3.    The number of square feet of rentable area in the Premises is 46,646.

4.    The annual base rent with respect to the Premises for the first Lease Year is an amount equal to Two Million Two Hundred Thirty-Nine Thousand Eight and 00/100 Dollars ($2,239,008.00), subject to an abatement of annual base rent for the Premises for the first nine (9) full months of the Lease Term in accordance with Section 3.1(b) of the Lease.

5.    As of the date hereof the Lease has not been modified and is in full force and effect and there are no defaults thereunder.

6.    Tenant acknowledges that any unreserved and unapplied Improvement Allowance as of July 5, 2023, shall be deemed waived and forfeited.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGE FOLLOWS.]

LANDLORD:

ONE FREEDOM SQUARE, L.L.C., a Delaware limited liability company

By:    BOSTON PROPERTIES LIMITED
PARTNERSHIP, a Delaware limited partnership, its managing member

By:    BOSTON PROPERTIES, INC., a Delaware
corporation, its general partner

By: /s/ John J. Stroman
Name: John J. Stroman
Title:    SVP, Co-Head of the Washington, DC Region

TENANT:

MANDIANT, INC., a Delaware corporation

By: /s/ Frank Verdecanna
Name: Frank Verdecanna
Title: Chief Financial Officer